As filed with the U.S. Securities and Exchange Commission on June 19 , 2019.

Registration No. 333- 231928

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MGT Capital Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	6794 (Primary Standard Industrial Classification Code Number)	13-4148725 (I.R.S. Employer Identification Number)

Robert Ladd
Chief Executive Officer and President
MGT Capital Investments, Inc.
512 S. Mangum Street, Suite 408
Durham, North Carolina 27701
(914) 630-7430
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Ladd
Chief Executive Officer and President
MGT Capital Investments, Inc.
512 S. Mangum Street, Suite 408
Durham, North Carolina 27701
(914) 630-7430
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copies to:

Jason Saltsberg, Esq.
Kenneth Schlesinger, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: [ ]	Accelerated filer: [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 value per share	76,558,643	$0.048	$3 ,674,814.86	$445.39

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the last reported sale price of the Registrant’s common stock as reported on the OTC Markets - OTCQB on June 17 , 2019.

(3)	The Registrant previously paid a filing fee of $384.33.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE __, 2019

MGT Capital Investments, Inc.

76,558,643 Shares of Common Stock

This prospectus relates to the offer and resale of up to 76,558,643 shares of our common stock, par value $0.001 per share, by the selling stockholder identified on page 20. Such shares represent the shares that Oasis Capital, LLC (“Oasis Capital”) has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement that we entered into with Oasis Capital on June 3, 2019 (the “Equity Purchase Agreement”). Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, at our discretion, up to $10,000,000 worth of shares of our common stock to Oasis Capital. This arrangement is also sometimes referred to herein as the “Equity Line” or the “Oasis Equity Line.”

For more information about the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder” beginning on page 20.

The selling stockholder may sell any shares offered under this prospectus at fixed prices, prevailing market prices at the time of sale, at varying prices or negotiated prices.

Oasis Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 23 .

We will not receive any proceeds from the resale of shares of common stock by the selling stockholder. We will, however, receive proceeds from the sale of shares directly to Oasis Capital pursuant to the Equity Line.

Our common stock is traded on the OTCQB tier of OTC Markets LLC under the ticker symbol “MGTI.” On June 17 , 2019, the last reported sale price of our common stock was $0. 048 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ 2019.

You should rely only on the information contained in this prospectus and any prospectus supplement prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely upon it. This prospectus is not an offer to sell, nor is the selling stockholder seeking an offer to buy, securities in any state where such offer or solicitation is not permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus, or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the information set forth under the section “Risk Factors,” and our financial statements and the related notes thereto, in each case included in this prospectus or incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward looking statements. See “Cautionary Note Regarding Forward Looking Information.”

Unless the context requires otherwise, the words “we,” “us,” “our,” “our company,” “our business” “the Company” and “MGT” refer collectively to MGT Capital Investments, Inc., a Delaware corporation, and its subsidiaries.

We are engaged primarily in Bitcoin mining operations.

Bitcoin is a world–recognized cryptocurrency, which can be traded and converted into major fiat currencies on most if not all cryptocurrency exchanges. Cryptocurrencies are a medium of exchange that are transacted through and recorded on a decentralized distributed ledger system, called “blockchain.” The blockchain is built by a chronological addition of transactions, which are grouped into blocks. Each new block requires a mathematical problem to be solved before it can be confirmed and added to the blockchain.

Additional information about Bitcoin, blockchain and cryptocurrencies can be found on publicly available educational sources, such as www.bitcoin.org. We do not incorporate the information on, or accessible through these sources into this prospectus and you should not consider any information on these publicly available educational sources as part of this prospectus.

As of March 31, 2019, MGT owned and or managed approximately 5,700 mining machines. Approximately 2,500 machines are located in Colorado and 3,200 machines are located in Ohio. Of the 5,700 machines, 3,700 are owned by the Company, and the remaining machines are investor owned. All miners owned or managed by MGT are S9 Antminers sold by Bitmain Technologies LTD. In addition to the S9 Antminers, the Company owns 50 custom designed GPU-based Ethereum mining rigs. Because the price of Bitcoin steadily decreased during 2018 and throughout the first quarter of 2019, the Company decided it was not economically responsible to commence mining operations in Colorado or Ohio. On May 14, 2019, the Company announced commencement of operations in both Colorado and Ohio. During the year ended December 31, 2018, we mined 245 Bitcoin for total revenue of $2,010,000. In addition, the miners we operate pursuant to the management agreements mined 184 Bitcoin during the same period.

MGT’s strategy is to continue to expand its cryptocurrency mining operations and reduce costs by utilizing more efficient service providers, and to achieve operational economies of scale by increasing the number of Bitcoin machines maintained by the Company, either owned or managed.

Our longer–term objective is focused towards vertical integration of our cryptocurrency mining business as well as diversification into other areas of the rapidly emerging blockchain and cryptocurrency industry.

MGT Capital Investments, Inc. is a Delaware corporation, incorporated in 2000. The predecessor of the Company was originally incorporated in Utah in 1977. Our corporate office is located in Durham, North Carolina. MGT was formerly comprised of the parent company and its wholly–owned subsidiaries MGT Cybersecurity, Inc., Medicsight, Inc., MGT Sports, Inc., MGT Studios, Inc. (“MGT Studios”), MGT Interactive, LLC, MGT Gaming, Inc., MGT Mining One, Inc. and MGT Mining Two, Inc., and MGT Sweden AB. MGT Studios also owned a controlling minority interest in the subsidiary M2P Americas, Inc. During the first quarter of 2019, MGT dissolved all its wholly-owned subsidiaries excluding MGT Sweden AB.

Our principal executive offices are located at 512 S. Mangum Street, Suite 408, Durham, NC 27701, our telephone number is (914) 630–7430 and we maintain a website at www.mgtci.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

1

Recent Developments

Recent Financings

On April 15, 2019, Iliad Research and Triangle, L.P. (“Iliad”) purchased 17,500,000 shares of our common stock, $.001 par value per share (“common stock”) for an aggregate purchase price of five hundred and twenty-five thousand dollars ($525,000), or a per share price of $0.03.

On April 15, 2019, Chicago Venture Partners, L.P. (“Chicago Venture”) an affiliate of Iliad, purchased 150 shares of our Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), which are convertible into shares of our common stock, for a total purchase price of one million five hundred thousand dollars ($1,500,000) (the “CV Purchase Price”) at a price of $10,000 per share (the “Stated Value”). The Series C Preferred Stock is convertible into our common stock at a conversion price equal to the lesser of i) $0.05 per share or ii) 70% multiplied by the lowest closing trade price during the ten (10) trading days immediately preceding a conversion, subject to a 9.99% blocker provision. The Company has the right to redeem all or any portion of the outstanding Series C Preferred Stock in cash equal to 140% of Stated Value in the first year of issuance, and at 120% of Stated Value thereafter.

In accordance with the terms of the stock purchase agreement with Chicago Venture, if at any time and for any reason, Chicago Venture is not able to receive and deposit free trading common stock of the Company pursuant to conversions of the Series C Preferred Stock it then owns or the Company fails to deliver conversion shares pursuant to a valid conversion notice from Chicago Venture as provided in the CV Preferred Stock SPA, Chicago Venture can exchange any of its Series C Preferred Stock it then owns for a convertible promissory note (the “Note”) pursuant to the Loan Documents (as defined in the CV Preferred Stock SPA). The Note, if issued, will have an initial outstanding balance equal to the Stated Value, with a term of twelve (12) months from the original issue date of April 15, 2019, and shall have the same conversion and redemption rights and privileges as the Series C Preferred Stock in all material respects.

On April 16, 2019, two unrelated accredited individual investors (“Individual Investors”) purchased a total of 40 shares of the Series C Preferred Stock for an aggregate purchase price of four hundred thousand dollars ($400,000).

During April, May and June 2019, holders of 43 shares of Series C Preferred Stock converted such shares into 11,638,068 shares of common stock.

The offering of the securities described above was made pursuant to the Company’s registration statement on Form S-3 (SEC file No. 333- 225589).

On May 10, 2019, the two holders of the notes issued in May 2018 assigned and sold all their notes to Oasis Capital. On the same date, the Company and Oasis Capital executed a letter agreement to amend the terms of these notes to allow Oasis Capital to convert the total outstanding principal amount of $421,000 into shares of the Company’s common stock, at a price equal to 70% of the lowest trading price during the 20 days preceding the conversion dates, or any lower price made available to any other holder of the Company’s securities. This amendment also eliminated the Company’s mandatory monthly amortization payments and extended the maturity of these notes until August 15, 2019. On May 15, 2019, the Company issued 10,568,087 shares of its common stock pursuant to the full conversion of the notes issued in May 2018.

OFFERING SUMMARY

Common stock that may be offered by selling stockholder	76,558,643 shares

Common stock outstanding before this offering	234,178,082 shares (1)

Common stock to be outstanding after this offering	310,736,725 shares (2)

2

Use of proceeds	We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by the selling stockholder. We will receive proceeds from the sale of shares to Oasis Capital. Oasis Capital has committed to purchase up to $10,000,000 worth of shares of our common stock (the “Put Shares”) over a period of time terminating on the earlier of the date on which Oasis Capital shall have purchased shares under the Equity Purchase Agreement for an aggregate purchase price of $10,000,000 or June 3, 2022.

Oasis Capital will pay a purchase price equal to 95% of the “Market Price,” which is defined as the one lowest daily volume weighted average traded price on the OTCQB, as reported by Bloomberg Finance L.P. or Quotestream, during the five trading days immediately following the date Oasis Capital receives the Put Shares via deposit/withdrawal at custodian share transfer method (“DWAC”) associated with the applicable put notice (the “Pricing Period”). In order to exercise the put, certain conditions must be met at each put notice date including, but not limited to: (i) we must have an effective registration statement covering the shares of our common stock that Oasis Capital has agreed to purchase from us pursuant as part of the Equity Line, (ii) our common stock must be DWAC eligible, (iii) the minimum price must exceed $0.0001, and (iv) the number of shares to be purchased by Oasis Capital may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Oasis Capital, would exceed 9.99% of our shares of common stock outstanding.

For further information, see “The Offering” beginning on page 18.

Plan of Distribution	The selling stockholder may, from time to time, sell any or all of their shares of our common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

For further information, see “Plan of Distribution” beginning on page 23 .

Risk factors	You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock issued and outstanding as of June 17 , 2019.

(2)	Assumes the issuance of 76,558,643 shares offered hereby that are issuable under the Equity Purchase Agreement with Oasis Capital.

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RISK FACTORS

Discussion of our business and operations included in this prospectus should be read together with the risk factors set forth below. They describe various risks and uncertainties to which we are or may become subject. These risks and uncertainties, together with other factors described elsewhere in this report, have the potential to affect our business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance. Each of the risks described below could adversely impact the value of our securities. These statements, like all statements in this report, speak only as of the date of this prospectus (unless another date is indicated), and we undertake no obligation to update or revise the statements in light of future developments.

The Company generates limited revenue from operations upon which an evaluation of our prospects can be made. The Company’s prospects must be considered keeping in mind the risks, expenses and difficulties frequently encountered in the establishment of a new business in a constantly changing industry. There can be no assurance that the Company will be able to achieve profitable operations in the foreseeable future, if at all.

The Company has identified a number of specific risk areas that may affect our operations and results in the future:

Risks Related to Our Business

We have had limited commercial results and revenues, and we may be required to curtail operations if adequate funds are not available to us.

Our commercial results have been limited. Historically, the Company has not generated significant revenues to fund its operations, and the Company cannot be certain that revenues will be sufficient to fund operations for the foreseeable future. The Company’s primary source of operating funds since inception has been debt and equity financings. The Company has also earned a limited amount of revenue through its Bitcoin operations. At December 31, 2018 and March 31, 2019, MGT’s cash and cash equivalents were approximately $96,000 and $362,000, respectively. Subsequent to March 31, 2019 the Company received proceeds of $2,425,000 from the financings described in “Prospectus Summary – Recent Developments”.

In addition to the Oasis Equity Line, the Company may raise additional capital, either through debt or equity financings, in order to achieve its business plan objectives. Management believes that it can be successful in obtaining additional capital; however, no assurance can be provided that the Company will be able to do so. There is no assurance, moreover, that any funds raised from the Oasis Equity Line or otherwise, will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. The Company may also attempt to obtain funds through entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of our technologies or products that the Company would not otherwise relinquish. There can be no assurance that any such plan will be successful.

The Company’s consolidated financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2019, the Company had incurred significant operating losses since inception, and continues to generate losses from operations, and has an accumulated deficit of $406,425,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements included in this prospectus do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4

The further development and acceptance of Bitcoin and other cryptographic and algorithmic protocols governing the issuance of transactions in Bitcoin and other digital currencies, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of Bitcoin may adversely affect our results of operations.

The use of digital currencies such as Bitcoin to, among other things, buy and sell goods and services, and the acquisition of digital currencies as an investment, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. Bitcoin is a prominent, but not a unique part of this industry. The growth of this industry in general, and Bitcoin in particular, is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

●	continued worldwide growth in the adoption and use of Bitcoin and other digital currencies;
●	government and quasi-government regulation of Bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin network or similar digital asset systems;
●	changes in consumer demographics and public tastes and preferences;
●	the maintenance and development of the open-source software protocol of the Bitcoin network;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
●	general economic conditions and the regulatory environment relating to digital assets; and
●	negative consumer perception of Bitcoin specifically and cryptocurrencies generally.

A decline in the popularity or acceptance of Bitcoin may adversely affect our results of operations.

Currently, there is relatively small use of Bitcoin in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect our results of operations.

Bitcoin has only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets and use of Bitcoin by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Bitcoin. Many industry commentators believe that Bitcoin’s best use case is as a store of wealth, rather than as a currency for transactions, and that other cryptocurrencies having better scalability and faster settlement times will better serve as currency. This could limit Bitcoin’s acceptance as transactional currency. A lack of expansion by Bitcoin into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Bitcoin Index Price, either of which could adversely affect our results of operations.

Security threats could result in the halting of our operations and a loss of assets or damage to our reputation, each of which could have a material adverse effect on our business.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Blockchain industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our assets. Any breach of our infrastructure could result in damage to our reputation.

Any Bitcoin we mine may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Bitcoin we mine could be lost, stolen or destroyed. Although we will seek to use various technology to minimize the risk of loss, damage and theft, we cannot guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to our Bitcoin could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations. In addition, government regulations in the United States and abroad could materially alter the landscape for Bitcoin and other cryptocurrencies use and accessibility, including through tax regulations, restrictions on use in transactions and regulation or prohibition of cryptocurrency exchanges.

5

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

The market for Bitcoin technology is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. We may need to continuously modify and enhance our solutions to keep pace with changes in internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies could adversely affect our business.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic health of our prospective customers. In general, worldwide economic conditions remain unstable, and these conditions may make it difficult for our prospective customers and us to forecast and plan future business activities accurately. Weak global economic conditions, or a reduction in technology spending even if economic conditions improve, could adversely impact our business, financial condition and results of operations in a number of ways, including longer sales cycles, lower prices for our solutions, reduced bookings and lower or no growth.

Our ability to attract, train and retain qualified employees is crucial to our results of operations and any future growth.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these individuals is intense, especially for engineers with high levels of experience in designing and developing software and internet-related services, and professional services personnel with appropriate financial reporting experience. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached their legal obligations or that we have induced such breaches, resulting in a diversion of our time and resources. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s business, prospects or operations.

Governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern or to pursue this segment at all, which could have a material adverse effect on the business, prospects or operations of the Company.

The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine or hold for others is impossible to predict, and such change could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation.

6

On July 25, 2017, the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of Blockchain tokens pursuant to an initial coin offering (“ICO”) subject to federal securities laws. Thereafter, China released statements and took similar actions. Although the Company does not participate in ICOs, its clients and customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of Blockchain and cryptocurrency adoption and have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restrictions of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. Such a restriction could result in the Company liquidating its inventory at unfavorable prices and may adversely affect the Company’s shareholders and have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, raise new capital or maintain a securities listing with an exchange which could have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities.

Terrorist actions and attacks may have a negative impact on economic conditions and market liquidity.

There is a risk of terrorist attacks on the United States and elsewhere causing significant loss of life and property damage and disruptions in the global market. Economic and diplomatic sanctions may be in place or imposed on certain states and military action may be commenced. The impact of such events is unclear, but could have a material effect on general economic conditions and market liquidity.

Reliance on third parties to operate our mining machines may cause delays in production and mining and could have an impact on our business, financial condition and prospects.

The Company relies on third parties to operate its Bitcoin mining machinery. These third parties are not our employees and, except for restrictions imposed by our contracts with such third parties, we have limited ability to control the amount or timing of resources that they devote to our programs. Although we rely on these third parties to operate our mining machinery, we remain responsible for the overall mining operations. Many of the third parties with whom we contract may also have relationships with other commercial entities, some of which may compete with us. If the third parties operating our machinery do not perform their contractual duties or obligations we may need to enter into new arrangements with alternative third parties. This could be costly, and mining operations may be delayed or terminated. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third party contractors or to do so on commercially reasonable terms. Though we carefully manage our relationships with our contract machinery operators, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

The Company’s reliance on a third-party mining pool service provider, such as Slush Pool or Antpool, for our mining revenue payouts may have a negative impact on the Company operations.

We use a third–party mining pool to receive our mining rewards from the network. Bitcoin mining pools allow miners to combine their computing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue.

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Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company’s securities.

A number of companies that provide Bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide Bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing Bitcoin and/or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade the Company’s securities. Such factors would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which could have a material adverse effect on the business, prospects or operations of the Company and harm investors.

To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell Bitcoin earned by mining in the market, resulting in a reduction in the price of Bitcoin that could adversely impact the Company and similar actions could affect other cryptocurrencies.

Over the past two years, Bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell Bitcoin earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined Bitcoin for more extended periods. The immediate selling of newly mined Bitcoins greatly increases the supply of Bitcoin, creating downward pressure on the price of Bitcoin.

The extent to which the value of Bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially reducing Bitcoin prices. Lower Bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of Bitcoin until mining operations with higher operating costs become unprofitable and remove mining power. The network effect of reduced profit margins resulting in greater sales of newly mined Bitcoin could result in a reduction in the price of Bitcoin that could adversely impact the Company.

The foregoing risks associated with Bitcoin could be equally applicable to other cryptocurrencies, existing now or introduced in the future. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which could have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

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Political or economic crises may motivate large-scale sales of Bitcoin and Ethereum, or other cryptocurrencies, which could result in a reduction in value and adversely affect the Company.

As an alternative to fiat currencies that are backed by central governments, digital assets such as Bitcoin and Ethereum, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of Bitcoins and Ethereum and other cryptocurrencies either globally or locally. Large-scale sales of Bitcoin and Ethereum or other cryptocurrencies would result in a reduction in their value and could adversely affect the Company. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, Ethereum, or other cryptocurrencies, participate in the Blockchain or utilize similar digital assets in one or more countries, the ruling of which could adversely affect the Company.

Although currently Bitcoin, Ethereum, and other cryptocurrencies, the Blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which could have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

If regulatory changes or interpretations require the regulation of Bitcoin or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (“IRS”), Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin or other cryptocurrency is viewed or treated for classification and clearing purposes. In particular, Bitcoin and other cryptocurrency may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting in Bitcoin or cryptocurrency amongst owners and require registration of trading platforms as “exchanges” such as Coinsquare. The Company cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other cryptocurrencies under the law. If the Company fails to comply with such additional regulatory and registration requirements, the Company may seek to cease certain of its operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which could have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

There have been calls for Bitcoin and other cryptocurrency regulation in China, which might make Bitcoin mining uneconomical for us.

The Peoples Bank of China has recently instituted restrictions on certain exchange trading in cryptocurrencies and ICOs. Further governmental regulation could negatively impact pricing for Bitcoin. In addition, the Company’s sole source of mining computers is a Chinese company, exposing the Company to risk if restrictions are placed on the export of such computers.

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Demand for Bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than Bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for Bitcoins.

Bitcoin holds a “first-to-market” advantage over other digital currencies. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its Blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage. Nonetheless, it is possible that another form of digital currency could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin network or a perceived advantage of another form of digital currency. If another form of digital currency obtains significant market share, this could reduce the profitability of our Bitcoin operations.

Because the number of Bitcoin awarded for solving a block in the Bitcoin network Blockchain continually decreases, miners must invest in increasing processing power to maintain their yield of Bitcoins, which might make Bitcoin mining uneconomical for the Company.

The award of new Bitcoin for solving blocks continually declines, so that Bitcoin miners must invest in increasing processing power in order to maintain or increase their yield of Bitcoin. The Company is committed to increasing its investment in its Bitcoin mining operations, but if the pricing of Bitcoin were to decline significantly, there can be no assurance that the Company would be able to recover its investment in the computer hardware and processing power required to upgrade its mining operations. There can, moreover, be no assurance that the Company will have the resources to upgrade its processing power in order to maintain the continuing profitability of its Bitcoin mining operations. Also, the developers of the Bitcoin network or other programmers could propose amendments to the network’s protocols and software that, if accepted, might require the Company to modify its Bitcoin operations, and increase its investment in Bitcoin, in order to maintain profitability. There can be no assurance, however, that the Company will be able to do so.

The Company continues to have discussions with potential investors to purchase more Bitcoin mining machines, but we cannot assure you that we will be successful in obtaining the necessary financing.

The Company is considering further increasing the processing power of its Bitcoin mining operations, as the Company seeks to leverage its experience and expertise in this area of operations. To do so, however, the Company will need to raise additional investment capital. While we are in discussions with potential investors to provide the necessary capital to purchase additional Bitcoin mining machines, we cannot assure you that these discussions will lead to our obtaining additional capital or that we will otherwise be successful in obtaining the necessary financing to expand our Bitcoin operations. If we are successful in raising capital to expand our Bitcoin operations, the form in which the capital is invested could be different from the way we have traditionally structured capital investments in the Company. For example, funds could be invested through a joint venture or similar arrangement, in which the Company does not have the entire equity ownership interest.

Risks Relating to Certain Litigation

A claim has been filed against the Company’s Chief Executive Officer alleging violations of federal securities laws.

On September 7, 2018, the SEC commenced a legal action in the United States District Court for the Southern District of New York (the “Court”) naming as defendant Robert Ladd, the Company’s then and now current Chief Executive Officer and President, among others (SEC v. Barry C. Honig, John Stetson, Michael Brauser, John R. O’Rourke III, Mark Groussman, Phillip Frost, Robert Ladd, Elliot Maza, Brian Keller, John H. Ford, Alpha Capital Anstalt, ATG Captial LLC, Frost Gamma Investments Trust, GRQ Consultants, Inc., HS Contrarian Investments, LLC, Grander Holdings, Inc., Melechdavid, Inc., Opko Health, Inc., Southern Biotech, Inc., and Stetson Capital Investments Inc., No. 18-civ-08175). The SEC filed civil charges against multiple individuals and entities who are alleged to have violated the securities laws in connection with certain microcap stocks. We cannot predict the outcome or impact of any ongoing matters, and there exists the possibility that we could be subject to liability, penalties and other restrictive sanctions and adverse consequences if the SEC, the Department of Justice, or any other government agency were to pursue legal action in the future. Moreover, we expect to incur costs in responding to related requests for information and subpoenas, and if instituted, in defending against any governmental proceedings.

The loss of the services of Mr. Ladd could adversely affect the Company’s business.

The Company’s ability to successfully implement its business strategy will depend on its ability to attract and retain experienced and knowledgeable management and other professional staff. The Company may not be successful in attracting and retaining key management personnel. As previously described, during September 2018, the SEC filed a lawsuit against the Company and its Chief Executive Officer, President and a Director, Robert Ladd, alleging violations of securities laws. In addition to injunctive relief and monetary penalties, the complaint seeks an officer and director bar with respect to Mr. Ladd. While the Company believes that it and Mr. Ladd fully complied with applicable law, the outcome of this litigation is uncertain. Additional information regarding this litigation is set forth in the risk factor entitled “A claim has been filed against the Company’s Chief Executive Officer alleging violations of federal securities laws,” beginning on page 10. In the event Mr. Ladd is restricted from serving, or is otherwise unable to serve, as an executive officer and/or director of the Company its business may be adversely impacted.

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The Company has received a subpoena from the SEC.

On September 15, 2016, the Company received a subpoena from the SEC requesting certain information from the Company, and in December 2017 our President and Chief Executive Officer also received a subpoena from the SEC. Except as detailed in the previous paragraph, we have no indication or reason to believe that the Company or its officers or directors are or will be the subject of any enforcement proceedings. The Company has publicly announced its receipt of the subpoena and is fully cooperating to comply with the SEC’s request. Nevertheless, response to the subpoena has entailed, and may continue to entail legal costs and the diversion of management’s attention, and the issuance of the subpoena may create a perception of wrongdoing that could be harmful to our business.

A number of claims have been filed against the Company alleging violations of federal securities laws.

Various shareholders of the Company filed two putative class action lawsuits presently against the Company, its former and now current CEO, alleging violations of federal securities laws and seeking damages. The lawsuits followed, and referenced allegations made against the Company’s former and now current CEO and others in a complaint filed by the SEC on September 7, 2018. The first putative class action lawsuit was filed on September 28, 2018, in the United States District Court for the District of New Jersey, and alleges generally that defendants were engaged in a pump-and-dump scheme to artificially inflate MGT’s stock price and that, as a result, defendants’ statements about MGT’s business and prospects were materially false and misleading and/or lacked a reasonable basis at all relevant times. The second action was filed on October 9, 2018, in the United States District Court for the Southern District of New York and makes similar allegations. While the Company intends to defend against the actions vigorously and believes that there are no merits to claims that the Company violated applicable securities laws, the results of any investigation, or the outcome of any claims that may brought against us, if any, cannot be predicted with certainty. Moreover, regardless of the outcome, investigations can have an adverse impact on us because they may entail a significant amount of costs to defend the Company against any claims, such claims may negatively affect morale of employees and may divert the attention of management.

Defending the SEC and class actions could divert the attention of our President and Chief Executive Officer.

Regardless of the outcome of the SEC actions and shareholder class action lawsuits, the Company’s business may be disrupted by Mr. Ladd having to focus on his defense. Moreover, the SEC actions and shareholder class action lawsuits may entail legal costs, increase in the cost of the future director and officer insurance and the diversion of management’s attention, and could negatively impact the trading prices of our common stock.

Risks Related to Our Stock

Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. A security listed on a national securities exchange is exempt from the definition of a penny stock. Our common stock is not currently listed on a national security exchange. Our common stock is therefore subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

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Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker-dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our common stock.

Stockholders should also be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;
●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced salespersons;
●	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition and could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock. We cannot predict the potential impact of these periods of volatility on the price of our common stock. The Company cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

If securities or industry analysts do not publish research or reports about our business, or if they publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price and volume to decline.

Future sales and issuances of our equity securities or rights to purchase our equity securities, including pursuant to equity incentive plans, would result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

To the extent we raise additional capital by issuing equity securities through the Oasis Equity Line or otherwise, our stockholders may experience substantial dilution. We may, as we have in the past, sell common stock, rights, warrants, options or convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, rights, warrants, options or convertible securities or other equity securities in more than one transaction, investors may be further diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to existing stockholders.

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Because we are quoted on the OTCQB instead of a national securities exchange or quotation system, our investors may experience significant volatility in the market price of our stock and have difficulty selling their shares.

Our common stock is currently quoted on the OTC Market Group’s OTCQB market quotation system under the ticker symbol “MGTI.” The OTCQB is a regulated quotation services that displays real-time quotes and last sale prices in over-the-counter securities. Trading in shares quoted on the OTCQB is often thin and characterized by volatility in trading prices. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume and market conditions. As a result, there may be wide fluctuations in the market price of the shares of our common stock for reasons unrelated to operating performance, and this volatility, when it occurs, may have a negative effect on the market price for our securities. Moreover, the OTCQB is not a stock exchange, and trading of securities on this platform is more sporadic than the trading of securities listed on a national quotation system or stock exchange. Accordingly, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

A significant number of additional shares of our common stock may be issued at a later date, and their sale could depress the market price of our common stock.

As of May 24, 2019 we had outstanding warrants exercisable for 1,460,000 shares of our common stock and options exercisable for 6,000,000 shares of our common stock. In addition, we have shares issuable upon conversion of outstanding notes and 155 shares of Series C Preferred Stock which are convertible into shares of our common stock at any time at the option of the holder in an amount determined by dividing the Stated Value ($10,000) by the conversion price. The conversion price of the Series C Preferred Stock will be equal to the lower of (i) $0.05 per share (subject to adjustment for stock splits, stock dividends, and similar transactions) or (ii) 70% of the lowest trading price of the common stock for the 10 days prior to the conversion date. The possibility of the issuance of all or some of the shares upon the exercise or conversion of the outstanding warrants, options or Series C Preferred Stock, as well as the sale of shares pursuant to the Oasis Equity Line, could substantially reduce the market price for our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144 under the Securities Act of 1933, as amended, or registration for resale, or the conversion of Series C Preferred Stock or exercise of warrants, circumstances commonly referred to as an “overhang” could result, in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make more difficult our ability to raise additional financing through the sale of equity or equity–related securities in the future at a time and price that we deem reasonable or appropriate.

The price of our common stock has fluctuated considerably and is likely to remain volatile, in part due to the limited market for our common stock, and you could lose all or part of your investment.

There is a limited public market for our common stock, and we cannot provide assurances that a more active trading market will develop or continue. As a result of low trading volume in our common stock, the purchase or sale of a relatively small number of shares could result in significant share price fluctuations. Additionally, the market price of our common stock may continue to fluctuate significantly in response to a number of factors, some of which are beyond our control.

For these reasons and others, an investment in our securities is risky and you should invest only if you can withstand a significant loss and wide fluctuations in the value of your investment.

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The price of the Company’s shares could be subject to wide price swings since the value of cryptocurrencies may be subject to pricing risk and have historically been subject to wide swings in value.

The Company’s shares are subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or the Blockchain generally, factors over which the Company has little or no influence or control. The Company’s share prices may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the segment.

Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks.

In addition, the success of the Company, the Company’s share price, and the interest in investors and the public in the Company as an early entrant into the Blockchain and cryptocurrency ecosystem may in large part be the result of the Company’s early emergence as a publicly traded company in which holders of appreciated cryptocurrency have an opportunity to invest inflated cryptocurrency profits for shares of the Company, which could be perceived as a way to maintaining investing exposure to the Blockchain and cryptocurrency markets without exposing the investor to the risk in a particular cryptocurrency. Cryptocurrency holders have realized exponential value due to large increases in the prices of cryptocurrencies and may seek to lock in cryptocurrency appreciation, which investing in the Company’s securities may be perceived as a way to achieve that result but may not continue in the future. As a result, the value of the Company’s securities, and the value of cryptocurrencies generally may be more likely to fluctuate due to changing investor confidence in future appreciation (or depreciation) in market prices, profits from related or unrelated investments or holdings of cryptocurrency. Such factors or events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, or on the price of the Company’s securities, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company may utilize various techniques such as non–deal road shows and investor relations campaigns in order to create investor awareness for the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third parties based upon publicly–available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at their own expense. Investor awareness activities may also be suspended or discontinued, which may impact the trading market for our common stock. Any of these activities could affect our stock price in a manner that is unrelated to the underlying value of our Company.

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The ability of our board of directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our board of directors is authorized to issue up to 8,500,000 shares of preferred stock (inclusive of the preferred stock previously designated) with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of preferred stock, with such rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent officers and directors from office even if such removal would be favorable to stockholders generally. In addition, the Board is authorized to issue up to 2,500,000,000 shares of common stock (inclusive of the shares of common stock currently outstanding or reserved for issuance upon the exercise or conversion of the outstanding, warrants, options, Series C preferred Stock or pursuant to the Oasis Equity Line). The issuance of these authorized but unissued shares of common stock may dilute the ownership interests of existing stockholders and may have a dilutive effect on our common stock.

We do not intend to pay dividends on our common stock in the foreseeable future so any returns on our common stock will be limited to the price of our common stock.

We have never declared dividends on our common stock, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors.

Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. Also, investors seeking cash dividends should not purchase our common stock.

We may not be able to attract the attention of research analysts at major brokerage firms.

Because we are not listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf or recommend the purchase of our common stock because they may be less familiar with our company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for our shares will likely have an adverse effect on our ability to develop a liquid market for our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (referred to as FINRA) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

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Risks Relating to Our Equity Line with Oasis Capital

Resales of shares purchased by Oasis Capital under the Equity Purchase Agreement may cause the market price of our common stock to decline.

Subject to the terms and conditions of the Equity Purchase Agreement with Oasis Capital, we have the right to “put,” or sell, at our discretion, up to $10,000,000 worth of shares of our common stock to Oasis Capital. Unless terminated earlier, Oasis Capital’s purchase commitment will automatically terminate on the earlier of the date on which Oasis Capital shall have purchased shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $10,000,000 or June 3, 2022. The shares to be issued to Oasis Capital pursuant to the Equity Purchase Agreement will be purchased at a price equal to 95% of the “Market Price,” which is defined as the one lowest daily volume weighted average traded price on the OTCQB, as reported by Bloomberg Finance L.P. or Quotestream, during the five trading days immediately following the date Oasis Capital receives the Put Shares via deposit/withdrawal at custodian share transfer method (“DWAC”) associated with the applicable put notice (the “Pricing Period”), which in most circumstances will be the trading day immediately following the date that a put notice is delivered to Oasis Capital (the “Put Date”). Oasis Capital may have the financial incentive to sell the shares of our common stock issuable under the Equity Purchase Agreement in advance of or upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares. This may cause the market price of our common stock to decline.

The foregoing description of the terms of the Equity Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Equity Purchase Agreement itself, which is filed as an exhibit to the registration statement, of which this prospectus forms a part of.

Puts under Equity Purchase Agreement may cause dilution to existing stockholders.

From time to time during the term of the Equity Purchase Agreement, and at our sole discretion, we may present Oasis Capital with a put notice requiring Oasis Capital to purchase shares of our common stock. We have the ability to sell up to $10 million in shares of our common stock (or approximately 208,333,333 shares assuming a purchase price of $0. 048 per share, the closing price of our shares of common stock on the OTCQB on June 17 , 2019) under the Equity Purchase Agreement, subject to certain limits, and provided that, among other things, such shares are registered by us for resale by Oasis Capital. Pursuant to this registration statement of which this prospectus is a part, we are registering a total of 76,558,643 shares that Oasis Capital has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement. Such share amount represents one-third of the shares of our common stock held by non-affiliates of our Company as of June 17, 2019 . Our ability to sell any additional shares to Oasis Capital under the Equity Purchase Agreement will be contingent on our ability to prepare and file one or more additional registration statements registering the resale of such additional shares.

As a result, if we sell and issue any shares to Oasis Capital under the Equity Purchase Agreement, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by Oasis Capital. Oasis Capital may resell some, if not all, of the shares that we issue to it under the Equity Purchase Agreement, and subject to certain volume limitations, the commitment fee shares, and such sales could cause the market price of our common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Oasis Capital in exchange for each dollar of the put amount. Under these circumstances, the existing stockholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Oasis Capital, and because our existing stockholders may disagree with a decision to sell shares to Oasis Capital at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Equity Purchase Agreement provides that we can require Oasis Capital to purchase, at our discretion, up to $10,000,000 worth of shares of our common stock in the aggregate, our ability to put shares to Oasis Capital and obtain funds when requested is limited by the terms and conditions of the Equity Purchase Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Oasis Capital at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Oasis Capital to the extent that it would cause Oasis Capital to beneficially own more than 9.99% of the outstanding shares of our common stock.

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We may not have access to the full amount available under the Equity Purchase Agreement with Oasis Capital.

Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that a registration statement be declared effective and continue to be effective registering the resale of shares issuable under the Equity Purchase Agreement. The registration statement of which this prospectus is a part registers the resale of 76,558,643 shares of our common stock issuable under the Equity Line. Our ability to sell any additional shares under the Equity Purchase Agreement will be contingent on our ability to prepare and file one or more additional registration statements registering the resale of such additional shares. These registration statements (and any post-effective amendments thereto) may be subject to review and comment by the staff of the SEC and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements (and any post-effective amendments thereto) cannot be assured. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. Accordingly, because our ability to draw down any amounts under the Equity Purchase Agreement with Oasis Capital is subject to a number of conditions, there is no guarantee that we will be able to draw down all of the proceeds of $10,000,000 under the Equity Purchase Agreement.

***

The risks above do not necessarily comprise of all those associated with an investment in our Company. This registration statement of which this prospectus is a part contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause our actual results, financial condition, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

This prospectus and other written and oral statements made from time to time by us may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out above, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

●	The uncertainty of profitability based upon our history of losses;
●	Risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as going concern; and
●	Other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. As a result, investors should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of the shares of our common directly to Oasis Capital pursuant to the Equity Purchase Agreement. We will use these proceeds for general corporate and working capital purposes, or for other purposes that our board of directors, in its good faith, deems to be in the best interest of our Company. We have agreed to bear the expenses relating to the registration of the offer and resale by the selling stockholder of the shares being offered hereby.

DETERMINATION OF OFFERING PRICE

The selling stockholder will determine at what price it may sell the shares of our common stock offered by this prospectus, and such sales may be made at prevailing market prices, at prices related to the prevailing market price or at privately negotiated prices.

THE OFFERING

The selling stockholder may offer and resale of up to 76,558,643 shares of our common stock, par value $0.001 per share, pursuant to this prospectus. Such shares represent shares of our common stock that Oasis Capital has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement we entered into with Oasis Capital on June 3, 2019, which are described below.

Equity Purchase Agreement and Registration Rights Agreement with Oasis Capital, LLC

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to $10,000,000 worth of shares of our common stock to Oasis Capital. Unless terminated earlier, Oasis Capital’s purchase commitment will automatically terminate on the earlier of the date on which Oasis Capital shall have purchased shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $10,000,000 or June 3, 2022. We have no obligation to sell any shares under the Equity Purchase Agreement.

As provided in the Equity Purchase Agreement, we may require Oasis Capital to purchase shares of our common stock from time to time by delivering a put notice to Oasis Capital specifying the total number of shares to be purchased (such number of shares multiplied by the purchase price described below, the “Investment Amount”); provided there must be a minimum of ten trading days between delivery of each put notice. We may determine the Investment Amount, provided that such amount may not be more than 250% of the average daily trading volume in dollar amount for our common stock during the 10 trading days preceding the date on which we deliver the applicable put notice. Additionally, such amount may not be higher than $1,000,000. Oasis Capital will have no obligation to purchase shares under the Equity Line to the extent that such purchase would cause Oasis Capital to own more than 9.99% of our common stock.

For each share of the our common stock purchased under the Equity Line, Oasis Capital will pay a purchase price (the “Purchase Price”) equal to 95% of the “Market Price,” which is defined as the one lowest daily volume weighted average traded price on the OTCQB, as reported by Bloomberg Finance L.P. or Quotestream, during the five trading days immediately following the date Oasis Capital receives the Put Shares via DWAC associated with the applicable put notice, which in most circumstances will be the trading day immediately following the date that a put notice is delivered to Oasis Capital. On the settlement date, Oasis Capital will purchase the applicable number of shares of our common stock subject to customary closing conditions, including without limitation a requirement that a registration statement remain effective registering the resale by Oasis Capital of the shares to be issued under the Equity Line as contemplated by the Registration Rights Agreement described below. Oasis Capital may not assign its rights or obligations under the Equity Purchase Agreement and the Equity Purchase Agreement is not transferable and any benefits attached thereto may not be assigned.

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In connection with the Equity Purchase Agreement, on June 3, 2019, we also entered into Registration Rights Agreement (the “Registration Rights Agreement,” and together with the Purchase Agreement, are referred to herein as the “Transaction Documents”) with Oasis Capital requiring us to prepare and file a registration statement registering the resale by Oasis Capital of the Put Shares (as defined below) by June 5, 2019, and to use commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until (i) the date when Oasis Capital may sell all of the shares that we may put to Oasis Capital (the “Put Shares”) under the Equity Purchase Agreement without any restrictions (including under Rule 144 without volume limitations), or (ii) the date when no Put Shares remain issuable under the Purchase Agreement. In accordance with the Registration Rights Agreement, on June 3, 2019, we filed the registration statement of which this prospectus is a part registering the resale by Oasis Capital of up to 76,558,643 Put Shares. This registration statement was declared effective by the SEC on ___________, 2019.

The 76,558,643 shares being offered pursuant to this prospectus by Oasis Capital represent approximately 33.33% of shares of our common stock issued and outstanding held by non-affiliates of our Company as of June 17 , 2019 assuming the offering is fully subscribed.

Effective as of the Closing Date, we reserved approximately 200,000,000 shares of our common stock from our authorized and unissued shares of common stock to provide for all issuances of shares of common stock under the Transaction Documents (in the event that we issue and sell the Put Shares up to $10,000,000, the maximum amount) and are required to reserve and keep available out of the authorized and unissued shares of our common stock a number of shares of our common stock at least three times the number of shares of common stock obtained by dividing the remaining balance on the maximum commitment amount by the Purchase Price. While we have the obligation to maintain such reserve while the Equity Purchase Agreement is effective, we do not have the obligation to sell any Put Shares to Oasis Capital. Oasis Capital also agreed that neither it nor any affiliate acting on Oasis Capital’s behalf or pursuant to any understanding with Oasis Capital, will execute any short sales during the three-year term of the Equity Purchase Agreement.

The Transaction Documents contain covenants, representations and warranties of our Company and Oasis Capital that are typical for transactions of this type. In addition, we and Oasis Capital have granted each other customary indemnification rights in connection with the Equity Purchase Agreement. The Equity Purchase Agreement may be terminated by us at any time.

We intend to sell Oasis Capital periodically shares of our common stock under the Equity Purchase Agreement and Oasis Capital may, in turn, sell such shares to investors in the market at the market price or at negotiated prices. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Oasis Capital to raise the intended amount of funds, as our stock price declines.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $10,000,000, we anticipate that the actual likelihood that we will be able to access the full amount of the Equity Line is low due to several factors, including that our ability to access the Equity Line is impacted by our average daily trading volume, which may limit the maximum dollar amount of each put we deliver to Oasis Capital, and our stock price. Our use of the Equity Line will continue to be limited and restricted if our share trading volume or and market price of our stock continue at their current levels or decrease further in the future from the volume and stock prices reported over the past year. Further, if the price of our stock remains at $0. 048 per share (which represents the last reported sale price of the shares of our common stock as reported on the OTCQB on June 17 , 2019), the sale by Oasis Capital of all 76,558,643 of the Put Shares registered in this prospectus would mean we would receive only approximately $3, 491,074.12 from our sale of the shares under the Equity Line. Our ability to issue shares in excess of the 76,558,643 shares covered by the registration statement of which this prospectus is a part will be subject to our filing a subsequent registration statement with the SEC and the SEC declaring it effective.

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In addition, because our ability to deliver puts to Oasis Capital under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will receive all or any portion of the $10,000,000 that is available to us under the Equity Line.

SELLING STOCKHOLDER

This prospectus covers the resale by the selling stockholder or its permitted transferees of up to 76,558,643 shares that may be issued by us to Oasis Capital under the Equity Purchase Agreement. Oasis Capital is an “underwriter” within the meaning of the Securities Act in connection with its resale of our common stock pursuant to this prospectus. The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years , other the transactions set forth below under “Transactions between the Company and Oasis.” Such transactions include transactions between the Company and L2 Capital, LLC (“L2 Capital”), a Kansas limited liability company, an entity controlled by Adam Long, who has sole voting and investment control over shares owned by Oasis Capital.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of May 31, 2019 and the number of shares of our common stock being offered pursuant to this prospectus.

The table below (i) lists the selling stockholder and other information regarding the beneficial ownership (except with respect to the totals in Column 2, as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our common stock by the selling stockholder; (ii) have been prepared based upon information furnished to us by the selling stockholder; and (iii) to our knowledge, is accurate as of the date of this prospectus. The selling stockholder may sell all, some or none of their shares in this offering. The selling stockholder identified in the table below may have sold, transferred or otherwise disposed of some or all of its shares since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

	Shares beneficially			Number of shares to be beneficially owned and percentage of beneficial ownership after the offering(1)(2)
Name of selling stockholder	owned as of the date of this prospectus(1)	Number of shares being offered		Number of shares	Percentage of class (3)
Oasis Capital, LLC(4)	0	76,558,643	(5)	0	0%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	The amount and percentage of shares of our common stock that will be beneficially owned by the selling stockholder after completion of the offering assume that they will sell all shares of our common stock being offered pursuant to this prospectus.

(3)	Based on 234,178,082 shares of our common stock issued and outstanding as of June 17, 2019 . All shares of our common stock being offered pursuant to this prospectus by the selling stockholder are counted as outstanding for computing the percentage beneficial ownership of such selling stockholder.

(4)	Adam Long has sole voting and investment control over shares owned by Oasis Capital.

(5)	Represents one-third of the shares of our common stock held by non-affiliates of our Company as of June 17 , 2019.

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Transactions Between the Company and Oasis

March 2017 equity purchase agreement

On March 10, 2017, the Company and L2 Capital entered into an equity purchase agreement (the “L2 Equity Purchase Agreement”), pursuant to which the Company could issue and sell to L2 Capital from time to time up to $5,000,000 of the Company’s common stock. Pursuant to the L2 Equity Purchase Agreement, the Company could require L2 Capital to purchase shares of common stock in a minimum amount of $25,000 and maximum of the lesser of (a) $1,000,000 or (b) 150% of the average daily trading value, upon the Company’s delivery of a put notice to L2 Capital. L2 Capital could purchase such number of shares of common stock at a per share price that equals to the lowest closing bid price of the common stock during the pricing period multiplied by 90%.

In connection with the L2 Equity Purchase Agreement, the Company issued to L2 Capital an 8% convertible promissory note (the “Commitment Note”) in the principal amount of $160,000 in consideration of L2 Capital’s contractual commitment to the Equity Purchase Agreement. The Commitment Note matured six months after the issue date.

On May 18, 2017, the Company amended the L2 Equity Purchase Agreement, among other things, to increase the capacity of the Equity Purchase Agreement to $6,500,000.

On September 6, 2017, the Company further amended the L2 Equity Purchase Agreement to increase the capacity of the Equity Purchase Agreement to the lesser of (a) 12,319,159 shares or (b) the maximum number of shares the Company could include in a registration statement.

On March 10, 2017, the Company and L2 Capital entered into a securities purchase agreement, subsequently amended on March 15, 2017 pursuant to which the Company issued two 10% convertible notes in an aggregate principal amount of $1,000,000 with a 20% original issue discount, of which the first convertible note was funded on March 14, 2017. The Company received gross proceeds of $393,000 (which represented the deduction of the 20% original discount and $7,000 for L2 Capital’s legal fees) in exchange for issuance of the first convertible note (the “First Note”) in the Principal Amount of $500,000. The First Note was due six months from the Issue Date and the accrued and unpaid interest at a rate of 10% per annum.

The Company received an L2 Capital Back End Note (“L2 Collateralized Note”) secured with the First Note for its issuance of a $500,000 note to L2 Capital with substantially similar terms to the First Note (the “Second Note”). In accordance with the Second Note, the Company would pay to the order of L2 Capital a Principal Amount of $500,000 and the accrued and unpaid interest at a rate of 10% per annum on the maturity date, which was eight months from the issue date. Pursuant to the L2 Collateralized Note, L2 Capital promised to pay the Company the principal amount of $500,000 (consisting of $393,000 in cash, legal fees of $7,000 and an original issue discount of $100,000) no later than November 10, 2017.

In connection with the issuance of the First Note, the Company also issued to L2 Capital warrants to purchase up to 400,000 shares of common stock (the “Warrant Shares”) pursuant to the common stock purchase warrant (the “Common Stock Purchase Warrant”) executed by the Company. The Common Stock Purchase Warrant was exercisable at a price of 110% multiplied by the closing bid price of the common stock on the issuance date (the “Exercise Price”), subject to adjustments and exercisable from the issue date until the instrument’s seven–year anniversary. At the time that the Second Note was funded by the holder thereof in cash, then on such funding date, the Warrant Shares would immediately and automatically be increased by the quotient (the “Second Warrant Shares”) of $375,000 divided by the lesser of (i) the Exercise Price and (ii) 110% multiplied by the closing bid price of the common stock on the funding date of the Second Note. With respect to the Second Warrant Shares, the Exercise Price hereunder was redefined to equal the lesser of (i) the Exercise Price and (ii) 110% multiplied by the closing bid price of the common stock on the funding date of the Second Note.

On September 1, 2017, the Company received net proceeds of $392,000 for the funding of the Second Note, in satisfaction of the L2 Collateralized Note. Upon receipt of the proceeds, the warrant shares were increased by 417,975.

On September 5, 2017, L2 notified the Company regarding certain matters which might have impacted the Company’s compliance covenants under the terms of the Commitment Note, the First Note, and the Second Note. The Company discussed these matters with L2 Capital, and without prejudice, induced L2 Capital to accept 2,166,850 additional shares of the Company’s common stock in connection with the conversion of the full balance of the Commitment Note, First Note, and Second Note outstanding. Accordingly, on September 8, 2017, L2 Capital converted all principal under the Commitment Note, First Note, and Second Note and accrued interest of $32,000 into a total of 3,853,553 shares of the Company’s common stock.

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August 2018 Note

On August 31, 2018, the Company entered into a note purchase agreement with L2 Capital, pursuant to which the Company issued an unsecured promissory note in the amount of $1,062,000 (the “August 2018 Note”) for consideration of $1,000,000. The outstanding balance of the August 2018 Note was paid in full in December 2018. The August 2018 Note bore interest at a rate of 8% per annum.

December 2018 Note

On December 6, 2018, the Company entered into a note purchase agreement with L2 Capital, pursuant to which the Company issued an unsecured promissory note in the amount of $598,000 (the “December 2018 Note”) for consideration of $500,000. The outstanding balance of the December 2018 Note was paid in full in March 2019. The December 2018 Note bore interest at a rate of 8% per annum.

Equity Purchase Agreement

On August 30, 2018, the Company and Oasis Capital, entered into an equity purchase agreement (the “August Equity Purchase Agreement”), pursuant to which the Company could issue and sell to Oasis Capital from time to time up to $35,000,000 of the Company’s common stock that was registered with the SEC under a registration statement on a Form S–3. On November 30, 2018, the Company and Oasis Capital entered into an amendment (the “EPA Amendment”) to the August Equity Purchase Agreement. The EPA Amendment amends the aggregate value of the common stock that can be sold to Oasis Capital from $35,000,000 to $50,000,000. Subject to the terms of the EPA Amendment, the Company may by notice (a “Put Notice”) delivered to Oasis Capital require Oasis Capital to purchase a number of shares (the “Put Shares”) of the common stock that is equal to the lesser of $500,000 and 200% of the average trading volume of the common stock in the ten trading days immediately preceding the date of such Put Notice. The Amendment and EPA provide that the purchase price for such Put Shares will be the lowest traded price on the principal market for any trading day during the five trading days either following or beginning on the date on which Oasis Capital receives delivery of the Put Shares into its brokerage account, which period is referred to as the Valuation Period, multiplied by 95.0%.

During the year ended December 31, 2018, the Company issued 33,650,000 shares of its common stock in exchange for $2,760,000. Of that amount, $1,312,000 was applied directly as payment against the August 2018 Note and the December 2018 Note.

During the three months ended March 31, 2019, the Company issued 43,100,000 shares of its common stock in exchange for $2,154,000. Of that amount, $354,000 was applied directly as payment against the December 2018 Note. On March 28, 2019, the Company sold 7,500,000 shares of its common stock for proceeds of $346,000. The proceeds of which were received in April 2019. On April 16, 2019, the Company became ineligible to issue shares under its registration statement on Form S-3 as the aggregate market of the Company’s common stock held by non-affiliates was below the regulatory threshold of $75,000,000. In connection with this ineligibility, the Company’s August Equity Purchase Agreement was terminated.

On May 10, 2019, the two holders of the notes issued in May 2018 assigned and sold all notes to Oasis Capital. On the same date, the Company and Oasis Capital executed a letter agreement to amend the terms of notes issued in May 2018 to allow Oasis Capital to convert the total outstanding principal amount of $421,000 into shares of the Company’s common stock, at a price equal to 70% of the lowest trading price during the 20 days preceding the conversion dates, or any lower price made available to any other holder of the Company’s securities. This amendment also eliminated the Company’s mandatory monthly amortization payments and extended the maturity of the May 2018 Notes until August 15, 2019. After such date, and within 10 business days, any outstanding balance shall be satisfied, at the Company’s election, either with: cash, common stock conversion or any combination thereof. On May 15, 2019, the Company issued 10,568,087 shares of its common stock pursuant to the full conversion of the notes issued in May 2018. Such shares were subsequently sold by Oasis Capital.

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PLAN OF DISTRIBUTION

The selling stockholder or its permitted transferees may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCQB, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling stockholder and/or the purchasers.

Oasis Capital is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because Oasis Capital is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although Oasis Capital has agreed not to enter into any “short sales” of our common stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, Oasis Capital may enter into arrangements it deems appropriate with respect to sales of shares of our common stock after it receives a put notice under the Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares reasonably expected to be purchased by Oasis Capital under such put notice.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our (i) restated certificate of incorporation, as amended, (ii) the certificate of designation of our Series C Preferred Stock, and (iii) amended and restated bylaws are summaries. You should also refer to our (i) restated certificate of incorporation, as amended, (ii) the certificate of designation of our Series C Preferred Stock, and (iii) amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is part.

In this offering, we are offering 76,558,643 shares of our common stock.

We have authorized capital stock consisting of 2,500,000,000 shares of common stock, $0.001 par value per share, and 8,500,000 shares of preferred stock. On April 12, 2019, we filed a certificate of designation (“COD”) of Series C Convertible Preferred Stock of the Company with the Secretary of State the State of Delaware to create a class of the Series C Preferred Stock.

As of June 17, 2019 , there were 234,178,082 shares of our common stock outstanding, and 155 shares of Series C Convertible Preferred Stock outstanding. In addition, the Company previously authorized for issuance 1,380,362 shares of Preferred Stock designated as Series A Preferred Stock and 10,000 shares of Preferred Stock designated as 12% Series B Preferred Stock, none of which are currently issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.

Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution, after distributions to the holders of our preferred stock, if any. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

As of June 17, 2019 , we had 359 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Our common stock is traded on the OTC QB tier of OTC Markets LLC under the symbol “MGTI.”

Outstanding options and warrants to acquire common stock; restricted stock

As of March 31, 2019, we had outstanding stock options to purchase 6,000,000 shares of common stock, at exercise prices of between $0.25 and $1.00 and with a weighted average exercise price of $0.71.

The Company has also issued from time to time warrants to acquire common stock in private transactions. As of March 31, 2019, we had outstanding warrants to acquire 5,477,975 shares of common stock, at exercise prices of between $0.40 and $2.00 and with a weighted average exercise price of $1.01, of which in consideration for an immediate exercise warrants to purchase 4,000,000 shares at an amended purchase price of $0.03 were exercised in May 2019.

The Company has from time to time issued restricted shares of common stock to directors, officers and employees of the Company As of December 31, 2018, there are outstanding 3,355,000 shares of restricted stock.

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Description of Series C Preferred Stock

General. Our board of directors has designated up to 200 shares of the 8,500,000 authorized shares of preferred stock as Series C Preferred Stock, of which 155 are issued and outstanding. Each share of Series C Preferred has a Stated Value of $10,000 per share.

Conversion. Shares of Series C Preferred Stock are convertible into shares of our common stock at any time at the option of the holder in an amount determined by dividing the Stated Value being converted by the conversion price. The conversion price is equal to the lower of (i) $0.05 per share (subject to adjustment for stock splits, stock dividends, and similar transactions) or (ii) 70% of the lowest trading price of the common stock for the 10 days prior to the conversion date. Holders of Series C Preferred Stock are prohibited from converting Series C Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

Ranking. With respect to the payment of dividends and distribution of amounts of the Company’s net assets upon a dissolution, liquidation or winding up of the Company, the Series C Preferred ranks senior to the common stock, subject to any applicable rights of the Company’s 6% Series A Preferred Stock and 12% Series B Preferred Stock if any such shares are outstanding, and any other class or series of the Company’s stock, including all other classes of preferred stock, whether now existing or created hereafter, and no senior class of preferred stock of the Company may be created without the prior written consent of the Required Holders (as defined in the COD), voting separate as a single class. Liquidation Preference. In the event of our liquidation, dissolution or winding-up, holders of Series C Preferred are entitled to receive an amount equal to the stated value of their shares prior to any payments to holders of common stock or any other series of preferred stock.

Voting Rights. Shares of Series C Preferred Stock have no voting rights except as may be required under applicable law.

Dividends. Shares of Series C Preferred Stock are not entitled to receive any dividends.

Redemption. We are not obligated to redeem or repurchase any shares of Series C Preferred Stock. We have the right to redeem outstanding shares of Series C Preferred Stock, in whole or in part, at a redemption price of 140% of the Stated Value during the first 12 months after issuance, and at 120% of the Stated Value thereafter.

Preferred Stock

The remaining shares of preferred stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by our Board of Directors, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors has the authority to adopt resolutions with respect to any unissued and/or treasury shares of preferred stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of preferred stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of preferred stock includes, without limiting the generality of the foregoing, the determination of the following:

●	The number of shares constituting that class or series and the distinctive designation of that class or series;
●	The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;
●	Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
●	Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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●	Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;
●	The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and
●	Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of preferred stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

Authorized and Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Dividends

We have not paid any cash dividends to our stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

The above description of our capital stock is a summary only and is subject to applicable provisions of the Delaware General Corporation Law, and our restated certificate of incorporation, as amended, and our amended and restated bylaws, each as may be further amended from time to time. You should refer to, and read this summary together with, our restated certificate of incorporation, as amended, and our amended and restated bylaws, each as may be further amended from time to time, to review all of the terms of our capital stock. Our restated certificate of incorporation, as amended, and our amended and restated bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our restated certificate of incorporation, as amended, and our amended and restated bylaws, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our bylaws limit who may call special meetings of the stockholders. Our restated certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our restated certificate and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

DGCL Section 203. The Company is not subject to Section 203 of the Delaware General Corporation Law, which imposes certain restrictions on transactions with interested stockholders, as defined.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2018 and 2017, appearing in this prospectus and the registration statement of which it is a part, have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report dated April 16, 2019 (except Note 16, dated May 17, 2019) which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Olshan Frome Wolosky LLP has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, other than as set forth herein, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company or any of our parents or subsidiaries. Nor was any such person connected with our Company or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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BUSINESS

MGT Capital Investments, Inc. is a Delaware corporation, incorporated in 2000. The predecessor of the Company was originally incorporated in Utah in 1977. Our corporate office is located in Durham, North Carolina.

Cryptocurrency Mining Business

Industry Summary

Bitcoin is a world–recognized cryptocurrency, which can be traded and converted into major fiat currencies on cryptocurrency exchanges. Cryptocurrencies are a medium of exchange that are transacted through and recorded on a decentralized distributed ledger system, called the “Blockchain.” The Blockchain is built by a chronological addition of transactions, which are grouped into blocks. Each new block requires a mathematical problem to be solved before it can be confirmed and added to the Blockchain. The speed at which these mathematical problems are solved is called Hash Rate. It represents the overall computing power of the network and is measured in Hashes per second (“H/s”). The complexity of these problems, also referred to as mining difficulty, increases with the network’s growing Hash Rate.

Bitcoin mining entails solving these complex mathematical problems using custom designed and programmed application-specific integrated circuit (“ASIC”) computers (also referred to as “miners”). Bitcoin miners perform a vital function on the Bitcoin Blockchain network, by performing these Hash calculations and adding transactions blocks to the Blockchain ledger. When a miner is successful in adding a block to the Blockchain, it is rewarded with a fixed number of Bitcoin; a miner can also be compensated by network transaction fees.

Additional information about Bitcoin, Blockchain and cryptocurrencies can be found on publicly available educational sources such as www.Bitcoin.org. We do not incorporate the information on, or accessible through these sources into this prospectus and you should not consider any information on these publicly available educational sources as part of this prospectus.

Our Operations

In September 2016, we commenced our Bitcoin mining operations in the Wenatchee Valley area of central Washington. Throughout 2017, we expanded our mining capacity with the purchase of additional Bitcoin mining machines and by entering into hosting and power agreements with Washington facilities owners. We have also entered into management agreements with third party investors whereby the investors purchased the mining hardware, and we receive both a fee to manage the mining operations plus one-half of the net operating profit.

Towards the end of 2017, we determined that there was inadequate electric power in Washington to support our growth, and we moved swiftly to find a new facility to conduct our mining operations. By the end of 2017, we made the decision to move our principal mining operations to northern Sweden, a geographic location with historically low ambient temperatures and available inexpensive electricity. We entered into a hosting agreement (the “Hosting Agreement”) with Beacon Leasing LLC (“Beacon”), pursuant to which Beacon agreed to deliver a turn-key solution in northern Sweden with up to 15 megawatts of electricity capacity, including a facility with power, cooling, and hosting services for a fixed price of $810,000 per month. The facility in Sweden is owned by the city of Älvsbyn and leased by a subsidiary of Beacon. Beacon committed to provide a fully functional facility by the end of March 2018. The Hosting Agreement required us to pay $1,620,000 to Beacon, representing the first and last month of service. During the first quarter of 2018, we took delivery of an additional 2,000 Bitcoin mining machines in Sweden and moved 4,300 machines (including 2,100 investor-owned machines) from Washington to Sweden.

Beacon failed to deliver the fully built out facility and necessary power supply levels required by us by the end of March 2018. Through the first quarter of 2018 and into the second quarter, our personnel made visits to Sweden and assisted Beacon with efforts to get the facility up and running. We also advanced additional funds to Beacon to maximize operational capacity as quickly as possible. During April 2018, we became involved in the design and setup of the Sweden facility due to concern that Beacon may have overstated their construction abilities and financial capacity.

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On May 16, 2018, we were informed that none of the amounts due from Beacon to the electric utility serving the Älvsbyn facility had been paid and that the utility would begin shutting down the electricity to the Älvsbyn facility. On the same day, we notified Beacon that it was in material breach of the Hosting Agreement. In order to avoid a shutdown of the facility and a suspension of mining operations, we paid the utility provider $368,000, as a good faith deposit. During the three months ended September 30, 2018, we paid an additional aggregate of $947,000 to the utility provider for power consumed.

Subsequent to May 16, 2018, we intensified our efforts to determine the extent of Beacon’s non-performance under the Hosting Agreement. Management made several more trips to Sweden to supervise the completion of the facility as well as investigate Beacon’s accounting records. We determined that Beacon also was faced with unpaid invoices from various material and service providers to the facility.

Beginning in late May 2018, we took steps to become the direct operator of the Swedish facility to gain control of the situation, protect our assets, and maximize operational capacity as quickly as possible. These actions included paying some of the outstanding amounts owed by Beacon in order to maintain key vendor relationships needed to complete the facility. We also formed MGT Sweden AB in anticipation of assuming the building lease and the power agreements.

Continuing issues arising from poor engineering and demands from the electric utility forced us to devote a significant amount of time and effort to the operations in Sweden. Further, we determined that the financial investment to fully assume the position of Beacon was excessive. Simultaneously, based on an analysis of available facilities in the United States, we concluded that the United States provided hosting opportunities for us. On September 24, 2018, the combination of these factors led us to decide to forgo any further monetary investment in Sweden. We have subsequently relocated all of the miners in Sweden to facilities in Colorado and Ohio.

As of March 31, 2019, MGT owned and or managed approximately 5,700 mining machines. Approximately 2,500 machines are located in Colorado and 3,200 machines are located in Ohio. Of the 5,700 machines, 3,700 are owned by the Company, and the remaining machines are investor owned. All miners owned or managed by MGT are S9 Antminers sold by Bitmain Technologies LTD. In addition to the S9 Antminers, the Company owns 50 custom designed GPU-based Ethereum mining rigs. Because the price of Bitcoin steadily decreased during 2018 and throughout the first quarter of 2019, the Company decided it was not economically responsible to commence mining operations in Colorado or Ohio. On May 14, 2019, the Company announced commencement of operations in both Colorado and Ohio. During the year ended December 31, 2018, we mined 245 Bitcoin for total revenue of $2,010,000. In addition, the miners we operate pursuant to the management agreements mined 184 Bitcoin during the same period.

Management Agreements

On October 12, 2017, we entered into two management agreements (each, a “Management Agreement”, collectively “Management Agreements”) with two accredited investors, Deep South Mining LLC and BDLM, LLC. On November 21, 2017, we entered into a third management agreement with another accredited investor, Buckhead Crypto, LLC (all three accredited investors together are “Users”). Each of the Users agreed on substantially similar terms to purchase an aggregate of 2,376 Bitmain Antminer S9 mining computers (the “Bitcoin Hardware”) for a total of $3,650,000 to mine Bitcoin with us acting as the exclusive manager for each of the Users. In addition, the Users have agreed to pay to us, in advance, the first three months of expected electricity costs of the Bitcoin mining operations in the sum of $691,000. Initial electricity cost for the first three months following delivery of the Bitcoin Hardware was reimbursed to the Users within the first three months of operations. Each Management Agreement is in effect for 24 months from the date that the Bitcoin Hardware begins mining operations, and may be terminated by mutual written agreement.

Pursuant to the Management Agreements, the Company shall provide for installation, hosting, maintenance and repair and provide ancillary services necessary to operate the Bitcoin Hardware. In accordance with each of the Management Agreements, each of the Users will gain a portion of the Bitcoin mined called the User Distribution Portion. The User Distribution Portion is 50% of the amount of Bitcoin mined net of the operating fee (10% of the total Bitcoin mined) and the electricity cost.

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On February 13, 2018, the Company entered into a new management agreement with a third party with substantially the same terms as the other Management Agreements. The third party agreed to purchase 200 Bitmain Antminer S9 mining computers for a total of $428,000 to mine Bitcoin with the Company acting as the exclusive manager. This management agreement is in effect for 24 months from the date that the Bitcoin Hardware begins mining operations, and may be terminated by mutual written agreement.

On February 28, 2018, the Company and Buckhead Crypto, LLC terminated their Management Agreement. The Company agreed to purchase the Bitcoin mining machines and the prepaid electricity from Buckhead Crypto, LLC for an aggregate amount of $767,000.

On May 2, 2019, the Company entered into amended management agreements with Deep South Mining LLC and BDLM, LLC (the “Users”). The Users’ miners shall be reconnected and resume mining Bitcoin upon execution of these agreements. Due to wear and tear, the parties acknowledge the Users’ Bitcoin Hardware consist of 1,800 Bitmain Antminer S9 mining computers, collectively.

Bitcoin and Blockchain Overview

A Bitcoin is one type of a digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security (the “Bitcoin Network”). The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “Blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoin can be used to pay for goods and services or can be converted to fiat currencies, such as the US Dollar, at rates determined on Bitcoin exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the digital transaction ledger known as the “Blockchain,” which is a digital file stored in a decentralized manner on the computers of each Bitcoin Network user. The Blockchain records the transaction history of all Bitcoin in existence and, through the transparent reporting of transactions, allows the Bitcoin Network to verify the association of each Bitcoin with the digital wallet that owns them. The Bitcoin Network and Bitcoin software programs can interpret the Blockchain to determine the exact Bitcoin balance, if any, of any digital wallet listed in the Blockchain as having taken part in a transaction on the Bitcoin Network.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of Bitcoin. Rather, Bitcoin are created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of Bitcoin is determined by the supply and demand of Bitcoin in the Bitcoin exchange market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As Bitcoin transactions can be broadcast to the Bitcoin Network by any user’s Bitcoin software and Bitcoin can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as Bitcoin Exchanges and Bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, Bitcoin to or from fiat currency.

Miners dedicate substantial resources to mining. Given the increasing difficulty of the target established by the Bitcoin Network, current miners must invest in expensive mining devices with adequate processing power to hash at a competitive rate.

Bitcoin is an example of a digital asset that is not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and are not backed by hard assets or other credit. As a result, the value of Bitcoin is determined by the value that various market participants place on Bitcoin through their transactions.

The cryptocurrency markets have grown rapidly in both popularity and market size. These markets are local, national and international and include an ever-broadening range of products and participants. The United States Securities and Exchange Commission, and other governmental agencies around the world, are evaluating the cryptocurrency markets and are likely to institute new rules and regulations within this market to protect investors and such regulations could result in the restriction of the acquisition, ownership, holding, selling, use or trading of our common stock.

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Legacy Businesses

Cybersecurity

On May 9, 2016, MGT entered into an asset purchase agreement to acquire certain assets owned by D–Vasive, Inc. (“D-Vasive”), a company in the business of developing and marketing certain privacy and anti–spy applications. Pursuant to the terms of the agreement, the Company would purchase assets including applications for use on mobile devices, intellectual property, customer lists, databases, project files and licenses. The proposed purchase price for D–Vasive was $300,000 in cash and 23.8 million shares of MGT common stock.

On May 26, 2016, the Company agreed to acquire certain technology and assets of Demonsaw LLC (“Demonsaw”), a company in the business of developing and marketing secure and anonymous information sharing applications. Pursuant to the terms of this agreement, the Company would purchase assets including the source code for the Demonsaw solution, intellectual property, customer lists, databases, project files and licenses. The proposed purchase price for Demonsaw was 20.0 million shares of MGT common stock.

On July 7, 2016, and prior to the closing of either of the above transactions, the Company and Demonsaw terminated their agreement. Simultaneously, D–Vasive entered an agreement with the holders of Demonsaw’s outstanding membership interests, whereby D–Vasive would purchase all such membership interests. Accordingly, the proposed purchase price for D–Vasive (inclusive of the Demonsaw assets) was increased to 43.8 million shares of MGT common stock.

Both D-Vasive and Demonsaw were partly owned by Future Tense Secure Systems (“FTS”), an entity controlled by the wife of cybersecurity pioneer John McAfee, and as an integral part of the acquisition, Mr. McAfee would become Chairman and Chief Executive Officer of MGT, and the Company would enter into a consulting agreement with FTS.

On August 8, 2016, the Company filed a Definitive Proxy Statement to solicit, among other things, shareholder approval of the D–Vasive acquisition, at the Annual Meeting of Stockholders. On September 8, 2016, shareholder approval was obtained. However, on September 19, 2016, the New York Stock Exchange (the “Exchange”) informed the Company that it would not approve for listing on the Exchange the 43.8 million shares required to be issued to complete the closing of the D–Vasive acquisition, resulting in the termination of the acquisition.

In March 2017, MGT purchased 46% of the outstanding membership interests of Demonsaw from FTS for 2.0 million shares of MGT common stock.

Notwithstanding the termination of the D-Vasive acquisition, John McAfee agreed to join MGT in November 2016 and served as Chairman and CEO until August 2017, at which time he was appointed Chief Cybersecurity Visionary, a position he held until his relationship with the Company ended in January 2018.

Prior to the expected September 2016 closing of the above transaction, the Company added employees and consultants to develop a cybersecurity business, and position itself to address various cyber threats through advanced protection technologies for mobile devices and corporate networks. In November 2016, we acquired intellectual property from a third party for 150,000 shares of our common stock for a total acquisition price of $495,000. In August 2017, we commenced commercial development of our cybersecurity business, including Sentinel, a network intrusion detector released in October 2017. We incurred $47,000 and $346,000 in research and development expenses in 2018 and 2017, respectively. Prior to the sale described below, we realized nominal revenue from our cybersecurity business.

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On March 19, 2018, we announced the end of our cybersecurity operations by selling the Sentinel product line to a new entity formed by the unit’s management team and stopping development of a secure mobile phone. The Sentinel assets were sold for consideration of $60,000 in cash and a $1,000,000 promissory note, convertible into a 20% equity interest of the buyer.

Online and Mobile Gaming

Prior to the second quarter ending June 30, 2016, the Company and its subsidiaries were principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space as well as the social casino industry.

Strategy

MGT’s strategy is to oversee the operation of approximately 5,700 cryptocurrency mining machines in Colorado and Ohio and continue to execute on an expansion model to secure low cost power and grow its cryptocurrency assets. The Company’s immediate focus is to grow free cash flow. Our longer-term objective is focused towards vertical integration of our cryptocurrency mining business as well as diversification into other areas of the rapidly emerging Blockchain and cryptocurrency industry.

Competition

Our industry is extremely new and subject to rapid change and constant innovation. We face significant competition, including from companies that have entered this space much earlier than us and are better capitalized, with vertically integrated business models. Some of these companies are our suppliers. We compete to attract, engage, and retain personnel, educated and skilled in the Blockchain and cryptocurrency mining space.

We compete with vertically integrated companies such as Bitfury Group Limited and Bitmain Technologies LTD that engage in both the design and distribution of mining machines, as well as cryptocurrency mining. We also compete with many other companies that are engaged in cryptocurrency mining, some of which may have lower operating costs or cost of capital than MGT.

Employees

Currently, the Company and its subsidiaries have 3 full–time employees. None of our employees are represented by a union and we believe our relationships with our employees are good.

DESCRIPTION OF PROPERTY

Our principal corporate office is located at 512 S. Mangum Street, Suite 408 Durham, NC 2770, under a sublease that expires on January 31, 2020. Monthly rent is $7,000 until expiration of the lease. A security deposit of $13,000 was required upon execution of the sublease. The Company believes our office is in good condition and is sufficient to conduct our operations.

The Company has a mining operation in the state of Colorado under a lease that expires on November 1, 2020 and a mining operation in Ohio under a lease that expires in 2021. The Company had a month-to-month mining operation in Washington which it terminated on March 22, 2019. In May 2019, the Company purchased five acres of real property in the state of Georgia.

LEGAL PROCEEDINGS

In September 2016, various shareholders in the Company filed putative class action lawsuits against the Company, its president and certain of its individual officers and directors. The cases were filed in the United States District Court for the Southern District of New York and alleged violations of federal securities laws and sought damages. On April 11, 2017, those cases were consolidated into a single action (the “2016 Securities Class Action”) and two individual shareholders were appointed lead plaintiffs by the Court. On June 30, 2017, the lead plaintiffs filed an amended complaint. On August 29, 2017, the defendants moved to dismiss the amended complaint, which the plaintiffs opposed. The Court heard oral argument on the motion to dismiss on February 7, 2018. On February 27, 2018, the Court issued a Memorandum and Order dismissing the 2016 Securities Class Action in its entirety, with prejudice. The time for plaintiffs to file a notice of appeal expired on March 30, 2018.

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Separately, on September 15, 2016, the Company received a subpoena from the SEC and in December 2017, the Company’s Chief Executive Officer and President received a subpoena from the SEC. The Company has cooperated fully with the SEC and its staff in a timely manner. The Company intends to fully comply with any additional requests the Company may receive from the SEC in the future.

On January 24, 2017, the Company was served with a summons and complaint filed by plaintiff shareholder Atul Ojha in New York state court against certain officers and directors of the Company, and naming the Company as a nominal defendant. The lawsuit is styled as a derivative action (the “Ojha Derivative Action”) and was originally filed (but not served on any defendant) on October 15, 2016. The Ojha Derivative Action substantively alleges that the defendants, collectively or individually, inadequately managed the business and assets of the Company resulting in the deterioration of the Company’s financial condition. The Ojha Derivative Action asserts claims including, but not limited to, breach of fiduciary duties, unjust enrichment and waste of corporate assets. On February 27, 2017, the parties to the Ojha Derivative Action executed a stipulated stay of proceedings pending resolution of the 2016 Securities Class Action. Shortly after issuance of the February 27, 2018, ruling dismissing the 2016 Securities Class Action, the parties to the Ojha Derivative Action agreed to extend the stay indefinitely, with the plaintiff having the option to vacate the stay on thirty days’ notice. Should the plaintiff seek to vacate the stay, the Company will address and defend the Ojha Derivative Action.

On September 7, 2018, the SEC commenced a legal action in the United States District Court for the Southern District of New York (the “SEC Action”) which asserts civil charges against multiple individuals and entities who are alleged to have violated the securities laws by engaging in pump-and-dump schemes in connection with certain microcap stocks and three unidentified companies (SEC v. Barry C. Honig, John Stetson, Michael Brauser, John R. O’Rourke III, Mark Groussman, Phillip Frost, Robert Ladd, Elliot Maza, Brian Keller, John H. Ford, Alpha Capital Anstalt, ATG Captial LLC, Frost Gamma Investments Trust, GRQ Consultants, Inc., HS Contrarian Investments, LLC, Grander Holdings, Inc., Melechdavid, Inc., Opko Health, Inc., Southern Biotech, Inc., and Stetson Capital Investments Inc., No. 18-civ-08175). The Company is one of the three unidentified companies but is not named as a defendant. However, the SEC named as defendants Robert Ladd, the Company’s Chief Executive Officer and President, as well as certain individuals alleged to have participated in the schemes while they were shareholders of the Company, among others. The SEC filed an amended complaint in the SEC Action on March 8, 2019. The Company, through its counsel, is monitoring the progress of the SEC Action.

On May 29, 2019, the SEC served a Rule 45 third-party subpoena on the Company seeking the production of documents in the SEC Action, to which the Company intends to respond in due course.

In September 2018 and October 2018, various shareholders of the Company filed putative class action lawsuits against the Company, its Chief Executive Officer and certain of its individual officers and shareholders, alleging violations of federal securities laws and seeking damages (the “2018 Securities Class Actions”). The 2018 Securities Class Actions followed and referenced the allegations made against the Company’s Chief Executive Officer and others in the SEC Action. The first putative class action lawsuit was filed on September 28, 2018, in the United States District Court for the District of New Jersey, and alleges that the named defendants engaged in a pump-and-dump scheme to artificially inflate the price of the Company’s stock, and that, as a result, defendants’ statements about the Company’s business and prospects were materially false and misleading and/or lacked a reasonable basis at relevant times. The second putative class action was filed on October 9, 2018, in the United States District Court for the Southern District of New York and makes similar allegations. On May 28, 2019, the parties to the 2018 Securities Class Actions entered into a Binding Settlement Term Sheet setting forth the essential terms of a settlement agreement of these actions. The terms provide for the payment of a cash sum to the plaintiff class and an agreement to assign certain potential cash recoveries to the class, together with dismissal of the action with prejudice and the exchange of releases. The settlement is subject to all parties’ agreement to final settlement documentation which all parties have agreed to negotiate in good faith, and to court approval.

In November 2018, the Company’s board received a shareholder demand letter dated November 6, 2018, from shareholders Nicholas Fulton and Kelsey Thacker (the “Fulton Demand”). The Fulton Demand referenced the SEC Action and the allegations therein, and demanded that the board take action to investigate, address and remedy the allegations raised in the SEC Action. The Company’s counsel has communicated with counsel for the shareholders, advising them concerning the existence and status of the 2018 Securities Class Actions, the Ojha Derivative Action, and the Thomas Derivative Action (defined below). Shareholders’ counsel has indicated a general willingness to defer further action until resolution of the 2018 Securities Class Actions, and counsel continue to communicate concerning the details.

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On December 12, 2018, a shareholder derivative action was filed by shareholder Bob Thomas against the Company and certain of its current and former directors, officers and shareholders in New York state court, alleging breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste and seeking declaratory relief and damages (the “Thomas Derivative Action”). The underlying allegations in the Thomas Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions. Based on recent communications between the Company’s counsel and plaintiff’s counsel in the Thomas Derivative Action, plaintiff intends to seek consolidation of this case with the Ojha Derivative Action, and then to stay the consolidated derivative action pending resolution of the 2018 Securities Class Actions. The Company-related defendants’ time to respond to the Thomas Derivative Action has been extended until thirty days after the Court rules on plaintiff’s motion.

MARKET PRICE OF DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC QB tier of OTC Markets LLC under the symbol “MGTI.”

Holders

On June 17 , 2019, the Company’s common stock closed on the OTC QB tier of OTC Markets LLC at $0. 048 per share and there were 359 stockholders of record.

Dividends

The Company has never declared or paid cash dividends on its common stock and has no intention to do so in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information on our equity compensation plans as of December 31, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted–average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1) (2)	6,000,000	$0.71	5,202,586
Equity compensation plans not approved by security holders	–	–	–
Total	6,000,000	$0.71	5,202,586

(1)	On December 31, 2015, the Company’s stockholders approved an increase of the number of shares of common stock issuable under the Company’s 2012 Stock Incentive Plan to 3,000,000 shares. As of December 31, 2018, the Company’s Stock Incentive Plan expired.

(2)	On September 8, 2016, the Company’s stockholders approved the MGT Capital Investments, Inc. 2016 Equity Incentive Plan. The Company received approval to issue 6,000,000 options and 2,000,000 restricted stock under the Plan to certain officers of the Company. The maximum number of shares of common stock that may be issued under the 2016 Plan shall initially be 18,000,000. As of December 31, 2018, the Company has issued 6,000,000 options and 4,150,000 shares under this plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(In Thousands Except Share and Per Share Amounts)

You should read the following discussion and analysis of our financial condition and operating results together with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus. The last day of our fiscal year is December 31. Our fiscal quarters end on March 31, June 30, September 30, and December 31, and our current fiscal year ended on December 31, 2018. U.S. Dollars are denoted herein by “USD,” “$” and “dollars”.

Overview

In September 2016, we commenced our Bitcoin mining operations in the Wenatchee Valley area of central Washington. Throughout 2017, we expanded our mining capacity with the purchase of additional Bitcoin mining machines and by entering into hosting and power agreements with Washington facilities owners. We have also entered into management agreements with third party investors whereby the investors purchased the mining hardware, and we receive both a fee to manage the mining operations plus one-half of the net operating profit.

Towards the end of 2017, we determined that there was inadequate electric power in Washington to support our growth, and we moved swiftly to find a new facility to conduct our mining operations. By the end of 2017, we made the decision to move our principal mining operations to northern Sweden, a geographic location with historically low ambient temperatures and available inexpensive electricity. We entered into the Hosting Agreement with Beacon, pursuant to which Beacon agreed to deliver a turn-key solution in northern Sweden with up to 15 megawatts of electricity capacity, including a facility with power, cooling, and hosting services for a fixed price of $810 per month. The facility in Sweden is owned by the city of Älvsbyn and leased by a subsidiary of Beacon. Beacon committed to provide a fully functional facility by the end of March 2018. The Hosting Agreement required us to pay $1,620 to Beacon, representing the first and last month of service. During the first quarter of 2018, we took delivery of an additional 2,000 Bitcoin mining machines in Sweden and moved 4,300 machines (including 2,100 investor-owned machines) from Washington to Sweden.

Beacon failed to deliver the fully built out facility and necessary power supply levels required by us by the end of March 2018. Through the first quarter of 2018 and into the second quarter, our personnel made visits to Sweden and assisted Beacon with efforts to get the facility up and running. We also advanced additional funds to Beacon to maximize operational capacity as quickly as possible. During April 2018, we became involved in the design and setup of the Sweden facility due to concern that Beacon may have overstated their construction abilities and financial capacity.

On May 16, 2018, we were informed that none of the amounts due from Beacon to the electric utility serving the Älvsbyn facility had been paid and that the utility would begin shutting down the electricity to the Älvsbyn facility. On the same day, we notified Beacon that it was in material breach of the Hosting Agreement. In order to avoid a shutdown of the facility and a suspension of mining operations, we paid the utility provider $368, as a good faith deposit. During the three months ended September 30, 2018, we paid an additional aggregate of $947 to the utility provider for power consumed.

Subsequent to May 16, 2018, we intensified our efforts to determine the extent of Beacon’s non-performance under the Hosting Agreement. Management made several more trips to Sweden to supervise the completion of the facility as well as investigate Beacon’s accounting records. We determined that Beacon also was faced with unpaid invoices from various material and service providers to the facility.

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Beginning in late May 2018, we took steps to become the direct operator of the Swedish facility to gain control of the situation, protect our assets, and maximize operational capacity as quickly as possible. These actions included paying some of the outstanding amounts owed by Beacon in order to maintain key vendor relationships needed to complete the facility. We also formed MGT Sweden AB in anticipation of assuming the building lease and the power agreements.

During the three months ended June 30, 2018, we recorded restructuring expense of $2,499, which included the write-off of the unamortized balance of the initial deposit paid to Beacon in the amount of $1,350 and $1,149, for additional costs paid by us to service providers and vendors engaged to complete the facility. These costs consisted of unpaid obligations for services provided prior to the second quarter of 2018, including:

Costs to bring electricity provider current and set up additional transformers	$893
Satisfaction of payables for materials, repairs and supplies	206
Satisfaction of payables for payroll and consulting fees	50
TOTAL	$1,149

Continuing issues arising from poor engineering and demands from the electric utility forced us to devote a significant amount of time and effort to the operations in Sweden. Further, we determined that the financial investment to fully assume the position of Beacon was excessive. Simultaneously, based on an analysis of available facilities in the United States, we concluded that the United States provided hosting opportunities for us. On September 24, 2018, the combination of these factors led us to decide to forgo any further monetary investment in Sweden. We have subsequently relocated all the miners in Sweden to facilities in Colorado and Ohio.

Based on the significant decline in the price of Bitcoin during the year ended December 31, 2018, the Company performed a recoverability test of its cryptocurrency mining assets. Due to the unpredictable volatility of bitcoin’s price, the Company believes there are indications that the decrease in Bitcoin’s price could be other than temporary. Accordingly, the Company decided to fully impair its cryptocurrency mining assets as of December 31, 2018. In addition to the $3,668 impairment charge recorded in the third quarter of 2018, the Company recorded an additional impairment charge of $2,677 during the fourth quarter of 2018. As of December 31, 2018, the Company’s cryptocurrency mining assets have no carrying value on the Company’s balance sheet, however, they are still operational and management plans to commence mining in the Colorado and Ohio locations upon improvement of Bitcoin economics.

As of March 31, 2019, MGT owned and or managed approximately 5,700 mining machines. Approximately 2,500 machines are located in Colorado and 3,200 machines are located in Ohio. Of the 5,700 machines, 3,700 are owned by the Company, and the remaining machines are investor owned. All miners owned or managed by MGT are S9 Antminers sold by Bitmain Technologies LTD. In addition to the S9 Antminers, the Company owns 50 custom designed GPU-based Ethereum mining rigs. Because the price of Bitcoin steadily decreased during 2018 and throughout the first quarter of 2019, the Company decided it was not economically responsible to commence mining operations in Colorado or Ohio. On May 14, 2019, the Company announced commencement of operations in both Colorado and Ohio. During the year ended December 31, 2018, we mined 245 Bitcoin for total revenue of $2,010. In addition, the miners we operate pursuant to the management agreements mined 184 Bitcoin during the same period.

Critical accounting policies and estimates

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The notes to the consolidated financial statements contained in this prospectus describe our significant accounting policies used in the preparation of the consolidated financial statements. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. We continually evaluate our critical accounting policies and estimates.

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We believe the critical accounting policies listed below reflect significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.

Revenue recognition

The Company’s primary revenue stream is related to the mining of digital currencies. The Company derives its revenue by solving “blocks” to be added to the blockchain and providing transaction verification services within the digital currency networks of cryptocurrencies, such as Bitcoin and Ethereum, commonly termed “cryptocurrency mining.” In consideration for these services, the Company receives digital currency (“Coins”). The Coins are recorded as revenue, using the average spot price of Bitcoin on the date of receipt. The Coins are recorded on the balance sheet as an intangible digital asset valued at the lower of cost or net realizable value. Net realizable value adjustments, to reduce the value of the Coins to their market value, is included in cost of revenue on the Company’s consolidated statements of operation. Any gain or loss on sale would be recorded to cost of revenues. Costs of revenues includes equipment depreciation, rent, net realizable value adjustments, and electricity costs.

The Company also recognizes revenue from its management agreements. The Company receives a fee from each management agreement based on the amount of Bitcoin mined and is reimbursed for any electricity costs incurred to run the Bitcoin mining machines it manages in its facility.

Stock–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the compensation committee of the board of directors of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a 12 to 24 month period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of the Company’s common stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s common stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. The Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505–50, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of unvested equity instruments is re–measured each reporting period and such re-measured value is amortized over the requisite remaining service period.

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Impairment

Under the guidance of ASC 360, a long-lived asset (or asset group) should be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Based on the significant decline in the price of Bitcoin during the year ended December 31, 2018, the Company performed a recoverability test, in which it measured the undiscounted cash flows of its cryptocurrency mining assets. This recoverability test indicated that its cryptocurrency mining assets might be impaired. The Company then performed the second step of the analysis, whereby it measured the fair value of the cryptocurrency mining assets. The Company used a weighted approach where it measured both the discounted cash flows expected from the cryptocurrency mining assets as well as determining the market value of the assets. The Company does not believe that the mining assets will provide value to the Company’s structure. Furthermore, from December 31, 2017 through December 31, 2018, the price of Bitcoin dropped by more than two-thirds. Due to the unpredictable volatility of Bitcoin’s price, the Company believes there are indications that the decrease in Bitcoin’s price could be other than temporary. Based on the aforementioned reasons, the Company has decided to fully impair the long-lived assets as of December 31, 2018.

Recent accounting pronouncements

Note 3 to our audited consolidated financial statements and unaudited consolidated financial statements appearing elsewhere in this report includes Recent Accounting Pronouncements.

Results of operations

Three months ended March 31, 2019 and 2018

Revenues

Our revenues for the three months ended March 31, 2019 decreased by $928, or 97%, to $28 as compared to $956 for the three months ended March 31, 2018. Our revenue is derived from cryptocurrency mining. The decrease in revenues is a result of our decision to not operate the majority of our miners due to the unfavorable economics of decreased price of Bitcoin and increased difficulty.

Operating Expenses

Operating expenses for the three months ended March 31, 2019 decreased by $3,192, or 61%, to $2,000 as compared to $5,192 for the three months ended March 31, 2018. The decrease in operating expenses was primarily due to a decrease in general and administrative expenses, as well as no costs associated with marketing or research and development, and a decrease of $795 in cost of sales from cryptocurrency mining operations.

The decrease in general and administrative expenses of $2,295, or 55% to $1,914 as compared to $4,209 for the three months ended March 31, 2018, was primarily due to a decrease in stock-based compensation of $1,273 and a decrease in payroll and related expenses of $426, offset by an increase in legal and professional fees of $57.

Other Income and Expense

For the three months ended March 31, 2019, non–operating expenses consisted of interest expense of $3, accretion of debt discount of $1,091, gain on sale of property and equipment of $82 and a gain on extinguishment of debt of $1,275. During the comparable period ended March 31, 2018, non–operating expenses consisted of a warrant modification expense of $139, loss on sale of business unit of $127, and a loss on sale of property and equipment of $47.

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Years ended December 31, 2018 and 2017

Revenues

Our revenues for the year ended December 31, 2018 decreased by $1,104, or 35.2%, to $2,030 as compared to $3,134 for the year ended December 31, 2017. Our revenue is derived from cryptocurrency mining. The decrease in revenues is a result of decrease in the price of Bitcoin during 2018. Additionally, our mining machines in Sweden were dormant for the fourth quarter of 2018 in connection with the move back to the U.S.

Operating Expenses

Operating expenses for the year ended December 31, 2018 increased by $1,211, or 4.9%, to $25,953 as compared to $24,742 for the year ended December 31, 2017. The increase in operating expenses was primarily due to an increase of $2,689 in cost of sales from cryptocurrency mining operations resulting from additional costs to operate in Sweden, an impairment charge to the Company’s cryptocurrency mining assets of $6,345 and a charge of $2,499 for the Sweden restructuring with no similar costs in 2017, offset by a decrease in general and administrative expenses of $9,537 explained below, a $482 decrease in sales and marketing and research and development costs related to the termination of the Company’s cybersecurity business in the first quarter of 2018.

The decrease in general and administrative expenses of $9,537, or 42.7%, to $12,816 as compared to $22,353 for the year ended December 31, 2017 was primarily due to a decrease in stock-based compensation of $10,178 primarily as a result of a decrease in the Company stock price used to measure stock compensation compared to the prior year, and a decrease in legal and professional fees of $520 primarily resulting from settlement of certain legal matters during 2018, offset by an increase in payroll and related expenses of $472 primarily for the appointment of a Chief Financial Officer and Chief Operating Officer in 2018 and administrative costs to operate our Sweden facility of $983 with no similar costs in 2017.

Other Income and Expense

For the year ended December 31, 2018, non–operating income and expenses consisted of a gain on extinguishment of debt of $1,875, offset by interest expense of $3, accretion of debt discount of $919, a warrant modification expense of $139, and a loss on disposal of investments and assets of $174. During the comparable period ended December 31, 2017, non–operating expenses consisted of inducement expense of $20,312, accretion of debt discount of $5,627, interest expense of $385, all related to the conversion of all our outstanding notes payable and a loss on sale of investments of $2,871, offset by a gain on sales of property and equipment of $370.

Liquidity and capital resources

Sources of Liquidity

We have historically financed our business through the sale of debt and equity interests. We have incurred significant operating losses since inception and continue to generate losses from operations and as of March 31, 2019 have an accumulated deficit of $406,425. At December 31, 2018, our cash and cash equivalents were $96 and our working capital deficit was $2,079. As of December 31, 2018, we had notes payable outstanding with a face value of $3,200. At March 31, 2019, our cash and cash equivalents were $362 and our working capital deficit was $526. As of March 31, 2019, we had notes payable outstanding with a face value of $3,659. As described in this prospectus we received financing subsequent to March 31, 2019.

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Management’s plans include overseeing the operation of approximately 5,700 cryptocurrency mining machines in Colorado and Ohio and continuing to execute on an expansion model to secure low cost power and grow its cryptocurrency assets. As discussed in Note 1 to the unaudited condensed consolidated financial statements, the Company decided not to commence the majority of its mining operations during the first quarter of 2019 as it believed that it was not economically responsible to do so based on unfavorable Bitcoin economics. The Company’s revenue in the first quarter of 2019 was significantly less than historical results, as it had only 500 machines in operation. Based on current budget assumptions, the Company believes that it will be able to meet its operating expenses and obligations for one year from the date these condensed consolidated financial statements are issued. The Company will need to raise additional funding to grow its operations and to pay current maturities of debt. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these unaudited condensed consolidated financial statements. Management’s plans, including the operation of its existing cryptocurrency mining machines, the raising of additional capital and potentially curtailing its operations alleviate such substantial doubt. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The price of Bitcoin is volatile, and fluctuations are expected. Declines in the price of Bitcoin has a negative impact in our operating results and liquidity and could harm the price of our common stock. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world. Since we record revenue based on the price of earned Bitcoin and we may retain such Bitcoin as an asset or as payment for future expenses, the relative value of such revenues may fluctuate, as will the value of any Bitcoin we retain. The high and low exchange rate per Bitcoin for the year ending December 31, 2018, as reported by Blockchain.info, were approximately $3 and $17 respectively. The high and low exchange rate per Bitcoin for the three months ended March 31, 2019, as reported by Blockchain.info, were approximately $3 and $5 respectively.

The Company’s primary source of operating funds has been through debt and equity financing. On August 30, 2018, the Company and L2 Capital, LLC (“L2 Capital”), a Kansas limited liability company, entered into an equity purchase agreement (the “Equity Purchase Agreement”), pursuant to which the Company may issue and sell to L2 Capital from time to time up to $35,000 of the Company’s common stock that is registered with the SEC under a registration statement on a Form S–3. The amount of the Equity Purchase Agreement was amended to $50,000 on December 3, 2018. During the year ended December 31, 2018, the Company issued 33,650,000 shares of its common stock in exchange for $2,459. During the period January 1, 2019 through April 15, 2019, the Company issued 58,600,000 shares of its common stock in exchange for $3,277. On April 16, 2019, the Company’s registration statement on Form S–3 lost its effectiveness as the aggregate market value of the Company’s common stock held by non-affiliates was below the regulatory threshold of $75,000. Therefore the Company will not be able to use its Equity Purchase Agreement as a source of operating funds until such time as the common stock potentially issuable under the Equity Purchase Agreement is subject to an effective Registration Statement. Accordingly, the Company is seeking to raise financing through the Oasis Equity Line.

Sale of Preferred Stock

On April 12, 2019, the Company’s Board of Directors approved the authorization of 200 shares of Series C Convertible Preferred Stock with a par value of $0.001 and a stated value of $10,000 per share (“Series C Preferred Shares”). The holders of the Series C Preferred Shares are not entitled to vote their shares or receive dividends. At any time prior to the one-year anniversary from the issuance date, the Company may redeem the Series C Preferred Shares at 1.4 times the Stated Value, following which the Company may redeem the Series C Preferred Shares at 1.2 times the Stated Value.

Each Series C Preferred Share is convertible into shares of the Company’s common stock in an amount equal to the greater of: (a) 200,000 shares of common stock or (b) the amount derived by dividing the Stated Value by the product of 0.7 times the market price of the Company’s common stock, defined as the lowest trading price of the Company’s common stock during the ten day period preceding the conversion date. The holder may not convert any Series C Preferred Shares if the total amount of shares, together with holdings of its affiliates, following a conversion shall exceed 9.99% of the Company’s commons stock. The common shares issued upon conversion have been registered under the Company’s registration statement on Form S-3. On April 12, 2019, the Company sold 190 Series C Preferred Shares for $1,900, of which 35 shares of Series C Preferred Shares were subsequently converted into 8,463,465 shares of Common Stock.

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Cash Flows

	Three Months ended March 31,
	2019	2018
Cash (used in) / provided by
Operating activities	$(1,109)	$(2,919)
Investing activities	-	(6,500)
Financing activities	1,375	361
Net increase (decrease) in cash and cash equivalents	$266	$(9,058)

	Years ended December 31,
	2018	2017
Cash (used in) / provided by
Operating activities	$(8,763)	$(2,377)
Investing activities	(6,507)	(3,065)
Financing activities	5,847	14,616
Net (decrease) increase in cash and cash equivalents	$(9,423)	$9,174

Operating activities

Net cash used in operating activities was $8,763 for the year ended December 31, 2018 as compared to $2,377 for the year ended December 31, 2017. Cash used in operating activities for the year ended December 31, 2018 primarily consisted of a net loss of $23,283 partially offset by non-cash charges of $15,961 primarily consisting of: stock-based compensation of $6,402, an impairment charge of $6,345 to the Company’s intangible cryptocurrency mining assets, depreciation expense of $3,291, amortization of debt discount of $919, partially offset by a gain on extinguishment of debt of $1,875, less a change in working capital excluding cash of $875. Cash used in operating activities for the year ended December 31, 2017 primarily consisted of a net loss of $50,433, partially offset by non-cash charges of $46,546 primarily consisting of: inducement expense of $20,312, stock-based compensation of $16,574 and impairment/loss on sale of long-term investments of $2,787, amortization of debt discount of $5,627, depreciation and amortization expense of $1,111, plus a decrease due to changes in working capital of $1,510.

Net cash used in operating activities was $1,109 for the three months ended March 31, 2019 as compared to $2,919 for the three months ended March 31, 2018. Cash used in operating activities for the three months ended March 31, 2019 primarily consisted of a net loss of $1,709, partially offset by non-cash stock-based compensation of $949, amortization of note discounts of $1,091 less a non-cash gain on extinguishment of $1,275 and a decrease in working capital of $83. Cash used in operating activities for the three months ended March 31, 2018 primarily consisted of a net loss of $4,549 partially offset by non-cash stock-based compensation of $2,227, and depreciation expense of $481, less a decrease in working capital of $1,391.

Investing activities

Net cash used in investing activities was $6,507 for the year ended December 31, 2018 as compared to net cash used in investing activities of $3,065 for the year ended December 31, 2017. Net cash used in investing activities for the year ended December 31, 2018 was primarily due to our purchases of property and equipment of $6,994 partially offset by proceeds from the sale of property and equipment of $427 and proceeds from the sale of our cybersecurity assets of $60. During the year ended December 31, 2017, the Company used $4,067 in the purchase of property and equipment, and realized $26 in net proceeds from sales of various investments in the open market and $976 from the sale of property and equipment.

Net cash used in investing activities was $0 for the three months ended March 31, 2019 as compared to net cash used in investing activities of $6,500 for the three months ended March 31, 2018. During the three months ended March 31, 2018, the Company used $6,987 in the purchase of property and equipment, and realized $60 in proceeds from sales of our cybersecurity assets and $427 from the sale of property and equipment.

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Financing activities

During the year ended December 31, 2018, cash provided by financing activities totaled $5,847, which includes $5,200 from the net proceeds of notes payable, $1,309 from the sale of common stock under our equity purchase agreement, $80 from private placements of our common stock and $907 from the exercise of stock purchase warrants offset by $1,649 from the repayments of notes payable. During the year ended December 31, 2017, cash provided by financing activities totaled $14,616, comprised of $4,971 in net proceeds from convertible debt instruments, $395 from the proceeds of exercise of warrants, $100 from the proceeds from the sale of common stock warrants and $9,150 from the proceeds of a private placement of common stock.

During the three months ended March 31, 2019, cash provided by financing activities totaled $1,375, which includes $1,457 from the sale of stock under our equity purchase agreement, offset by $82 in repayments of notes payable. During the three months ended March 31, 2018, cash provided by financing activities totaled $361, comprised of $80 from private placements of our common stock and $281 from the exercise of stock purchase warrants.

Off–balance sheet arrangements

As of March 31, 2019 we had no obligations, assets or liabilities which would be considered off–balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off–balance sheet arrangements.

Sale of Common Stock

On April 12, 2019, the Company entered into a Purchase Agreement with an accredited investor whereby it sold 17,500,000 shares of its common stock for $525 pursuant to the Company’s registration statement on Form S-3. The holder of these shares is also the holder of the June 2018 Note and an affiliate of the holder of the Series C Preferred Stock.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The Company is not exposed to market risk related to interest rates on foreign currencies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Name	Age	Position
H. Robert Holmes	74	Former Interim President and Chief Executive Officer, Chairman of the Board, Chairman of the Compensation and of the Nominating/Corporate Governance Committee, Audit Committee Member, Director
Michael Onghai	48	Chairman of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee Member, Independent Director
Robert B. Ladd	60	President and Chief Executive Officer, Director
Robert S. Lowrey	59	Chief Financial Officer, Treasurer and Secretary

Directors are elected based on experience, qualifications and in accordance with the Company’s by–laws to serve until the next annual stockholders meeting and until their successors are elected in their stead. Officers are appointed by the Board and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

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H. Robert Holmes was elected as a director in May 2012 and served as Interim President and Chief Executive Officer from September 10, 2018 to May 1, 2019. From 2008 to 2012, Mr. Holmes has served on the board of Dejour Energies Inc. (NYSE–MKT: DEJ, 2008–2013). Mr. Holmes was the founder and general partner of Gilford Partners Hedge Fund. From 1980 to 1992, Mr. Holmes was the Co–Founder, and President of Gilford Securities, Inc. Previously, Mr. Holmes served in various positions with Paine Webber and Merrill Lynch. Mr. Holmes has served on the Board of Trustees North Central College in Naperville, II; Board of Trustees of Sacred Heart Schools, Chairman of Development Committee, in Chicago, IL; Board of Trustees of Crested Butte Academy where he was Chairman of Development Committee; and the Board of Trustees Mary Wood Country Day School, Rancho Mirage, CA. The Board believes that Mr. Holmes has the experience, qualifications, attributes and skills necessary to serve as a director because of his years of business experience and service as a director for many companies over his career.

Michael Onghai was appointed a director in May 2012. Mr. Onghai has been the CEO of LookSmart (OTC: LKST), since February 2013. He has been the founder and Chairman of AppAddictive, an advertising and social commerce platform since July 2011. Mr. Onghai is the President of Snowy August Management LLC, a special situations fund concentrating on the Asian market, spin–offs and event–driven situations. Mr. Onghai is the founder of Stock Sheet, Inc., and Daily Stocks, Inc. – the web’s early providers of financial information and search engine related content for financial information. Mr. Onghai has founded several other internet technology companies for the last two decades. Mr. Onghai is an advisor to several internet incubators and is a panelist who advises FundersClub on which companies to accept for its pioneering venture capital platform. Mr. Onghai has earned his designation as a Chartered Financial Analyst (2006) and holds a B.S. in Electrical Engineering and Computer Science from the University of California, Los Angeles and graduated from the Executive Management Certificate Program in Value Investing (The Heilbrunn Center for Graham & Dodd Investing) Graduate School of Business at Columbia Business School. The Board believes that Mr. Onghai has the experience, qualifications, attributes and skills necessary to serve as a director and chairman of the Audit Committee because of his years of business experience and financial expertise.

Robert B. Ladd joined the Company in December 2010 as a Director. He was named Interim President and CEO in February 2011, and appointed President and CEO in January 2012, positions held continuously with the exception of November 2016 through August 2017, a period during which Mr. Ladd was President. He also served as our Interim CFO from November 2015 through February 2018. On September 10, 2018, Mr. Ladd took a leave of absence from his positions as President and Chief Executive Officer. He resumed his positions as President and Chief Executive Officer on May 1, 2019. Mr. Ladd is also the Managing Member of Laddcap Value Advisors, LLC, which serves as the investment manager for various private partnerships, including Laddcap Value Partners LP. Prior to forming his investment partnership in 2003, Mr. Ladd was a Managing Director at Neuberger Berman Group. Mr. Ladd is a former Director of InFocus Systems, Inc. (NASDAQ – INFS, 2007 to 2009), and served on the boards of Delcath Systems, Inc. (NASDAQ – DCTH, 2006–2012) and Pyxis Tankers (NASDAQ – PXS, 2016 – 2017). Mr. Ladd has earned his designation as a Chartered Financial Analyst (1986). Based on Mr. Ladd’s familiarity with the Company in serving as our Chief Executive Officer since 2011 and his overall background and experience as an executive in the financial industry, the Nominating and Corporate Governance Committee of the Board concluded that Mr. Ladd has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board.

Robert S. Lowrey was appointed as Chief Financial Officer, Treasurer and Secretary on March 1, 2018. Mr. Lowrey most recently served as a Director of Finance for Bioventus LLC, a privately held medical device company, from January 2013 through September 2017. Prior to Bioventus, Mr. Lowrey served as the Controller and Principal Accounting Officer for BioCryst Pharmaceutics, Inc., a NASDAQ listed company, from January 2011 through January 2013. Mr. Lowrey has previously served in various financial roles at Dex One, a NYSE listed company, and was employed by Ernst & Young, LLP for 11 years, where he served both public and private companies. Mr. Lowrey holds a B.A. degree in Business Administration from Grove City College and is a licensed CPA in North Carolina as well as a Charted Global Management Accountant. Mr. Lowrey is also a member of the America Institute of Certified Public Accountants and the North Carolina Association of CPAs.

Family Relationships

There are no family relationships among any of the Company’s directors and executive officers.

43

Board Role in Risk Oversight

The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports regularly to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Code of Business Conduct and Ethics

On July 11, 2018, the Board revised the Code of Business Conduct and Ethics which applies to all directors and employees including the Company’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. Prior to July 11, 2018, the Company’s employees and directors were subject to the previous Code of Ethics adopted by the Board on June 25, 2012.

Copies of the Code of Business Conduct and Ethics can be obtained, without charge by writing to the Corporate Secretary at MGT Capital Investments, Inc., 512 S. Mangum Street, Suite 408, Durham, NC 27701, or through our corporate website at mgtci.com.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2018, our officers, directors and greater than ten percent stockholders timely filed all reports and did not miss any filings as required to file under Section 16(a).

Audit Committee and Audit Committee Financial Expert

On November 25, 2004, the Board established an Audit Committee to carry out its audit functions. At December 31, 2018, the membership of the Audit Committee was Michael Onghai and H. Robert Holmes.

The Board has determined that Michael Onghai, an independent director, is the Audit Committee financial expert, as defined in Regulation S–K promulgated under the Exchange Act, serving on its Audit Committee.

44

EXECUTIVE COMPENSATION

(In Thousands Except Share and Per Share Amounts)

Summary Compensation Table

The following table summarizes Fiscal Years 2018 and 2017 compensation for services in all capacities of the Company’s named executive officers and other individuals:

Name	Principal Position	Year	Salary	Bonus	Stock awards (1)	All other compensation	Total compensation
H. Robert Holmes	Interim President and Chief Executive Officer (2)	2018	$112	$-	$248	$-	$360
Robert B. Ladd	President and Chief	2018	$350	$-	$1,116	$-	$1,466
	Executive Officer (3)	2017	$240	$240	$-	$-	$480
Robert S. Lowrey	Chief Financial Officer (4)	2018	$200	$10	$1,665	$-	$1,875
Stephen Schaeffer	Chief Operating Officer (5)	2018	$250	$100	$73	$-	$423

(1)	This column discloses the dollar amount of the aggregate grant date fair value of restricted stock granted in the year. The grant date fair value will vest and be expensed over a 24–month term.

(2)	Mr. Holmes was appointed Interim President and Chief Executive Officer on September 10, 2018. Compensation for Mr. Holmes in 2018 included $75 in Director fees and $37 in salary.

(3)	Mr. Ladd was appointed Interim Chief Financial Officer on December 8, 2015, serving in such capacity until February 2018, and reappointed Chief Executive Officer on August 16, 2017. Mr. Ladd took a leave of absence as President and Chief Executive Officer on September 10, 2018.

(4)	Mr. Lowrey was appointed Chief Financial Officer on March 1, 2018.

(5)	Mr. Schaeffer was appointed Chief Operating Officer on July 11, 2018 and resigned on May 10, 2019.

Employment Agreements

Robert B. Ladd

On July 7, 2016, the Company entered into an employment agreement with Robert B. Ladd, to act as its President and Chief Executive Officer. The terms of his agreement were reviewed and approved by the Company’s Nominations and Compensation Committee and ratified by stockholders on September 8, 2016. Under the terms of the agreement, Mr. Ladd served as President and Chief Executive Officer with a salary of $240 per year and was eligible for a cash and/or equity bonus as determined by the Nomination and Compensation Committee. Further, Mr. Ladd received 2,000,000 shares of the Company’s common stock, 1/3 of which vested within 12 months from the execution of the agreement, another 1/3 at 18 months, and the remaining 1/3 at 24 months from the execution of the agreement. Lastly, the agreement also provides for certain rights granted to Mr. Ladd in the event of his death, permanent incapacity, voluntary termination or discharge for cause.

From November 18, 2016 through August 15, 2017, Mr. Ladd relinquished his duties as Chief Executive Officer, while remaining President.

On April 1, 2018, the Company entered into an Amended and Restated Executive Employment Agreement (the “Employment Agreement”) with Mr. Ladd, which was executed on April 6, 2018. The Employment Agreement provides that Mr. Ladd has been reappointed as President and Chief Executive Officer of the Company for an initial term of two years. Mr. Ladd is entitled to receive an annualized base salary of $360 and is also eligible for a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Ladd and the Compensation Committee. In connection with the execution of the Employment Agreement, the Company issued to Mr. Ladd 600,000 shares of the Company’s restricted common stock, pursuant to the Company’s 2016 Stock Option Plan, vesting over a two-year period. On September 10, 2018, Mr. Ladd took an indefinite leave of absence as an executive and officer of the Company in order to focus on allegations levied against him in an SEC complaint filed on September 7, 2018. Mr. Ladd resumed his position as an executive and officer of the Company on May 1, 2019.

45

Robert S. Lowrey

On March 8, 2018, the Company entered into an employment agreement with Mr. Lowrey, effective March 1, 2018. Mr. Lowrey’s employment agreement provides that he has been appointed for an initial term of two years. Mr. Lowrey is entitled to receive an annualized base salary of $240. Mr. Lowrey also received a one-time signing bonus of $10. Mr. Lowrey is also eligible for a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Lowrey and the Compensation Committee. In connection with the execution of his employment agreement, the Company issued to Mr. Lowrey 750,000 shares of the Company’s restricted common stock, pursuant to the Company’s 2016 Stock Option Plan, one-third of which vested on March 8, 2019, one-third of which shall vest on September 8, 2019, and one-third of which shall vest on March 8, 2020.

Stephen Schaeffer

On July 11, 2018, the Company entered into the Second Amended and Restated Executive Employment Agreement with Stephen Schaeffer. The Agreement provided that Mr. Schaeffer had been appointed Chief Operating Officer of the Company. Mr. Schaeffer will continue to serve as President of Cryptocurrency Operations, the position for which he was originally hired pursuant to his original Executive Employment Agreement dated August 15, 2017. Mr. Schaeffer was entitled to receive an annualized base salary of $250 and was also eligible for a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Schaeffer and the Compensation Committee.

Outstanding Equity Awards at December 31, 2018

Outstanding Stock Awards at Fiscal Year-End for 2018

Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Robert B. Ladd	900,000	$48	-	-
H. Robert Holmes	350,000	19	-	-
Robert Lowrey	1,000,000	53	-	-
Steven Schaeffer	700,000	37	-	-

Director Compensation

The following table sets forth the compensation of persons who served as a member of our Board of Directors during all or part of 2018, other than Robert B. Ladd, who is not compensated separately for Board service, and H. Robert Holmes whose compensations are discussed under “Executive Compensation” below.

Name	Fees Earned Or Paid in Cash	Stock Awards	All Other Compensation	Total
Michael Onghai	$50	$248	$–	$298
Nolan Bushnell	$21	$248	$–	$269

Directors are reimbursed for their out–of–pocket expenses incurred in connection with the performance of Board duties. On May 31, 2018, Mr. Bushnell resigned as a Director.

46

Independent Director Compensation

For fiscal year 2018, the Company changed its cash compensation policy for independent directors. Each independent director will receive annual compensation of $50. The Chairman of the Board will receive an additional $25.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership and voting power of the common stock as of June 17 , 2019, of:

●	each person serving as a director, a nominee for director, or executive officer of the Company;
●	all executive officers and directors of the Company as a group; and
●	all persons who, to our knowledge, beneficially own more than five percent of the common stock.

“Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after May 31, 2019. See the accompanying footnotes to the tables below for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed.

Percentage beneficially owned is based upon 234,178,082 shares of common stock issued and outstanding as of June 17 , 2019.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Current Directors and Officers:
Robert B. Ladd (2)	1,773,334	0. 76%
Robert S. Lowrey (3)	1,000,000	0.43%
Steven Schaeffer (4)	440,000	0.19%
H. Robert Holmes	702,819	0.30%
Michael Onghai	586,000	0.25%
All directors and executive officers (5 persons)	4,502,153	1. 92%

5% Stockholders
Iliad Research & Trading, L.P. (5)	25, 780 ,526	9.99%

(1)	Unless otherwise noted, the addresses for the above persons are in care of the Company at 512 S. Mangum Street, Suite 408, Durham, NC 27701.

(2)	Includes 600,000 shares of restricted stock of which 200,000 shares vest on April 1, 2019; 200,000 shares vest on October 1, 2019; and 200,000 shares vest on April 1, 2020, subject to the terms of Mr. Ladd’s employment agreement, as amended.

(3)	Includes 750,000 shares of restricted stock that vest in equal installments of which one-third vested on March 8, 2019, one-third will vest on September 8, 2019, and one-third will vest on March 8, 2020 and 250,000 shares of restricted stock that vest in equal installments of which one-third vested on January 31, 2019, one-third will vest on July 31, 2019 and one-third will vest on January 1, 2020, subject to the terms of Mr. Lowrey’s employment agreement.

(4)	Includes 440,000 shares of restricted stock which vested upon Mr. Schaeffer’s resignation.

(5)	Includes 1,780,526 of the 17,500,000 common shares acquired on April 15, 2019 based on a review of a Schedule 13G filed with the SEC on April 15, 2019 by Iliad Research & Trading, L.P., Iliad Management, LLC, Fife Trading, Inc. and John M. Fife (collectively, the “Iliad Stockholders”). The address of each of the Iliad Stockholders is 303 East Wacker Drive, Suite 1040, Chicago, IL 60601. Also includes 24,000 ,000 of common shares issuable pursuant to: (a) a convertible note held by Iliad Research & Trading, L.P. and/or (b) shares of Series C convertible preferred stock acquired by Chicago Venture Partners, L.P., an affiliate of the Iliad Stockholders, on April 15, 2019, (collectively, the “Convertible Securities”). Additional shares of common stock are issuable pursuant to the Convertible Securities, however based on the underlying terms of the Convertible Securities, the Iliad Stockholders are limited to owning 9.99% of the Company’s outstanding common shares.

47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Janice Dyson, wife of John McAfee, the Company’s former Chief Cybersecurity Visionary, is the sole director of FTS and owns 33% of the outstanding common shares of FTS. On March 3, 2017, the Company purchased from FTS its 46% ownership interest Demonsaw for 2,000,000 shares of MGT common stock (approximate value of $2,500), as described fully in the section entitled Business above. The Company impaired the investment during the year ended December 31, 2017.

On May 9, 2016, the Company entered a consulting agreement with FTS, pursuant to which FTS would provide advice, consultation, information and services to the Company including assistance with executive management, business and product development and potential acquisitions or related transactions. On January 26, 2018, the Company terminated its agreement with FTS. During the years ended December 31, 2018 and 2017, the Company recorded consulting fees of $137 and $360, respectively, to FTS for such services. As of December 31, 2018, the Company owed $0 to FTS.

In January 2018, our agreement with FTS was terminated.

Director Independence

Michael Onghai is considered independent under Section 803A of NYSE MKT rules.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Such filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement, and the reports and other information that we file with the SEC, at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any materials we file with the SEC at the SEC’s public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

48

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Restated Certificate of Incorporation, as amended, contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or
●	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation, as amended, provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our Certificate of Incorporation also provides that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

49

Audited Consolidated Financial Statements for the Fiscal Years Ended December 31, 2018 and 2017

F-1

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$362	$96
Prepaid expenses and other current assets	141	193
Intangible digital assets	-	30
Total current assets	503	319

Non-current assets
Right of use asset, operating lease, net of accumulated amortization	69	-
Other assets	204	204
Total assets	$776	$523

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$281	$537
Accrued expenses and other payables	14	10
Notes payable, net of discount	668	1,285
Operating lease liability	66	-
Total current liabilities	1,029	1,832

Total liabilities	1,029	1,832

Commitments and Contingencies

Stockholders’ Deficit
Undesignated preferred stock, $0.001 par value, 8,500,000 shares authorized at March 31, 2019 and December 31, 2018. No shares issued or outstanding at March 31, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value; 2,500,000,000 shares authorized; 154,340,183 and 111,079,683 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively.	154	111
Additional paid-in capital	406,364	403,299
Subscription receivable	(346)	-
Accumulated deficit	(406,425)	(404,719)
Total stockholders’ deficit	(253)	(1,309)

Total liabilities and stockholders’ deficit	$776	$523

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended March 31,
	2019	2018

Revenue	$28	$956

Operating expenses
Cost of revenue	86	881
General and administrative	1,914	4,209
Sales and marketing	-	55
Research and development	-	47
Total operating expenses	2,000	5,192

Operating loss	(1,972)	(4,236)

Other non-operating income (expense)
Interest expense	(3)	-
Accretion of debt discount	(1,091)	-
Warrant modification expense	-	(139)
Loss on sale of business unit	-	(127)
Gain (loss) on sale of property and equipment	82	(47)
Gain on extinguishment of debt	1,275	-
Total other non-operating income (expense)	263	(313)

Net loss	(1,709)	(4,549)

Deemed dividend	-	(2,514)

Net loss attributable to common stockholders	$(1,709)	$(7,063)

Per-share data
Basic and diluted loss per share	$(0.01)	$(0.12)

Weighted average number of common shares outstanding	122,404,668	59,482,132

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(in thousands, except share and per-share amounts)

(Unaudited)

	Common Stock		Additional Paid-In	Subscription	Accumulated	Total (Deficit) Equity Attributable to MGT	Non-controlling	Total Stockholders’ Deficit)
	Shares	Amount	Capital	Receivable	Deficit	Stockholders	interest	Equity

Balance at January 1, 2019	111,079,683	$111	$403,299	$-	$(404,719)	$(1,309)	$-	$(1,309)

Stock based compensation		-	894	-	-	894	-	894
Stock issued for services	160,500	-	60	-	-	60	-	60
Sale of stock in connection with equity purchase agreement	43,100,000	43	2,111	(346)	-	1,808	-	1,808
Cumulative effect adjustment related to ASU adoption	-	-	-	-	3	3	-	3
Net loss	-	-	-	-	(1,709)	(1,709)	-	(1,709)

Balance at March 31, 2019	154,340,183	$154	$406,364	$(346)	$(406,425)	$(253)	$-	$(253)

Balance at January 1, 2018	58,963,009	$59	$390,736	$-	$(378,900)	$11,895	$(22)	$11,873

Stock-based compensation	850,000	1	1,086	-	-	1,087	-	1,087
Stock issued for services	448,551	1	838	-	-	839	-	839
Stock issued for prior year notes payable conversion	3,381,816	3	(3)	-	-	-	-	-
Stock sold in connection with private placements	200,000	-	80	-	-	80	-	80
Exercise of warrants	2,224,250	2	279	-	-	281	-	281
Stock issued in disposition of cybersecurity assets	60,000	-	120	-	-	120	-	120
Warrant modification expense	-	-	139	-	-	139	-	139
Deemed dividend	-	-	2,514	-	(2,514)	-	-	-
Net loss	-	-	-	-	(4,549)	(4,549)	-	(4,549)

Balance at March 31, 2018	66,127,626	$66	$395,789	$-	$(385,963)	$9,892	$(22)	$9,870

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per-share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(1,709)	$(4,549)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	-	481
Stock-based compensation expense	949	2,227
Warrant modification expense	-	139
Loss on sale of business unit	-	127
Extinguishment of note payable	(1,275)	-
Amortization of note discount	1,091	-
(Gain) loss on sale of property and equipment	(82)	47
Change in operating assets and liabilities
Prepaid expenses and other current assets	52	(886)
Intangible digital assets	30	26
Right of use asset	18	-
Lease liability	(18)	-
Accounts payable	(174)	20
Accrued expenses	9	(551)
Net cash used in operating activities	(1,109)	(2,919)

Cash Flows From Investing Activities
Proceeds from sale of cybersecurity assets	-	60
Purchase of property and equipment	-	(6,987)
Proceeds from sale of property and equipment	-	427
Net cash used in investing activities	-	(6,500)

Cash Flows From Financing Activities
Proceeds from private placements of common stock	-	80
Proceeds from sale of stock under equity purchase agreement	1,457	-
Proceeds from sale of common stock warrants	-	281
Repayment of notes payable	(82)	-
Net cash provided by financing activities	1,375	361

Net change in cash and cash equivalents	266	(9,058)

Cash and cash equivalents, beginning of period	96	9,519

Cash and cash equivalents, end of period	$362	$461

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per-share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Supplemental disclosure of cash flow information
Cash paid for interest	$3	$-

Cash paid for income tax	$-	$-

Non-cash investing and financing activities
Deemed dividend on trigger of down round provision	$-	$2,514
Stock issued for services not yet rendered	$-	$26
Repayment of note payable and interest through the issuance of shares under the equity purchase agreement	$351	$-
Cumulative effect adjustment related to ASU adoption	$3	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-6

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 1. Organization and Basis of Presentation

Organization

MGT Capital Investments, Inc. (“MGT Capital”) is a Delaware corporation, incorporated in 2000. MGT Capital was originally incorporated in Utah in 1977. “MGT” or the “Company” was formerly comprised of the parent company and its wholly–owned subsidiaries MGT Cybersecurity, Inc., Medicsight, Inc., MGT Sports, Inc., MGT Studios, Inc. (“MGT Studios”), MGT Interactive, LLC, MGT Gaming, Inc., MGT Mining One, Inc., MGT Mining Two, Inc., and MGT Sweden AB. MGT Studios also owned a controlling minority interest in the subsidiary M2P Americas, Inc. During the first quarter of 2019, the Company filed certificates of dissolution for all of its wholly-owned subsidiaries except MGT Sweden AB.

MGT’s corporate office is located in Durham, North Carolina.

On February 27, 2019, the Company’s stockholders approved an increase in the Company’s authorized common shares from 125,000,000 to 2,500,000,000. On February 27, 2019, the Company filed an amendment to its Certificate of Incorporation with the state of Delaware to reflect this change.

On March 23, 2018, the Company’s stockholders approved a 1-for-2 reverse split of the Company’s common stock. As of May 15, 2019, the Company had not amended its Certificate of Incorporation to reflect this reverse split and such adjustments are not reflected within these unaudited condensed consolidated financial statements.

On June 13, 2018, the Company filed a universal shelf registration statement covering up to $150 million of various MGT securities, including common stock, preferred stock, debt securities, rights, warrants, and units, that the Company may sell from time to time. On August 10, 2018, this registration statement on Form S-3 was declared effective by the Securities and Exchange Commission (“SEC”). Through April 15, 2019, the Company has sold $6,036 of securities under this registration statement. On April 16, 2019, the Company became ineligible to issue shares pursuant to the Form S-3 as the aggregate market of the Company’s common stock held by non-affiliates was below the regulatory threshold of $75,000.

Cryptocurrency mining

As of March 31, 2019, MGT owned and or managed approximately 5,700 Bitcoin miners. Approximately 2,500 machines are located in Colorado and 3,200 machines are located in Ohio. Of the 5,700 machines, 3,700 are owned by the Company, and the remaining machines are investor owned. All miners owned or managed by MGT are S9 Antminers sold by Bitmain Technologies LTD. In addition to the S9 Antminers, the Company owns 50 custom designed GPU-based Ethereum mining rigs. Because the price of Bitcoin steadily decreased during 2018 and throughout the first quarter of 2019, the Company decided it was not economically responsible to commence mining operations in Colorado or Ohio. On May 14, 2019, the Company announced commencement of operations in both Colorado and Ohio.

During the three months ended March 31, 2019, the Company mined 8 Bitcoin for total revenue of $28. These coins were earned from the operation of approximately 500 Company owned machines located in a leased facility in Quincy, Washington. On March 22, 2019, the Company conveyed its ownership of these machines in satisfaction of outstanding hosting service fees.

Legacy business – cybersecurity

On January 26, 2018, the Company announced the end of its business relationship with cybersecurity pioneer John McAfee. Since August 2017, Mr. McAfee had served as Chief Cybersecurity Visionary of the Company, guiding the development of the Company’s cybersecurity business, including Sentinel, an enterprise class network intrusion detector, released in October 2017. The Company also owned the intellectual property associated with developing and marketing a mobile phone with extensive privacy and anti-hacking features.

On March 19, 2018, the Company announced it had ended its cybersecurity operations by selling the Sentinel product line to a new entity formed by the unit’s management team and stopping development of the privacy phone. The Sentinel assets were sold for consideration of $60 in cash and a $1,000 promissory note, convertible into a 20% equity interest of the buyer.

F-7

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 1. Organization and Basis of Presentation, continued

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10–Q and Rule 10 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these statements. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2018, as filed with the SEC on April 16, 2019. Operating results for the three months ended March 31, 2019 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2019.

Note 2. Going Concern and Management’s Plans

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2019, the Company had incurred significant operating losses since inception and continues to generate losses from operations. As of March 31, 2019, the Company had an accumulated deficit of $406,425.

Management’s plans include overseeing the operation of approximately 5,700 cryptocurrency mining machines in Colorado and Ohio and continuing to execute on an expansion model to secure low cost power and grow its cryptocurrency assets. As discussed in Note 1, the Company decided not to commence the majority of its mining operations during the first quarter of 2019 as it believed that it was not economically responsible to do so based on unfavorable Bitcoin mining economics. The Company’s revenue in the first quarter of 2019 was significantly less than historical results, as it had only 500 machines in operation. Based on current budget assumptions, the Company believes that it will be able to meet its operating expenses and obligations for one year from the date these condensed consolidated financial statements are issued. The Company will need to raise additional funding to grow its operations and to pay current maturities of debt. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these unaudited condensed consolidated financial statements. Management’s plans, including the operation of its existing cryptocurrency mining machines, the raising of additional capital and potentially curtailing its operations alleviate such substantial doubt. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Principles of consolidation

The unaudited condensed consolidated financial statements include the accounts of MGT and MGT Sweden AB. All intercompany transactions and balances have been eliminated.

F-8

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to determining the estimated lives of long-lived assets, determining the potential impairment of intangibles and other long-lived assets, the fair value of warrants issued, the fair value of conversion features, the recognition of revenue, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

Prior Period Financial Statement Correction of an Immaterial Misstatement

During the first quarter of 2019, the Company identified certain adjustments required to correct balances within notes payable, accretion of debt discount, and the gain on extinguishment of debt relating to the modification to the June 2018 Note that had occurred on December 10, 2018. The Company had incorrectly calculated the fair value of the June 2018 Note as the date of its modification, which in turn, led the Company to calculate an incorrect gain on extinguishment and an incorrect accretion of debt discount. The errors discovered resulted in an overstatement of the Company’s notes payable balance of $566 as of December 31, 2018, and an overstatement of the accretion of debt discount of $14 and understatement on the gain on extinguishment of $580 for the year ended December 31, 2018.

Based on an analysis of Accounting Standards Codification (“ASC”) 250 – “Accounting Changes and Error Corrections” (“ASC 250”), Staff Accounting Bulletin 99 – “Materiality” (“SAB 99”) and Staff Accounting Bulletin 108 – “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), the Company determined that these errors were immaterial to the previously-issued consolidated financial statements for the year ended December 31, 2018, and as such no restatement was necessary at the time of the filing of the Company’s Form 10-Q for the three months ended March 31, 2019 on May 17, 2019 . Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. These corrections would be reflected the next time the registrant files the prior year financial statements. Accordingly, such correction has been made in the Company’s consolidated balance sheet as of December 31, 2018 as presented in the interim financial statements for the quarter ended March 31, 2019 and in the Company’s annual consolidated financial statements as of and for the year ended December 31, 2018 presented in this registration statement on Form S-1.

The effect on these revisions on the Company’s consolidated balance sheet as of December 31, 2018 is as follows:

	As previously reported at December 31, 2018	Adjustment	As revised at December 31, 2018
Notes payable, net of discount	$1,851	$(566)	$1,285
Total current liabilities	2,398	(566)	1,832
Total liabilities	2,398	(566)	1,832
Accumulated deficit	(405,285)	566	(404,719)
Total stockholders’ deficit	(1,875)	566	(1,309)

Revenue recognition

The Company’s primary revenue stream is related to the mining of digital currencies. The Company derives its revenue by solving “blocks” to be added to the blockchain and providing transaction verification services within the digital currency networks of cryptocurrencies, such as Bitcoin and Ethereum, commonly termed “cryptocurrency mining.” In consideration for these services, the Company receives digital currency (“Coins”). The Coins are recorded as revenue, using the average spot price of Bitcoin on the date of receipt. The Coins are recorded on the balance sheet as an intangible digital asset valued at the lower of cost or net realizable value. Net realizable value adjustments, to reduce the value of the Coins to their market value, is included in cost of revenue on the Company’s consolidated statements of operation. Any gain or loss on sale would be recorded to cost of revenues. Costs of revenues includes equipment depreciation, rent, net realizable value adjustments, and electricity costs.

The Company also recognizes revenue from its management agreements. The Company receives a fee from each management agreement based on the amount of Bitcoin mined and is reimbursed for any electricity costs incurred to run the Bitcoin mining machines it manages in its facility.

F-9

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Income taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Loss per share

Basic loss per share is calculated by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to common shareholders by the sum of the weighted average number of common shares outstanding plus potential dilutive common shares outstanding during the period. Potential dilutive securities, comprised of unvested restricted shares, convertible debt stock warrants and stock options, are not reflected in diluted net loss per share because such potential shares are anti–dilutive due to the Company’s net loss.

Accordingly, the computation of diluted loss per share for the three months ended March 31, 2019 excludes 2,650,001 unvested restricted shares, 6,000,000 shares issuable under stock options, 100,743,629 shares issuable upon the conversion of convertible debt, and 5,477,975 shares issuable under warrants. The computation of diluted loss per share for the three months ended March 31, 2018 excludes 2,000,000 shares issuable to the investors of a private placement in December 2017, 3,250,000 unvested restricted shares, 6,000,000 shares issuable under stock options, and 11,034,642 shares issuable under warrants.

Stock–based compensation

The Company recognizes compensation expenses for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the compensation committee of the board of directors of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a 12 to 24-month period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of the Company’s common stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s common stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

F-10

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Stock–based compensation, continued

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. The Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505–50, “Equity Based Payments to Non–Employees.” The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of unvested equity instruments is re-measured each reporting period and such re-measured value is amortized over the requisite remaining service period.

Gain (Loss) on Modification/Extinguishment of Debt

In accordance with ASC 470, a modification or an exchange of debt instruments that adds a substantive conversion option or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and must be measured by determining the extinguishment of the debt. Additionally, the Company evaluated the discounted cash flows under the terms of the obligations for the May 2018 Notes and June 2018 Note, both before and after the effect of the extension fees in order to determine whether this change should be accounted for as a loan extinguishment or as a modification. The Company determined that the transactions were extinguishments, since the difference between the discounted cash flows exceeded 10%. In addition to the changes in the payment terms of the notes, the debt holders agreed to change the convertibility terms of the Notes from non-convertible notes to convertible notes. The debt holders can elect to be paid in cash (within three trading days of notification) or shares of the Company’s common stock. During the three months ended March 31, 2019, the Company recognized a gain on the extinguishment of debt of $1,275 in conjunction with amending certain of its notes payable on January 7, 2019 and again on March 28, 2019, as well as on January 28, 2019.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying unaudited condensed consolidated financial statements, other than those disclosed below.

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance is effective for public entities, certain not-for-profit entities, and certain employee benefit plans for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, ASU 2018-07 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company is evaluating the impact of adopting this pronouncement.

F-11

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Recent accounting pronouncements, continued

In July 2018, the FASB issued ASU 2018-10 Leases (Topic 842), Codification Improvements and ASU 2018-11 Leases (Topic 842), Targeted Improvements, to provide additional guidance for the adoption of Topic 842. ASU 2018-10 clarifies certain provisions and corrects unintended applications of the guidance such as the application of implicit rate, lessee reassessment of lease classification, and certain transition adjustments that should be recognized to earnings rather than to stockholders’ (deficit) equity. ASU 2018-11 provides an alternative transition method and practical expedient for separating contract components for the adoption of Topic 842. In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842) which requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases with terms greater than 12 months. ASU 2018-11, ASU 2018-10, and ASU 2016-02 (collectively, “the new lease standards”) are effective for fiscal years beginning after December 15, 2018, with early adoption permitted.

On January 1, 2019, the Company adopted ASU No. 2016-02, “Leases (Topic 842)” and as part of that process the Company made the following elections:

1.	The Company did not elect the hindsight practical expedient, for all leases.

2.	The Company elected the package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs for all leases.

3.	In March 2018, the FASB approved an optional transition method that allows companies to use the effective date as the date of initial application on transition. The Company elected this transition method, and as a result, will not adjust its comparative period financial information or make the newly required lease disclosures for periods before the effective date.

4.	The Company elected to not separate lease and non-lease components, for all leases.

The Company recorded a Right of Use Asset of $87 with a corresponding Lease Liability of $84 and a corresponding cumulative adjustment to accumulated deficit of $3 in accordance with Topic 842.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is intended to improve the effectiveness of fair value measurement disclosures. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this pronouncement.

In August 2018, the FASB issued ASU 2018-15, Intangible – Goodwill and Other – Internal-Use Software (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this pronouncement.

F-12

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Management’s evaluation of subsequent events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than what is described in Note 10 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

Note 4. Notes Payable

On May 23, 2018, the Company entered into a securities purchase agreement with two accredited investors, pursuant to which the Company issued $840 in unsecured promissory notes for aggregate consideration of $700 (the “May 2018 Notes”). The outstanding balance of the May 2018 Notes was to be made in nine equal monthly installments beginning July 23, 2018. The May 2018 Notes were scheduled to mature on March 23, 2019. Subject to the terms and conditions set forth in the May 2018 Notes, the Company may prepay all or any portion of the outstanding balance at any time without pre-payment penalty. Upon the occurrence of an event of default, the outstanding balance of the May 2018 Notes shall immediately increase to 120% of the outstanding balance immediately prior to the event of default and become immediately due and payable.

On June 1, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $3,600 (the “June 2018 Note”) for consideration of $3,000. The outstanding balance of the June 2018 Note was to be made in nine equal monthly installments beginning August 1, 2018. The June 2018 Note was scheduled to mature on April 1, 2019. Subject to the terms and conditions set forth in the June 2018 Note, the Company may prepay all or any portion of the outstanding balance at any time without pre-payment penalty. Upon the occurrence of an event of default, the outstanding balance of the June 2018 Note shall immediately increase to 120% of the outstanding balance immediately prior to the event of default and become immediately due and payable.

On December 6, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $598 (the “December 2018 Note”) for consideration of $500. The outstanding balance of the December 2018 Note had a maturity date of May 6, 2019 and was paid in full in March 2019. The December 2018 Note bore interest at a rate of 8% per annum and, subject to the terms and conditions set forth in the December 2018 Note, the Company was permitted to prepay all or any portion of the outstanding balance at any time without pre-payment penalty.

On January 7, 2019, and again on March 28, 2019 the Company entered into amendments to one of the May 2018 Notes. Pursuant to the amendments, the borrower has agreed to extend the maturity date of the note to July 15, 2019 and does not require the Company to make its monthly installment payments due from December 2018, through March 2019, provided that the Company makes all installment payments for the months thereafter beginning April 15, 2019. Installment payments shall be paid in cash unless the Company elects to make payments in shares of the Company’s common stock, in which case the number of shares to be issued will be based on the lowest VWAP of the Company’s common stock during the preceding twenty trading days multiplied by 70%, or any lower price made available to any other holder of the Company’s securities. In consideration of these amendments, the Company incurred extension fees payable to the Borrower of $121.

On January 28, 2019, the Company entered into an amendment to the June 2018 Note. Pursuant to the amendment, the borrower has agreed to extend the maturity date to October 1, 2019 and not require the Company to make its installment payment due under the Note Purchase Agreement during January, February, and March 2019. The Company and the borrower have agreed that the Company is to pay all installment payments in cash unless both the Company and the borrower agree to make payments in shares of the Company’s common stock, in which case the number of shares to be issued will be based on the lowest intra-day trade price of the Company’s common stock during the preceding twenty trading days multiplied by 70%. In consideration of this amendment, the Company incurred an extension fee payable to the borrower of $527.

F-13

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 4. Notes Payable, continued

Because the January 2019 and March 2019 amendments were considered a substantive change, the Company has treated the modification as an extinguishment of debt and determined the gain or loss on the exchange of instruments. Based on the analysis performed, the Company determined that there was a gain on extinguishment of debt of $1,275.

Notes payable consisted of the following:

	As of March 31, 2019
	Principal	Discount	Net
May 2018 Notes	$500	$(350)	$150
June 2018 Note	3,159	(2,641)	518
Total notes payable	$3,659	$(2,991)	$668

	As of December 31, 2018
	Principal	Discount	Net
May 2018 Notes	$400	$(25)	$375
June 2018 Note	2,448	(1,803)	645
December 2018 Note	351	(86)	265
Total notes payable	$3,199	$(1,914)	$1,285

During the three months ended March 31, 2019 and 2018, the Company recorded amortization of debt discount of $1,091 and $0, respectively.

Note 5. Leases

On August 9, 2016, the Company entered into a sublease agreement for an office lease in Durham, North Carolina. The lease commenced on September 1, 2016 and expires on January 31, 2020. Monthly rent was $6 for the first 12 -month period and $7 each month thereafter until expiration of the lease. A security deposit of $13 was required upon execution of the sublease.

Lease rental expense totaled $20 and $17 during the period ended March 31, 2019 and 2018, respectively.

Total future minimum payments required under the sublease agreement are as follows:

Years ended December 31,	Amount
2019 (remaining nine months)	$62
2020	7
Total undiscounted minimum future lease payments	$69
Less Imputed interest	(3)
Present value of operating lease liabilities	$66

At March 31, 2019, the weighted average remaining lease term and discount rate for operating leases was 0.83 years and 10.8%, respectively.

The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

F-14

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 5. Leases, continued

Right of use asset

Right of use asset is included in the unaudited condensed consolidated Balance Sheet are as follows:

March 31, 2019
Non-current assets
Right of use asset, operating lease, net of amortization	$69

Note 6. Common Stock and Warrant Issuances

Issuance of common stock

During the three months ended March 31, 2019, the Company issued 160,500 shares of its common stock to consultants in exchange for services. These services were valued using the value of the shares issued of $60. During the three months ended March 31, 2018, the Company issued 448,551 shares of its common stock to consultants in exchange for services. These services were valued using the value of the shares issued of $839.

Equity Purchase Agreement

On August 30, 2018, the Company and Oasis Capital, LLC (formerly known as L2 Capital, LLC) (“Oasis Capital”), a Kansas limited liability company, entered into an equity purchase agreement (the “August Equity Purchase Agreement”), pursuant to which the Company may issue and sell to Oasis Capital from time to time up to $35,000 of the Company’s common stock that is registered with the SEC under a registration statement on a Form S–3. Pursuant to the August Equity Purchase Agreement, the Company may require Oasis Capital to purchase shares of common stock that is equal to the lesser of $500 and 200% of the average trading volume of the common stock in the ten prior trading days, upon the Company’s delivery of a put notice to Oasis Capital. Oasis Capital shall purchase such number of shares of common stock at a per share price that equals to the lowest volume weighted average trading price of the common stock during the five prior trading days multiplied by 93.5%.

On November 30, 2018, the Company and Oasis Capital entered into an amendment (the “EPA Amendment”) to the August Equity Purchase Agreement. The EPA Amendment amends the aggregate value of the common stock that can be sold to Oasis Capital from $35,000 to $50,000. Subject to the terms of the EPA Amendment, the Company may by notice (a “Put Notice”) delivered to Oasis Capital require Oasis Capital to purchase a number of shares (the “Put Shares”) of the common stock that is equal to the lesser of $500 and 200% of the average trading volume of the common stock in the ten trading days immediately preceding the date of such Put Notice. The Amendment and EPA provide that the purchase price for such Put Shares will be the lowest traded price on the principal market for any trading day during the five trading days either following or beginning on the date on which Oasis Capital receives delivery of the Put Shares into its brokerage account, which period is referred to as the Valuation Period, multiplied by 95.0%.

F-15

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 6. Common Stock and Warrant Issuances, continued

Equity Purchase Agreement, continued

During the three months ended March 31, 2019, the Company issued 43,100,000 shares of its common stock in exchange for $2,154. Of that amount, $354 was applied directly as payment against the December 2018 Note. On March 28, 2019, the Company sold 7,500,000 shares of its common stock for proceeds of $346. Since the proceeds were collected in April 2019, the Company recorded a subscription receivable for this amount as of March 31, 2019.

On April 16, 2019, the Company became ineligible to issue shares under its registration statement on Form S-3 as the aggregate market of the Company’s common stock held by non-affiliates was below the regulatory threshold of $75,000. In connection with this ineligibility, the Company’s August Equity Purchase Agreement was terminated.

Warrants

The following table summarizes information about shares issuable under warrants outstanding during the three months ended March 31, 2019:

	Warrant shares outstanding	Weighted average exercise price	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2019	5,477,975	$1.01
Issued	-	-
Exercised	-	-
Expired or cancelled	-	-
Outstanding at March 31, 2019	5,477,975	$1.01	1.13	$-

Exercisable at March 31, 2019	5,477,975	$1.01	1.13	$-

Note 7. Stock–Based Compensation

Issuance of restricted common stock – directors, officers and employees

The Company’s activity in restricted common stock was as follows for the three months ended March 31, 2019:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2019	3,355,000	$1.46
Vested	(704,999)	$1.63
Non–vested at March 31, 2019	2,650,001	$1.41

For the three months ended March 31, 2019 and 2018, the Company has recorded $894 and $1,087, in employee and director stock–based compensation expense, which is a component of general and administrative expenses in the consolidated statement of operations and comprehensive loss.

As of March 31, 2019, unamortized stock-based compensation costs related to restricted share arrangements was $1,573, and will be recognized over a weighted average period of 0.54 years.

F-16

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 7. Stock–Based Compensation, continued

Stock options

The following is a summary of the Company’s stock option activity for the three months ended March 31, 2019:

	Options	Weighted average exercise price	Weighted average Grant date fair value	Weighted average remaining life	Intrinsic value
Outstanding – January 1, 2019	6,000,000	$0.71	$1.29
Granted	–
Exercised	–
Forfeited/Cancelled	–
Outstanding – March 31, 2019	6,000,000	$0.71	$1.29	0.84	$–

Exercisable – March 31, 2019	6,000,000	$0.71	$1.29	0.84	$–

As of March 31, 2019, there were no unrecognized compensation costs, as all outstanding stock options are fully vested.

Note 8. Commitments and Contingencies

Operating commitments

On October 23, 2018, the Company entered into a hosting agreement (“Hosting Agreement”) with a hosting facility in Colorado where the mining machines have been relocated from Sweden into the U.S. Pursuant to the Hosting Agreement, the service provider will provide a facility to host the Company’s Bitcoin computing servers. The Hosting Agreement states that after payment of an initial fee of $170, all future amounts due to the service provider will be calculated based on electricity consumed by the Company’s 2,500 miners, as determined via separate metered connections on two transformers. The Hosting Agreement commenced on November 1, 2018 and terminates on November 1, 2020.

Legal

There have not been any material updates to the Company’s legal proceedings, as disclosed in the Company’s Form 10-K, as filed with the SEC on April 16, 2019.

Note 9. Employee Benefit Plans

The Company maintains defined contribution benefit plans under Section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company may make discretionary contributions of up to 100% of employee contributions. During the three months ended March 31, 2019 and 2018, the Company made contributions to the 401(k) Plan of $4 and $18, respectively.

F-17

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 10. Subsequent Events

The Company has evaluated the impacts of subsequent events through May 17, 2019, and has determined that no such events occurred that were required to be reflected in the unaudited condensed consolidated financial statements, except as described within the above notes and described below.

Modification of Notes Payable

On April 9, 2019, the Company entered into an amendment to one of its May 2018 Notes to (a) forego the installment payments due on February 23, 2019 and March 23, 2019; and (b) extend the maturity date of the note to August 15, 2019. In exchange for the amendment, the Company compensated the holder of the note by increasing the outstanding principal due by $50.

On May 10, 2019, the two holders of the May 2018 Notes assigned and sold all notes to a single unaffiliated investor. On the same date, the Company and new investor executed a letter agreement to amend the terms of the May 2018 Notes to allow the new investor to convert the total outstanding principal amount of $421 into shares of the Company’s common stock, at a price equal to 70% of the lowest trading price during the 20 days preceding the conversion dates, or any lower price made available to any other holder of the Company’s securities. This amendment also eliminates the Company’s mandatory monthly amortization payments and extended the maturity of the May 2018 Notes until August 15, 2019. After such date, and within 10 business days, any outstanding balance shall be satisfied, at the Company’s election, either with: cash, common stock conversion or any combination thereof. On May 15, 2019, the Company issued 10,568,087 shares of its common stock pursuant to the full conversion of the May 2018 Notes.

Also on May 10, 2019, the Company executed a letter agreement with the holder of the June 2018 Note to amend the terms of the June 2018 Notes to allow the holder to covert the total outstanding principal amount of $3,159 into shares of the Company's common stock, at a price equal to 70% of the lowest trading price during the 20 day preceding the conversion dates, or any lower price made available to any other holder of the Company’s securities. This amendment also eliminates the Company's mandatory monthly amortization payments and extended the maturity of the June 2018 Note until December 15, 2019. After such date, and within 10 business days, any outstanding balance shall be satisfied, at the Company’s election, either with: cash, common stock conversion, or any combination thereof.

Modification of Warrants

On May 9, 2019, the Company reached a modification agreement with the holder of six separate warrants entitling the holder to purchase a total of 4,000,000 shares of the Company’s common stock at prices of between $0.50 per share and $2.00 per share at various times until September 2022. In return for the immediate exercise of all warrants, the holder was permitted to exercise at a price of $0.03 per share, or $120.

Sale of Preferred Stock

On April 12, 2019, the Company’s Board of Directors approved the authorization of 200 shares of Series C Convertible Preferred Stock with a par value of $0.001 and a stated value of $10,000 per share (“Preferred Shares”). The holders of the Preferred Shares are not entitled to vote their shares or receive dividends. At any time prior to the one-year anniversary from the issuance date, the Company may redeem the Preferred Shares at 1.4 times the stated value, following which the Company may redeem the Preferred Shares at 1.2 times the stated value.

Each Preferred Share is convertible into shares of the Company’s common stock in an amount equal to the greater of: (a) 200,000 shares of common stock or (b) the amount derived by dividing the stated value by the product of 0.7 times the market price of the Company’s common stock, defined as the lowest trading price of the Company’s common stock during the ten day period preceding the conversion date. The holder may not convert any Preferred Shares if the total amount of shares, together with holdings of its affiliates, following a conversion shall exceed 9.99% of the Company’s common stock. The common shares issued upon conversion have been registered under the Company’s registration statement on Form S-3. On April 12, 2019, the Company sold 190 Preferred Shares for $1,900. During April and May 2019, holders of the preferred shares converted 35 of their Preferred Shares into 8,463,465 shares of common stock.

F-18

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per–share amounts)

Note 10. Subsequent Events, continued

Sale of Common Stock

On April 12, 2019, the Company entered into a purchase agreement with an accredited investor whereby it sold 17,500,000 shares of its common stock for $525 pursuant to the Company’s registration statement on Form S-3. The holder of these shares is also the holder of the June 2018 Note and an affiliate of the holder of 150 shares of the Preferred Shares.

Equity Purchase Agreement

Subsequent to March 31, 2019, through April 16, 2019, the Company issued 23,900,000 shares of its common stock under the Equity Purchase Agreement in exchange for $1,575.

Hosting Agreement

On May 10, 2019, the Company, N 4th Street LLC (the “Service Provider”), and Bit5ive LLC (the “Operator”) entered into a profit sharing agreement, effective as of May 10, 2019, relating to the generation of Bitcoin mining revenues at a facility located in Coshocton, Ohio (the “Facility”) for a term that is the earlier of (i) two years, or (ii) when the parties determine that the Bitcoin mining business at the Facility is uneconomic (the “Agreement”).

Under the terms of the Agreement, the Company agreed to provide the necessary hardware to conduct Bitcoin mining at the Facility. In addition, the Company is required to deliver a security deposit in the amount of $240,000 to the Service Provider (the “Security Deposit”). The Service Provider agreed, among other things, to provide necessary hosting capacity, equipment, infrastructure and electricity to operate the mining hardware at the Facility. The Operator agreed, among other things, to and maintain the Facility in accordance with prudent industry standards (as defined in the Agreement) and to maintain the hardware.

The Service Provider is required to disburse on a monthly basis: (i) the total electricity costs to the utility provider; (ii) 10% of Gross Profits (as defined in the Agreement) to the Operator; (iii) the Net Profits (as defined in the Agreement) such that 10% of all Gross Profits shall be paid to the Company, 40% of all Gross Profits shall be paid to Service Provider, and 40% of all Gross Profits will be paid into the Security Deposit account until such time as the Security Deposit is paid in full; and (iv) subsequent to the satisfaction of the Security Deposit, Net Profits equally between the Company and the Service Provider.

Employment Agreements

On May 1, 2019, the Company’s board of directors reappointed Mr. Robert Ladd as Chief Executive Officer of the Company. Mr. Ladd’s previous employment agreement with the Company remains in effect.

On May 13, 2019, Stephen Schaeffer, the Company’s Chief Operating Officer, resigned effective May 10, 2019. In connection with his resignation, Mr. Schaeffer and the Company entered into a resignation and release agreement dated May 13, 2019 (the “Resignation Agreement”), pursuant to which Mr. Schaeffer’s Executive Employment Agreement, dated August 15, 2017 was terminated. The Resignation Agreement provides that Mr. Schaeffer will be paid a lump sum of $100,000, net of appropriate payroll and withholding deductions. In addition, the Resignation Agreement provides for the immediate vesting of 440,000 shares of common stock previously granted to Mr. Schaeffer under the Company’s 2016 Stock Equity Plan and for Company-paid COBRA health insurance coverage.

Management Agreements

On May 2, 2019, the Company entered into amended management agreements with two accredited investors, Deep South Mining LLC and BDLM, LLC (the “Users”). The Users’ miners shall be reconnected and resume mining Bitcoin upon execution of these agreements. Due to wear and tear, the parties acknowledge the Users’ Bitcoin Hardware consist of 1,800 Bitmain Antminer S9 mining computers, collectively.

F-19

Report of Independent Registered Public Accounting Firm

The Stockholders and the Board of Directors of

MGT Capital Investments, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MGT Capital Investments, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ (deficit) equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and will require additional capital to fund its current operating plan. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2017.

New York, NY

April 16, 2019, except Note 16, dated May 17, 2019

F-20

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$96	$9,519
Prepaid expenses and other current assets	193	894
Intangible digital assets	30	48
Total current assets	319	10,461

Non-current assets
Property and equipment, net	-	3,116
Other assets	204	-
Total assets	$523	$13,577

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$537	$287
Accrued expenses	7	707
Other payables	3	710
Notes payable, net of discount	1,285	-
Total current liabilities	1,832	1,704

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Undesignated preferred stock, $0.001 par value, 8,500,000 shares authorized at December 31, 2018 and 2017. No shares issued or outstanding at December 31, 2018 and 2017	-	-
Common stock, $0.001 par value; 2,500,000,000 shares authorized; 111,079,683 and 58,963,009 shares issued and outstanding at December 31, 2018 and 2017, respectively.	111	59
Additional paid-in capital	403,299	390,736
Accumulated deficit	(404,719)	(378,900)
Total (deficit) equity attributable to MGT stockholders	(1,309)	11,895
Non-controlling interest	-	(22)
Total (deficit) equity	(1,309)	11,873

Total liabilities, stockholders’ (deficit) equity, and non-controlling interest	$523	$13,577

The accompanying notes are an integral part of these consolidated financial statements

F-21

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per-share amounts)

	For the Years Ended December 31,
	2018	2017

Revenue	$2,030	$3,134

Operating expenses
Cost of revenue	4,191	1,502
General and administrative	12,816	22,353
Restructuring charge	2,499	-
Impairment of property and equipment	6,345	-
Impairment of intangible assets	-	303
Sales and marketing	55	238
Research and development	47	346
Total operating expenses	25,953	24,742

Operating loss	(23,923)	(21,608)

Other non-operating income (expense)
Interest expense	(3)	(385)
Accretion of debt discount	(919)	(5,627)
Warrant modification expense	(139)	-
Impairment/loss on sale of investments	(127)	(2,871)
(Loss) gain on sale of property and equipment	(47)	370
Inducement expense	-	(20,312)
Gain on extinguishment of debt	1,875	-
Total other non-operating income (expense)	640	(28,825)

Net loss	(23,283)	(50,433)

Deemed dividend	(2,514)	-

Net loss attributable to common stockholders	$(25,797)	$(50,433)

Other comprehensive loss
Reclassification adjustment for comprehensive loss included in net loss	-	66
Comprehensive loss	$(25,797)	$(50,367)

Per-share data
Basic and diluted loss per share	$(0.35)	$(1.34)

Weighted average number of common shares outstanding	73,056,223	37,744,600

The accompanying notes are an integral part of these consolidated financial statements

F-22

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(in thousands, except share and per-share amounts)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total (Deficit) Equity Attributable to MGT	Non-controlling	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Stockholders	interest	(Deficit) Equity
Balance at January 1, 2017	28,722,855	$29	$327,943	$(328,467)	$(66)	$(561)	$(22)	(583)
Stock-based compensation	4,050,000	4	3,276	-	-	3,280	-	3,280
Stock issued for acquisition	2,000,000	2	2,498	-	-	2,500	-	2,500
Stock issued for services	2,574,000	3	4,626	-	-	4,629	-	4,629
Stock issued in exchange of notes payables	10,191,466	10	8,670	-	-	8,680	-	8,680
Induced conversion of notes payable	-	-	20,312	-	-	20,312	-	20,312
Stock sold in connection with private placements	2,875,000	3	9,147	-	-	9,150	-	9,150
Beneficial conversion features on convertible notes	-	-	4,593	-	-	4,593	-	4,593
Stock issued in exchange of accounts payable	220,000	-	401	-	-	401	-	401
Sale of common stock warrants	-	-	100	-	-	100	-	100
Stock issued in connection with notes payable amendment	200,000	-	118	-	-	118	-	118
Exercise of warrants	7,693,588	8	387	-	-	395	-	395
Amortization of employee stock options	-	-	7,057	-	-	7,057	-	7,057
Modification of employee stock options	-	-	37	-	-	37	-	37
Stock and warrants issued in connection with Management Agreements	436,100	-	1,571	-	-	1,571	-	1,571
Net loss	-	-	-	(50,433)	-	(50,433)	-	(50,433)
Reclassification adjustment for loss included in net loss	-	-	-	-	66	66	-	66
Balance at January 1, 2018	58,963,009	59	390,736	(378,900)	-	11,895	(22)	11,873

Stock-based compensation	2,860,000	3	4,354	-	-	4,357	-	4,357
Forfeiture of unvested restricted stock	(550,000)	(1)	(232)	-	-	(233)	-	(233)
Forfeiture of vested restricted stock	(1,966,666)	(2)	2	-	-	-	-	-
Stock issued for services	2,387,273	2	2,270	-	-	2,272	-	2,272
Stock issued for prior year notes payable conversion	3,381,816	3	(3)	-	-	-	-	-
Sale of stock in connection with private placement	200,000	-	80	-	-	80	-	80
Sale of stock in connection with equity purchase agreement	33,650,000	34	2,425	-	-	2,459	-	2,459
Issuance of common stock for prior year sale	2,000,000	2	(2)	-	-	-	-	-
Exercise of warrants	10,094,251	11	896	-	-	907	-	907
Stock issued in disposition of cybersecurity assets	60,000	-	120	-	-	120	-	120
Deemed dividend	-	-	2,514	(2,514)	-	-	-	-
Warrant modification expense	-	-	139	-	-	139	-	139
Reclassification of non-controlling interest to accumulated deficit	-	-	-	(22)	-	(22)	22	-
Net loss	-	-	-	(23,283)	-	(23,283)	-	(23,283)

Balance at December 31, 2018	111,079,683	$111	$403,299	$(404,719)	$-	$(1,309)	$-	$(1,309)

The accompanying notes are an integral part of these consolidated financial statements

F-23

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per-share amounts)

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(23,283)	$(50,433)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	3,291	946
Impairment of property and equipment	6,345	-
Amortization of intangible assets	-	165
Stock-based compensation expense	6,402	16,574
Stock issued for amendment of notes payable	-	118
Warrant modification expense	139	-
Loss on sale of investments - short term	-	84
Loss on sale of business unit	127	-
Impairment of long-term investments	-	2,787
Extinguishment of note payable	(1,875)	-
Accretion of debt discount	919	5,627
Impairment of intangible assets	-	303
Loss (gain) on sale of property and equipment	47	(370)
Inducement expense	-	20,312
Change in operating assets and liabilities
Prepaid expenses and other current assets	514	(581)
Intangible digital assets	18	(38)
Other assets	(204)	-
Accounts payable	210	622
Accrued expenses	(1,413)	1,507
Net cash used in operating activities	(8,763)	(2,377)

Cash Flows From Investing Activities
Proceeds from sale of cybersecurity assets	60	-
Proceeds from sale of investments	-	26
Purchase of property and equipment	(6,994)	(4,067)
Proceeds from sale of property and equipment	427	976
Net cash used in investing activities	(6,507)	(3,065)

Cash Flows From Financing Activities
Proceeds from issuance of convertible notes payable and warrants	-	4,971
Proceeds from private placements of common stock	80	9,150
Proceeds from sale of common stock warrants	-	100
Proceeds from sale of stock under equity purchase agreement	1,309	-
Proceeds from the issuance of notes payable, net of original issue discount	5,200	-
Repayment of notes payable	(1,649)	-
Proceeds from exercise of warrants	907	395
Net cash provided by financing activities	5,847	14,616

Net change in cash and cash equivalents	(9,423)	9,174

Cash and cash equivalents, beginning of year	9,519	345

Cash and cash equivalents, end of year	$96	$9,519

The accompanying notes are an integral part of these consolidated financial statements

F-24

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per-share amounts)

	For the Years Ended December 31,
	2018	2017
Supplemental disclosure of cash flow information
Cash paid for interest	$14	$48

Cash paid for income tax	$-	$-

Non-cash investing and financing activities
Conversion of convertible debt and accrued interest	$-	$8,680
Issuance of L2 commitment note	$-	$160
Deemed dividend on trigger of down round provision	$2,514	$-
Reclassification adjustment upon sale of available for sale investment in net loss	$-	$66
Beneficial conversion feature on convertible debt and warrants issued
concurrent with debt	$-	$4,593
Shares issued in settlement of accounts payable	$-	$401
Reclassification of deferred offering costs	$160	$-
Reclassification of NCI to accumulated deficit	$22	$-
Repayment of notes payable through issuance of shares under equity purchase agreement	$1,310	$-

The accompanying notes are an integral part of these consolidated financial statements

F-25

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 1. Organization and Basis of Presentation

Organization

MGT Capital Investments, Inc. (“MGT Capital”) is a Delaware corporation, incorporated in 2000. MGT Capital was originally incorporated in Utah in 1977. “MGT” or the “Company” was formerly comprised of the parent company and its wholly–owned subsidiaries MGT Cybersecurity, Inc., Medicsight, Inc., MGT Sports, Inc., MGT Studios, Inc. (“MGT Studios”), MGT Interactive, LLC, MGT Gaming, Inc., MGT Mining One, Inc., MGT Mining Two, Inc., and MGT Sweden AB. MGT Studios also owned a controlling minority interest in the subsidiary M2P Americas, Inc. During the first quarter of 2019, the Company filed certificates of dissolution for all of its wholly-owned subsidiaries except MGT Sweden AB.

MGT’s corporate office is located in Durham, North Carolina.

On March 23, 2018, the Company’s stockholders approved an increase in the Company’s authorized common stock from 75,000,000 shares to 125,000,000 shares. On March 23, 2018, the Company filed an amendment to its Certificate of Incorporation with the state of Delaware to reflect this change. On February 27, 2019, the Company’s stockholders approved an increase in the Company’s authorized commons shares from 125,000,000 to 2,500,000,000. On February 27, 2019, the Company filed an amendment to its Certificate of Incorporation with the state of Delaware to reflect this change.

On March 23, 2018, the Company’s stockholders approved a 1-for-2 reverse split of the Company’s common stock, to be effected only if needed for the Company’s application to uplist its common stock to a national exchange. As of April 15, 2019, the Company had not amended its Certificate of Incorporation to reflect this reverse split and such adjustments are not reflected within these consolidated financial statements.

On June 13, 2018, the Company filed a universal shelf registration statement covering up to $150 million of various MGT securities, including common stock, preferred stock, debt securities, rights, warrants, and units, that the Company may sell from time to time. On August 10, 2018, this registration statement on Form S-3 was declared effective by the Securities and Exchange Commission. Through April 15, 2019, the Company has sold $6,036 million of securities under this registration statement.

Cryptocurrency mining

In September 2016, MGT commenced its Bitcoin mining operations in the Wenatchee Valley area of central Washington. Throughout 2017, the Company expanded its mining capacity with the purchase of additional Bitcoin mining machines and by entering into hosting and power agreements with Washington facilities owners. The Company also entered into management agreements with third party investors whereby the investors purchased the mining hardware, and the Company receives both a fee to manage the mining operations plus one-half of the net operating profit.

Towards the end of 2017, the Company determined that there was inadequate electric power in Washington to support the Company’s growth, and the Company moved swiftly to find a new facility to conduct its mining operations. By the end of 2017, the Company made the decision to move its principal mining operations to northern Sweden, a geographic location with historically low ambient temperatures and available inexpensive electricity. The Company entered into a hosting agreement (the “Hosting Agreement”) with Beacon Leasing LLC (“Beacon”), pursuant to which Beacon agreed to deliver a turn-key solution in northern Sweden with up to 15 megawatts of electricity capacity, which included a facility with power, cooling, and hosting services for a fixed price of $810 per month. The facility in Sweden is owned by the city of Älvsbyn and leased by a subsidiary of Beacon. Beacon committed to provide a fully functional facility by the end of March 2018. The Hosting Agreement required the Company to pay $1,620 to Beacon, representing the first and last month of service. During the first quarter of 2018, the Company took delivery of an additional 2,000 Bitcoin mining machines in Sweden and moved 4,300 machines (including 2,100 investor-owned machines) from Washington to Sweden.

Beacon failed to deliver the fully built out facility and necessary power supply levels required by MGT by the end of March 2018. Through the first quarter of 2018 and into the second quarter, MGT personnel made visits to Sweden and assisted Beacon with efforts to get the facility up and running. The Company also advanced additional funds to Beacon to maximize operational capacity as quickly as possible. During April 2018, the Company became involved in the design and setup of the Sweden facility due to concern that Beacon may have overstated their construction abilities and financial capacity.

F-26

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 1. Organization and Basis of Presentation, continued

Cryptocurrency mining, continued

On May 16, 2018, the Company was informed that none of the amounts due from Beacon to the electric utility serving the Älvsbyn facility were paid and that the utility would begin shutting down the electricity to the Älvsbyn facility. On the same day, the Company notified Beacon that it was in breach of the Hosting Agreement. In order to avoid a shutdown of the facility and a suspension of mining operations, the Company paid $368 directly to the electric utility, as a good faith deposit. During the three months ended September 30, 2018, the Company paid an additional aggregate of $947 to the utility provider for power consumed.

Subsequent to May 16, 2018, the Company intensified its efforts to determine the extent of Beacon’s non-performance under the Hosting Agreement. Management made several more trips to Sweden to supervise the completion of the facility as well as investigate Beacon’s accounting records. The Company determined that Beacon also was faced with unpaid invoices from various material and service providers to the facility.

Beginning in late May 2018, the Company took steps to become the direct operator of the Swedish facility to gain control of the situation, protect its assets, and maximize operational capacity as quickly as possible. These actions included paying the outstanding amounts owed by Beacon in order to maintain the vendor relationships needed to complete the facility and forming MGT Sweden AB in anticipation of assuming the building lease and the power agreements.

During the three months ended June 30, 2018, the Company recorded restructuring expense of $2,499, which included the write-off of the unamortized balance of the initial deposit paid to Beacon in the amount of $1,350 and $1,149, for additional costs paid by the Company to service providers and vendors engaged to complete the facility. These costs consisted of unpaid obligations for services provided prior to the second quarter of 2018, including:

Costs to bring electricity provider current and set up additional transformers	$893
Satisfaction of payables for materials, repairs and supplies	206
Satisfaction of payables for payroll and consulting fees	50
TOTAL	$1,149

The cost of services provided after the Company took over full direct operational control of the facility are included in cost of revenue and general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss.

Continuing issues arising from poor engineering and demands from the electric utility forced the Company to devote a significant amount of time and effort to the operations in Sweden. Further, the Company determined that the financial investment to fully assume the position of Beacon was excessive. Simultaneously, based on an analysis of available facilities in the United States, the Company concluded that the United States provided hosting opportunities for the Company. On September 24, 2018, the combination of these factors led to the Company deciding to forgo any further monetary investment in Sweden. The Company has relocated all of the miners in Sweden to facilities in Colorado and Ohio.

As of December 31, 2018, MGT owned and operated approximately 500 miners located in a leased facility in Quincy, Washington. Prior to the mining assets’ relocation to the United States, the Company conducted a physical observation concluding that there are approximately 5,750 operating machines in Sweden. In connection with the relocation to the U.S., approximately 3,000 were shipped to Colorado and 2,750 were shipped to Ohio. Of the 5,750 machines shipped, 3,800 of these machines are owned by the Company, while the remaining machines are investor owned. All miners owned or managed by MGT are S9 Antminers sold by Bitmain Technologies LTD. In addition to the S9 Antminers, the Company owns 50 custom designed GPU-based Ethereum mining rigs. During the year ended December 31, 2018, the Company mined 245 Bitcoin for total revenue of $2,010. In addition, the miners the Company operate pursuant to the management agreements mined 184 Bitcoin during the same period.

Because the price of Bitcoin has steadily decreased during 2018 and throughout the first quarter of 2019, the Company decided it is not economically responsible to commence mining operations in Colorado or Ohio. Until the price of Bitcoin rises, the Company does not plan to commence mining with these machines.

F-27

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 1. Organization and Basis of Presentation, continued

Legacy business – cybersecurity

On January 26, 2018, the Company announced the end of its business relationship with cybersecurity pioneer John McAfee. Since August 2017, Mr. McAfee had served as Chief Cybersecurity Visionary of the Company, guiding the development of the Company’s cybersecurity business, including Sentinel, an enterprise class network intrusion detector, released in October 2017. The Company also owned the intellectual property associated with developing and marketing a mobile phone with extensive privacy and anti-hacking features.

On March 19, 2018, the Company announced it had ended its cybersecurity operations by selling the Sentinel product line to a new entity formed by the unit’s management team and stopping development of the privacy phone. The Sentinel assets were sold for consideration of $60 in cash and a $1,000 promissory note, convertible into a 20% equity interest of the buyer.

Basis of presentation

The accompanying consolidated financial statements for the years ended December 31, 2018 and 2017 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Note 2. Going Concern and Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2018, the Company had incurred significant operating losses since inception and continues to generate losses from operations. As of December 31, 2018, the Company had an accumulated deficit of $404,719. As of December 31, 2018, MGT’s cash and cash equivalents were $96.

Management’s plans include overseeing the operation of approximately 5,750 cryptocurrency mining machines in Colorado and Ohio and continue to execute on an expansion model to secure low cost power and grow its cryptocurrency assets. As discussed in Note 1, the Company experienced additional delays and costs due to the non-performance of a key vendor. The Company has moved all of its miners from Sweden to facilities in Colorado and Ohio. Because the machines were being moved in the latter months of 2018, the Company’s revenue will be significantly less than historical results. Based on current budget assumptions, the Company believes that it will be able to meet its operating expenses and obligations for one year from the date these consolidated financial statements are issued. The Company will need to raise additional funding to grow its operations and to pay current maturities of debt. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these consolidated financial statements. Management’s plans, including the operation of its existing cryptocurrency mining machines, the raising of additional capital and potentially curtailing its operations alleviate such substantial doubt. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of MGT and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated. Non-controlling interest represents the non-controlling equity investment in MGT subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non-controlling interest. During the first quarter of 2019, the Company dissolved all of its wholly owned subsidiaries excluding MGT Sweden AB. In addition, the non-controlling equity interest in M2P Americas, Inc., including the minority investors’ share of the net operating results and other components of equity relating to the non-controlling interest was also dissolved.

F-28

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Reclassification

Certain amounts in prior periods have been reclassified to conform to current period presentation. These reclassifications had no effect on the previously reported net loss.

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to determining the estimated lives of long-lived assets, determining the potential impairment of intangibles and other long-lived assets, the fair value of warrants issued, the fair value of stock options, the fair value of conversion features, the fair value of the deemed dividend, the recognition of revenue, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

Beneficial conversion feature of convertible notes payable

The Company accounts for convertible notes payable in accordance with guidelines established by the Financial Accounting Standards Board (“FASB”) ASC Topic 470-20, “Debt with Conversion and Other Options”. The beneficial conversion feature of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a beneficial conversion feature related to the issuance of a convertible note when issued and also records the estimated fair value of any warrants issued with those convertible notes. The beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The beneficial conversion feature of a convertible note is measured by first allocating a portion of the note’s proceeds to any warrants, if applicable, as a discount on the carrying amount of the convertible on a relative fair value basis. The discounted face value is then used to measure the effective conversion price of the note. The effective conversion price and the market price of the Company’s common stock are used to calculate the intrinsic value of the conversion feature. The intrinsic value is recorded in the financial statements as a debt discount from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to accretion of debt discount on the Company’s consolidated statement of operations and comprehensive loss.

F-29

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Revenue recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) which was subsequently amended by ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12, and ASU 2017-13. These ASUs outline a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance includes a five-step framework that requires an entity to: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when the entity satisfies a performance obligation. In July 2015, the FASB deferred the effective date of ASU 2014-09 to annual reporting periods beginning after December 15, 2017. A full retrospective or modified retrospective approach was required upon adoption. The Company has adopted ASU No. 2014-09 effective January 1, 2018.

The Company has elected to apply the modified retrospective method and the impact was determined to be immaterial on the consolidated financial statements. Accordingly, the new revenue standard has been applied prospectively in its consolidated financial statements from January 1, 2018 forward and reported financial information for historical comparable periods will not be revised and will continue to be reported under the accounting standards in effect during those historical periods.

The Company has performed an analysis and identified its revenues and costs that are within the scope of the new guidance. The Company determined that its methods of recognizing revenues have not been significantly impacted by the new guidance.

The Company’s primary revenue stream is related to the mining of intangible digital assets. The Company derives its revenue by solving “blocks” to be added to the blockchain and providing transaction verification services within the digital currency networks of cryptocurrencies, such as Bitcoin and Ethereum, commonly termed “cryptocurrency mining.” In consideration for these services, the Company receives digital currency (“Coins”). The Coins are recorded as revenue, using the average spot price of Bitcoin on the date of receipt. The Coins are recorded on the balance sheet as inventory at the lower of cost or net realizable value. Any gain or loss on sale would be recorded to cost of revenues. Costs of revenues includes equipment depreciation, rent, and electricity costs. Net realizable value adjustments, to reduce the value of the Coins to their market value, is included in cost of revenue on the Company’s consolidated statements of operations.

Due to a lack of authoritative and non-authoritative guidance, the Company had previously recorded the Coins as a security, where the Company would record revaluation gains and losses to cost of revenue. As of September 30, 2018, the Company reviewed certain non-authoritative guidance and changed its accounting policy to reflect that its Coins should be inventory. The Company determined that this change in accounting policy had no effect on its previously filed financial statements.

The Company also recognizes revenue from its Management Agreements (as defined in Note 12). The Company receives a fee from each Management Agreement based on the amount of Bitcoin mined and is reimbursed for any electricity costs incurred to run the Bitcoin mining machines it manages in its facility.

F-30

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Income taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act reduces the U.S. federal corporate tax rate from 35% to 21%. In accordance with the SEC Staff Accounting Bulletin No. 118, the Company has finalized its accounting for the effects of the Tax Act and it has not had a material effect on the Company’s results of operations. Future adjustments made to the provisional effects will be reported as a component of income tax expense in the reporting period in which any such adjustments are determined. Based on the new tax law that lowers corporate tax rates, the Company revalued its deferred tax assets. Future tax benefits are expected to be lower, with the corresponding one-time charge being recorded as a component of income tax expense, if applicable.

The Company was previously delinquent in the filing of its 2015 and 2016 US Federal and state tax returns. On August 10, 2018, the Company filed its delinquent returns and is now in good standing in all income tax jurisdictions.

F-31

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Loss per share

Basic loss per share is calculated by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to common shareholders by the sum of the weighted average number of common shares outstanding plus potential dilutive common shares outstanding during the period. Potential dilutive securities, comprised of unvested restricted shares, convertible debt stock warrants and stock options, are not reflected in diluted net loss per share because such potential shares are anti–dilutive due to the Company’s net loss.

Accordingly, the computation of diluted loss per share for the year ended December 31, 2018 excludes 3,455,000 unvested restricted shares, 6,000,000 shares issuable under stock options, 67,252,747 shares issuable upon the conversion of convertible debt, and 5,477,975 shares issuable under warrants. The computation of diluted loss per share for the year ended December 31, 2017 excludes 2,000,000 shares issuable to the investors of the December 2017 private placement, 3,381,816 shares issuable to UAHC Ventures, LLC a Nevada limited liability company (“UAHC”) due to the conversion of the UAHC note payable, 3,850,000 unvested restricted shares, 6,000,000 shares issuable under stock options, and 13,720,742 shares issuable under warrants.

Stock–based compensation

The Company recognizes compensation expenses for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the compensation committee of the board of directors of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a 12 to 24-month period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of the Company’s common stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s common stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. The Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505–50, “Equity Based Payments to Non–Employees.” The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of unvested equity instruments is re-measured each reporting period and such re-measured value is amortized over the requisite remaining service period.

F-32

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions whereby the combined account balances exceed Federal Deposit Insurance Corporation (“FDIC”) insurance coverage by approximately $9,263 as of December 31, 2017. The Company has $96 as the combined account balance as of December 31, 2018. Therefore, since the FDIC’s insurance coverage is for combined account balances that exceed $250, there is no concentration of credit risk as of December 31, 2018.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment charges. Depreciation is calculated using the straight–line method on the various asset classes over their estimated useful lives, which range from two to five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation expense relating to the Company’s cryptocurrency mining machines is included in cost of revenue.

Equity-linked instruments

The Company accounts for equity-linked instruments with certain anti-dilution provisions in accordance with ASC 815 and ASC 260. Under this guidance, the Company excludes instruments with certain down round features when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the Company’s own stock. As a result, financial instruments (or embedded conversion features) with down round features are not required to be classified as derivative liabilities. The Company recognizes the value of a down round feature only when it is triggered and the exercise or conversion price has been adjusted downward. For equity-classified freestanding financial instruments, such as warrants, the Company treats the value of the effect of the down round, when triggered, as a deemed dividend and a reduction of income available to common stockholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, the Company recognizes the value of the down round as a beneficial conversion discount to be amortized to earnings.

Any incentive-based compensation received by the Optionee from the Company hereunder or otherwise shall be subject to recovery by the Company in the circumstances and manner provided in any Incentive-based Compensation Recovery that may be adopted or implemented by the Company and in effect from time to time on or after the date hereof, and Optionee shall effectuate any such recovery at such time and in such manner as the Company may specify.

Research and development

Research and development expenses are charged to operations as incurred. During the years ended December 31, 2018 and 2017, respectively, the Company expensed $47 and $346 in research and development costs.

Gain (Loss) on Modification/Extinguishment of Debt

In accordance with ASC 470, a modification or an exchange of debt instruments that adds a substantive conversion option or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and must be measured by determining the extinguishment of the debt. The Company recognized a gain on the extinguishment of debt of approximately $1,875 in conjunction with amending a note purchase agreement on December 10, 2018. In addition to the changes in the payment terms of the note, the debt holder agreed to change the convertibility terms of the Note from a non-convertible note to a convertible note. The debt holder can elect to be paid in cash (within three trading days of notification) or shares of the Company’s common stock.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever facts or circumstances either internally or externally may suggest that the carrying value of an asset may not be recoverable, Should there be an indication of impairment, we test for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of the asset to the carrying amount of the asset or asset group. Any excess of the carrying value of the asset or asset group over its estimated fair value is recognized as an impairment loss. The Company fully impaired the mining assets by expensing $6,345 as of December 31, 2018.

F-33

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 3. Summary of Significant Accounting Policies, continued

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements, other than those disclosed below.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance is effective for public entities, certain not-for-profit entities, and certain employee benefit plans for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, ASU 2018-07 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company is evaluating the impact of adopting this pronouncement.

In July 2018, the FASB issued ASU 2018-10 Leases (Topic 842), Codification Improvements and ASU 2018-11 Leases (Topic 842), Targeted Improvements, to provide additional guidance for the adoption of Topic 842. ASU 2018-10 clarifies certain provisions and correct unintended applications of the guidance such as the application of implicit rate, lessee reassessment of lease classification, and certain transition adjustments that should be recognized to earnings rather than to stockholders’ (deficit) equity. ASU 2018-11 provides an alternative transition method and practical expedient for separating contract components for the adoption of Topic 842. In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842) which requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases with terms greater than 12 months. ASU 2018-11, ASU 2018-10, and ASU 2016-02 (collectively, “the new lease standards”) are effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect the new lease standards will have on its Consolidated Financial Statements; however, the Company anticipates recognizing assets and liabilities arising from any leases that meet the requirements under the new lease standards on the adoption date and including qualitative and quantitative disclosures in the Company’s Notes to the Consolidated Financial Statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“ASC 820”) , Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is intended to improve the effectiveness of fair value measurement disclosures. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this pronouncement.

In August 2018, the FASB issued ASU 2018-15, Intangible – Goodwill and Other – Internal-Use Software (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this pronouncement.

Management’s evaluation of subsequent events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than what is described in Note 15 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-34

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2018	2017
Prepaid expenses	$193	$734
Deferred offering costs	-	160
Total prepaid expenses and other current assets	$193	$894

Note 5. Sale of Cybersecurity Assets

On March 16, 2018, the Company sold its Sentinel product line to a new entity formed by the unit’s management team for consideration of $60 and a $1,000 promissory note, convertible into a 20% equity interest of the buyer. Due to the early stage nature of the buyer’s business, the Company believes the collection of the promissory note is doubtful and therefore has determined the fair value to be zero. The Company recorded a loss on sale as follows:

Cash proceeds	$60

Less:
Assets sold	(27)
Separation payments to former management	(40)
Common stock issued to former management, at fair value	(120)

Loss on sale of cybersecurity assets	$(127)

Note 6. Property and Equipment

Property and equipment consisted of the following:

	As of
	December 31, 2018	December 31, 2017
Computer hardware and software	$17	$10
Crypto-currency mining machines	-	3,685
Property and equipment, gross	17	3,695
Less: Accumulated depreciation	(17)	(579)
Property and equipment, net	$-	$3,116

The Company recorded depreciation expense of $3,291 and $946 for the years ended December 31, 2018 and 2017, respectively.

On February 9, 2018, the Company sold Bitcoin machines with an aggregate book value of $474 for gross proceeds of $427 and recorded a loss on the sale of $47.

F-35

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 6. Property and Equipment, continued

Under the guidance of ASC 360, a long-lived asset (or asset group) should be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Based on the significant decline in the price of Bitcoin during the nine months ended September 30, 2018, the Company performed a recoverability test, in which it measured the undiscounted cash flows of its cryptocurrency mining assets. This recoverability test indicated that its cryptocurrency mining assets might be impaired. The Company then performed the second step of the analysis, whereby it measured the fair value of the cryptocurrency mining assets. The Company used a weighted approach where it measured both the discounted cash flows expected from the cryptocurrency mining assets as well as determining the market value of the assets. The Company determined that as of September 30, 2018, that it should record an impairment charge of $3,668 to its cryptocurrency mining assets. Based on the continual decline in Bitcoin during the fourth quarter of 2018, coupled with the unpredictable volatility of Bitcoin’s price, the Company believes that there are indications that the decrease in Bitcoin’s price is other than temporary.

Based on the aforementioned reasons, the Company determined to fully impair the remaining carrying value of its cryptocurrency mining assets as of December 31, 2018 with a fourth quarter impairment charge of $2,677. The total impairment charge recognized during the year ended December 31, 2018 was $6,345.

Note 7. Notes Payable

10% convertible promissory notes

During February and March 2017, the Company issued two $50, 10% convertible promissory notes to accredited investors. Both notes would have matured one year from the date of issuance. Both notes were convertible at a fixed rate of $0.25 per share. Management recorded a beneficial conversion feature on both notes in the aggregate of $100 and recorded that amount to additional paid in capital. The debt discounts were accreted using the effective interest method over the term of the notes.

On August 14 and September 6, 2017, the holder of the notes converted the aggregate principal balance $100 into a total of 400,000 shares of the Company’s common stock. In connection with the conversion, the Company charged the remaining discount in the amount of $92 to accretion of debt discount during the year ended December 31, 2017.

During the year ended December 31, 2017, the Company incurred $100 as accretion of debt discount on these notes.

Iliad Note

On May 18, 2017, the Company issued to Iliad Research and Trading, L.P., (“Iliad”), a Utah limited partnership, a secured convertible note (the “Iliad Note”) in the original principal amount of $1,355, bearing interest at 10% per annum, with an original issuance discount of $225, reimbursed legal and accounting expenses of $5, and a warrant to purchase 1,231,819 shares of common stock of the Company at an exercise price of $1.05 per share. These warrants expire five years from the date of issuance.

Management recorded a debt discount for (a) the original issue discount (b) the relative fair value of the warrants issued and (c) the intrinsic value of the beneficial conversion feature on the Iliad Note in the amounts of $230, $202 and $923, respectively. The debt discounts were accreted using the effective interest method over the term of the Iliad Note, provided that at any time on or after the occurrence of an event of default, the interest rate shall be adjusted to 22% per annum. Subject to the terms and conditions set forth in the Iliad Note, the Company may prepay the outstanding balance of the Iliad Note in part or in full in cash of an amount equal to 125% multiplied by the outstanding balance of the Iliad Note.

At any time beginning on the date that is six months from the issuance date until the outstanding balance of the Iliad Note has been paid in full, Iliad may, at its option, convert all or any portion of the outstanding balance into shares of common stock of the Company on a cashless basis at a price of $1.05 per share, which will be adjusted for any future issuances of equity that contain a lower per-share exercise price. In addition, beginning three months after the issuance date, Iliad has the right to redeem a portion of the outstanding balance of the Iliad Note in any amount that is less than $90 per calendar month. The Company has the right to fund each redemption using cash or shares of the Company’s common stock at a price that is the lower of $1.05 per share and the price that is 65% of the Company’s market price.

F-36

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 7. Notes Payable, continued

Iliad Note, continued

On December 7, 2017, the Company entered into a settlement agreement with Iliad (the “Iliad Settlement Agreement”). Under the Iliad Settlement Agreement, the Company induced Iliad to accept 547,660 additional shares of the Company’s common stock in connection with the conversion of the full balance of the Iliad Note outstanding. As part of the Iliad Settlement Agreement, the Company also increased the shares issuable to Iliad under its warrant. Accordingly, on December 7, 2017, Iliad converted the Iliad Note and related accrued interest of $75 into a total of 1,909,863 shares of the Company’s common stock. On the date of conversion, the Company (a) recorded the remaining discount of the note in the amount of $1,348 as accretion of debt discount, and (b) recorded the fair value of the additional shares issued to Iliad and the additional value of the warrants in the amount of $7,517 as inducement expense.

During the year ended December 31, 2017, the Company incurred $1,355 (accretion of $7 and $1,348 in connection with the conversion of the Iliad Note) as accretion of debt discount on this note.

March 2017 equity purchase agreement

On March 10, 2017, the Company and L2 Capital, LLC (“L2 Capital”), a Kansas limited liability company, entered into an equity purchase agreement (the “Equity Purchase Agreement”), pursuant to which the Company may issue and sell to L2 Capital from time to time up to $5,000 of the Company’s common stock that will be registered with the SEC under a registration statement on a form S–1. Pursuant to the Equity Purchase Agreement, the Company may require L2 Capital to purchase shares of common stock in a minimum amount of $25 and maximum of the lesser of (a) $1,000 or (b) 150% of the average daily trading value, upon the Company’s delivery of a put notice to L2 Capital. L2 Capital shall purchase such number of shares of common stock at a per share price that equals to the lowest closing bid price of the common stock during the pricing period multiplied by 90%.

In connection with the Equity Purchase Agreement, the Company has issued to L2 Capital an 8% convertible promissory note (the “Commitment Note”) in the principal amount of $160 in consideration of L2 Capital’s contractual commitment to the Equity Purchase Agreement. The Commitment Note matures six months after the issue date. All or part of the Commitment Note is convertible into the common stock of the Company upon the occurrence of any of the events of default at a variable conversion price that equals to 75% of the lowest trading price for the common stock during a thirty–day trading day period immediately prior to the conversion date. The Company also issued to the holders of the First Notes warrants to purchase an aggregate of 400,000 shares of the Company’s common stock at an exercise price of $0.96 per share. These warrants expire seven years from the date of issuance.

The Company recorded the Commitment Note as a deferred offering cost as the Company had not received equity proceeds from the Equity Purchase Agreement during 2017. Management analyzed the contingent variable conversion price and concluded that the contingent conversion features should be bifurcated and accounted for as a derivative liability only upon the triggering of a default event. Because all default events were cured prior to April 15, 2017, no derivative liability was recognized.

Upon receipt of proceeds from the Equity Purchase Agreement during 2018, the Company has reclassified $160 from deferred offering costs to additional paid-in capital.

On May 18, 2017, the Company amended the Equity Purchase Agreement to (a) facilitate the issuance of the Iliad Note and (b) to increase the capacity of the Equity Purchase Agreement to $6,500.

On September 6, 2017, the Company further amended the Equity Purchase Agreement to increase the capacity of the Equity Purchase Agreement to the lesser of (a) 12,319,159 shares or (b) the maximum number of shares the Company is able to include in a registration statement.

The Company recorded an initial debt discount of $287, representing (a) an original issue discount of $108 and (b) relative fair value of warrants issued to the note holders of $179. The debt discounts were amortized using the effective interest method.

F-37

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 7. Notes Payable, continued

March 2017 securities purchase agreement

On March 10, 2017, the Company and L2 Capital entered into a securities purchase agreement, which was subsequently amended on March 15, 2017 pursuant to which the Company issued two 10% convertible notes in an aggregate principal amount of $1 million with a 20% original issue discount, of which the first convertible note was funded on March 14, 2017. The Company received gross proceeds of $393 (which represents the deduction of the 20% original discount and $7 for L2 Capital’s legal fees) in exchange for issuance of the first convertible note (the “First Note”) in the Principal Amount of $500. The First Note was due six months from the Issue Date and the accrued and unpaid interest at a rate of 10% per annum is due on such date. At any time on or after the occurrence of an event of default, the holder of the First Note shall have the right to convert all or part of the unpaid and outstanding Principal Amount and the accrued and unpaid interest to shares of common stock at a conversion price that equals 65% multiplied by the lowest trading price for the common stock during a thirty–day trading day period immediately prior to the conversion date.

Management analyzed the contingent variable conversion price and concluded that the contingent conversion features should be bifurcated and accounted for as a derivative liability only upon the triggering of a default event. A default event occurred on May 15, 2017. However, on May 18, 2017, the Company and L2 Capital amended the note in order to waive all rights resulting from default events under the note. Therefore, no derivative liability was recognized.

The Company received an L2 Capital Back End Note (“L2 Collateralized Note”) secured with the First Note for its issuance of a $500 note to L2 Capital with substantially similar terms to the First Note (the “Second Note”). In accordance with the Second Note, the Company would pay to the order of L2 Capital a Principal Amount of $500 and the accrued and unpaid interest at a rate of 10% per annum on the maturity date, which was eight months from the issue date. At any time on or after the occurrence of an event of default, the holder of the Second Note shall have the right to convert all or part of the unpaid and outstanding principal amount and the accrued and unpaid interest into shares of common stock at a conversion price that is equal to 65% multiplied by the market price. Pursuant to the L2 Collateralized Note, L2 Capital promised to pay the Company the principal amount of $500 (consisting of $393 in cash, legal fees of $7 and an original issue discount of $100) no later than November 10, 2017.

In connection with the issuance of the First Note, the Company also issued to L2 Capital warrants to purchase up to 400,000 shares of common stock (the “Warrant Shares”) pursuant to the common stock purchase warrant (the “Common Stock Purchase Warrant”) executed by the Company. The Common Stock Purchase Warrant shall be exercisable at a price of 110% multiplied by the closing bid price of the common stock on the issuance date (the “Exercise Price”), subject to adjustments and exercisable from the issue date until the instrument’s seven–year anniversary. At the time that the Second Note is funded by the holder thereof in cash, then on such funding date, the Warrant Shares would immediately and automatically be increased by the quotient (the “Second Warrant Shares”) of $375 divided by the lesser of (i) the Exercise Price and (ii) 110% multiplied by the closing bid price of the common stock on the funding date of the Second Note. With respect to the Second Warrant Shares, the Exercise Price hereunder shall be redefined to equal the lesser of (i) the Exercise Price and (ii) 110% multiplied by the closing bid price of the common stock on the funding date of the Second Note. L2 Capital may exercise the Common Stock Purchase Warrant on a cashless basis unless the underlying shares of common stock have been registered with the SEC prior to the exercise.

The Company recorded an initial debt discount related to L2 Collateralized Note of $287, representing (a) an original issue discount of $108 and (b) relative fair value of warrants issued to the note holders of $179. The debt discounts were amortized using the effective interest method.

On September 1, 2017, the Company received net proceeds of $392 for the funding of the Second Note, in satisfaction of the L2 Collateralized Note. Upon receipt of the proceeds, the warrant shares were increased by 417,975. All other terms under the warrant remained the same.

The Company recorded an initial debt discount related to the Second Note of $500, representing (a) an original issue discount of $108 and (b) a beneficial conversion feature of $392. The debt discounts were amortized using the effective interest method.

F-38

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 7. Notes Payable, continued

March 2017 securities purchase agreement, continued

On September 5, 2017, L2 notified the Company regarding certain matters which might have impacted the Company’s compliance covenants under the terms of the Commitment Note, the First Note, and the Second Note.

The Company discussed these matters with L2 Capital, and without prejudice, induced L2 Capital to accept 2,166,850 additional shares of the Company’s common stock in connection with the conversion of the full balance of the Commitment Note, First Note, and Second Note outstanding. Accordingly, on September 8, 2017, L2 Capital converted all principal under the Commitment Note, First Note, and Second Note and accrued interest of $32 into a total of 3,853,553 shares of the Company’s common stock. On the date of conversion, the Company (a) recorded the remaining discount of the note in the amount of $709 as accretion of debt discount, and (b) recorded the fair value of the additional 2,157,407 shares issued to L2 Capital in the amount of $5,739 as inducement expense.

During the year ended December 31, 2017, the Company recorded accretion of debt discount of $165 (accretion of $78 and $709 in connection with the conversion of the Note) on the Notes.

May 2017 Notes

On May 1, 2017, the Company issued notes payable to two accredited investors in the aggregate amount of $330 (the “May 2017 Notes”) bearing interest at 10% per annum. The Company also issued to the holders of the May 2017 Notes warrants to purchase an aggregate of 360,000 shares of the Company’s common stock at an exercise price of $0.50 per share. These warrants expire five years from the date of issuance.

The May 2017 Notes were convertible into the Company’s common stock only after an event of default. Events of default include failure to pay payments due under the May 2017 Notes, entrance into any bankruptcy or insolvency proceedings, failure to meet the obligations of any other notes payable in an amount exceeding $100, the Company’s stock being suspending for trading or delisted, losing the Company’s ability to deliver shares, or becoming more than 15 days delinquent on any filings required with the SEC.

At any time the May 2017 Notes are outstanding the two investors are entitled to convert any outstanding principal and accrued but unpaid interest into shares of the Company’s common stock at variable conversion price as defined in the agreement.

The Company recorded an initial debt discount of $165, representing $65 related to an original issue discount and $100 representing the relative fair value of warrants issued to the note holders. The debt discount was amortized using the effective interest method.

On September 29, 2017, the holders of the May 2017 Notes converted their notes with principal value of $330 and the related accrued interest of $14 into 327,382 shares of common stock. In connection with the conversion, the Company recorded the remaining note discount of $110 to accretion of debt discount.

During the year ended December 31, 2017, the Company recorded accretion of debt discount of $165 (accretion of $55 and $110 in connection with the conversion of the May 2017 Note) on the May 2017 Notes.

F-39

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 7. Notes Payable, continued

August 2017 Notes

On August 9, 2017, the Company issued notes payable to two accredited investors in the aggregate amount of $330 (the “August 2017 Notes”), bearing interest at 10% per annum, with an aggregate original issuance discount of $35. The Company also issued to the holders of the August 2017 Notes warrants to purchase an aggregate of 360,000 shares of the Company’s common stock at an exercise price of $1.05 per share. These warrants expire five years from the date of issuance.

At any time the August 2017 Notes are outstanding the two investors are entitled to convert any outstanding principal and accrued but unpaid interest into shares of the Company’s common stock at $1.05 per share.

The Company recorded a debt discount for (a) the original issue discount, (b) the relative fair value of the warrants issued, and (c) the intrinsic value of the beneficial conversion feature on the August 2017 Notes, in the amounts of $35, $135, and $160, respectively. The Company recorded the intrinsic value of the beneficial conversion feature as the effective conversion price of the August 2017 Notes were less than the fair value of the Company’s common stock on the date of issuance. The debt discounts were accreted using the effective interest method over the term of the August 2017 Notes.

On December 8, 2017, the Company induced the holders of the August 2017 Notes to accept 7,600 additional shares of the Company’s common stock in connection with the conversion of the full balance of the August 2017 Notes.

Accordingly, on December 8, 2017, the August 2017 Notes and related accrued interest of $11 were converted into a total of 462,000 shares of the Company’s common stock. On the date of conversion, the Company (a) recorded the remaining discount on the notes in the amount of $285 as accretion of debt discount, and (b) recorded the fair value of the additional shares issued to the holders of the August 2017 Notes in the amount of $21 as inducement expense.

During the year ended December 31, 2017, the Company recorded amortization of debt discount of $330 (accretion of $45 and $285 in connection with the conversion of the August 2017 Note) on the August 2017 Notes.

UAHC Note

On August 18, 2017, the Company issued to UAHC Ventures, LLC, a Nevada limited liability company (“UAHC”), a secured convertible note (the “UAHC Note”) in the original principal amount of $2,410, bearing interest at 10% per annum, with an original issuance discount of $400 and reimbursed legal and accounting expenses of $10, and a warrant to purchase 861,905 shares of common stock of the Company at an exercise price of $1.05 per share. These warrants expire five years from the date of issuance.

At any time beginning on the date that is six months from the issuance date until the outstanding balance of the UAHC Note has been paid in full, UAHC may, at its option, convert all or any portion of the outstanding balance into shares of common stock of the Company at a price of $1.05 per share.

Management recorded a debt discount for (a) the original issue discount, (b) the relative fair value of the warrants issued and (c) the intrinsic value of the beneficial conversion feature on the UAHC Note in the amounts of $410, $819, and $1,181, respectively. The Company recorded the intrinsic value of the beneficial conversion feature as the effective conversion price of the UAHC Note was less than the fair value of the Company’s common stock on the date of issuance. The debt discounts were accreted using the effective interest method over the term of the UAHC Note.

F-40

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 7. Notes Payable, continued

UAHC Note, continued

On December 7, 2017, the Company and UAHC entered into a Settlement Agreement (the “UAHC Settlement Agreement”). In accordance with the UAHC Settlement Agreement, the Company induced UAHC to accept 1,016,806 additional shares of the Company’s common stock in connection with the conversion of the full balance of the UAHC Note outstanding. On December 29, 2017, the Company and UAHC entered into a clarification and amendment agreement to clarify that, upon the reservation of the conversion shares with the Company’s transfer agent, the UAHC Note would be deemed converted in full. As part of the UAHC Settlement Agreement, the Company also increased the shares issuable to UAHC under its warrant.

Accordingly, on December 7, 2017, UAHC converted the UAHC Note and accrued interest of $73 into a total of 3,381,816 shares of the Company’s common stock. On the date of conversion, the Company (a) recorded the remaining discount on the note of $2,408 as accretion of debt discount, and (b) recorded the fair value of the additional shares issued to UAHC and the additional value of the warrant in the amount of $6,989 as inducement expense. At the date of the inducement, UAHC requested that the shares not yet be issued due to ownership limitations. The conversion meets all of the requirements to be classified as an equity instrument. Accordingly, the conversion was recorded as additional paid-in capital. The shares were issued to UAHC during the three months ended March 31, 2018.

During the year ended December 31, 2017, the Company recorded amortization of debt discount of $2,410 (accretion of $2 and $2,408 in connection with the conversion of the UAHC Note) on the UAHC Note.

September 2017 Note

On September 12, 2017, the Company issued a note payable to an accredited investor in the amount of $480 (the “September 2017 Note”), bearing interest at 10% per annum, with an original issue discount of $80, and a warrant to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $2 per share. The warrant expires three years from the date of issuance. The principal and all accrued and unpaid interest on the outstanding balance would have been due on September 12, 2019.

Under the initial terms, from March 12, 2018 until the outstanding balance of the September 2017 Note has been paid in full, the holder may, at its option, convert all or any portion of the outstanding balance into shares of common stock of the Company at a price of $1.05 per share, which would be adjusted for any future issuances of equity that contain a lower per-share exercise price.

Management recorded a debt discount for (a) the original issue discount, (b) the relative fair value of the warrants issued and (c) the intrinsic value of the beneficial conversion feature on the September 2017 Note in the amounts of $80, $275 and $125, respectively. The Company recorded the intrinsic value of the beneficial conversion feature as the effective conversion price of the September 2017 Note was less than the fair value of the Company’s common stock on the date of issuance. The debt discount was accreted using the effective interest method over the term of the September 2017 Note.

On December 8, 2017, the Company induced the holder of the September 2017 Note to accept 16,864 additional shares of the Company’s common stock in connection with the conversion of the full balance of the September 2017 Note. Accordingly, on December 8, 2017, the September 2017 Note and related accrued interest of $11 were converted into a total of 672,000 shares of the Company’s common stock. On the date of the conversion, the Company (a) recorded the remaining discount on the note of $478 as accretion of debt discount, and (b) recorded the fair value of the additional shares issued to the holder of September 2017 Note in the amount of $46 as inducement expense.

During the year ended December 31, 2017, the Company recorded amortization of debt discount of $480 (accretion of $2 and $478 in connection with the conversion of the September 2017 Note) on the September 2017 Note.

F-41

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 7. Notes Payable, continued

May 2018 Notes

On May 23, 2018, the Company entered into a securities purchase agreement with two accredited investors, pursuant to which the Company issued $840 in unsecured promissory notes for aggregate consideration of $700 (the “May 2018 Notes”). The outstanding balance of the May 2018 Notes is to be made in nine equal monthly installments beginning July 23, 2018. The May 2018 Notes were originally scheduled to mature on March 23, 2019. Subject to the terms and conditions set forth in the May 2018 Notes, the Company may prepay all or any portion of the outstanding balance at any time without pre-payment penalty. Upon the occurrence of an event of default, the outstanding balance of the May 2018 Notes shall immediately increase to 120% of the outstanding balance immediately prior to the event of default and become immediately due and payable. The Company did not make their monthly installment payment in December 2018. However, the Company entered into an amendment with one of the accredited investors to the May 2018 Notes on January 7, 2019 where the Lender has allowed the Company to forego their December 2018 payment and begin making payments on February 23, 2019. As a result, the Company is not in default as of December 31, 2018. On March 1, 2019, the other accredited investor waived the cross default provision that is in conjunction with the first accredited investor, which allowed the Company to not default as of December 31, 2018.

June 2018 Note

On June 1, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $3,600 (the “June 2018 Note”) for consideration of $3,000. The outstanding balance of the June 2018 Note is to be made in nine equal monthly installments beginning August 1, 2018. The June 2018 Note was originally scheduled to mature on April 1, 2019. Subject to the terms and conditions set forth in the June 2018 Note, the Company may prepay all or any portion of the outstanding balance at any time without pre-payment penalty. Upon the occurrence of an event of default, the outstanding balance of the June 2018 Note shall immediately increase to 120% of the outstanding balance immediately prior to the event of default and become immediately due and payable.

August 2018 Note

On August 31, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $1,062 (the “August 2018 Note”) for consideration of $1,000. The outstanding balance of the August 2018 Note had a maturity date of February 28, 2019 and was paid in full in December 2018. The August 2018 Note bore interest at a rate of 8% per annum and subject to the terms and conditions set forth in the August 2018 Note. The Company was able to prepay all or any portion of the outstanding balance at any time without pre-payment penalty.

December 2018 Note

On December 6, 2018, the Company entered into a note purchase agreement with an accredited investor, pursuant to which the Company issued an unsecured promissory note in the amount of $598 (the “December 2018 Note”) for consideration of $500. The outstanding balance of the December 2018 Note had a maturity date of May 6, 2019 and was paid in full in March 2019. The December 2018 Note bore interest at a rate of 8% per annum and subject to the terms and conditions set forth in the December 2018 Note, the Company may prepay all or any portion of the outstanding balance at any time without pre-payment penalty.

F-42

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 7. Notes Payable, continued

Notes Payable Summary

Notes payable consisted of the following:

	As of December 31, 2018
	Principal	Discount	Net
May 2018 Notes	$400	$(25)	$375
June 2018 Note	2,448	(1,803)	645
December 2018 Note	351	(86)	265
Total notes payable	$3,199	$(1,914)	$1,285

As of December 31, 2017, the Company had no notes payable outstanding.

During the years ended December 31, 2018 and 2017, the Company recorded amortization of debt discount of $905 and $5,627, respectively.

Modification of Notes Payable

On October 24, 2018, the Company entered into an amendment to its June 2018 Note to (a) forego the installment payment due on November 1, 2018; (b) extend the maturity date of the note to May 1, 2019; and (c) increase the principal amount on the note by $48.

On November 9, 2018, the Company entered into an amendment of one of its May 2018 Notes to (a) forego the installment payments due on November 23, 2018, December 23, 2018, and January 23, 2019; and (b) extend the maturity date of the note to June 23, 2019. In exchange for the amendment, the Company paid the holder of the note $11.

On December 10, 2018, the Company entered into an amendment to its June 2018 Note to (a) forego the installment payment due on December 1, 2018; (b) extend the maturity date of the note to July 1, 2019; and (c) increase the principal amount on the note by $245.

In addition to the changes in the payment terms of the June 2018 Note described above, the holder has agreed to change the convertibility terms of the June 2018 Note from a non-convertible note to a convertible note. The holder may elect to be paid in cash (within three trading days of notification) or shares of the Company’s common stock. If the holder elects to be paid in shares, the Company may choose to pay such redemption amount in either cash or shares at its election. Because the December 2018 amendment was considered a substantive change, the Company must treat the modification as an extinguishment of debt and determine the gain or loss on the exchange of instruments. Based on the analysis performed, the Company determined that there was a gain on extinguishment of debt of $1,875.

F-43

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 8. Common Stock and Warrant Issuances

Issuance of common stock

During February and March 2017, the Company sold 1,625,000 shares of its common stock to accredited investors at a purchase price of $0.40 per share for total proceeds received of $650. In addition, for every share purchased, the Investors received detachable warrants, as follows: (i) one Series A Warrant; (ii) one Series B Warrant; and (iii) one Series C Warrant.

During May 2017, the Company sold 1,250,000 shares of its common stock at a purchase price of $0.40 per share for total proceeds of $500. In addition, for every share purchased, the investors received detachable warrants, as follows: (i) one Series A Warrant; (ii) one Series B Warrant; and (iii) one Series C Warrant.

Each Series A Warrant is exercisable for one share of common stock, for a period of three years at a price of $0.50 per share. Each Series B Warrant is exercisable for one share of common stock, for a period of three years at a price of $0.75 per share, and each Series C Warrant is exercisable for one share of common stock, for a period of three years at a price of $1.00 per share.

On May 18, 2017, the Company issued 200,000 shares of its common stock in connection with an amendment to the Iliad Note valued at $118.

During August and September, 2017, the Company issued 220,000 shares of its common stock in satisfaction of accounts payable of $401.

On October 12, 2017 and November 30, 2017, the Company issued 347,400 shares and 88,700 shares, respectively, of its common stock in connection with the Management Agreements, as discussed in Note 12.

During the year ended December 31, 2017, the Company received $395 from the exercise of warrants to purchase 665,000 shares of common stock.

During the year ended December 31, 2017, the Company issued 7,028,588 shares of its common stock from the cashless exercise of warrants to purchase 3,012,186 shares of common stock. Due to provisions in one of the Company’s warrants that were exercised, it was possible for a cashless exercise to yield more shares than under a standard cash exercise.

On January 17, 2018, the Company received $281 from the exercise of warrants to purchase 375,000 shares of common stock.

On March 15, 2018, the Company received $80 from the issuance of 200,000 shares of common stock to an investor.

On April 30, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

On May 2, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

During the year ended December 31, 2018, the Company issued an aggregate of 8,469,251 shares of common stock in exchange for the cashless exercise of warrants to purchase 3,954,530 shares of common stock.

F-44

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 8. Common Stock and Warrant Issuances, continued

Issuance of common stock, continued

During the year ended December 31, 2018, the Company issued 2,387,273 shares of its common stock to consultants in exchange for services. These services were valued using the value of the shares issued of $2,272. During the year ended December 31, 2017, the Company issued 2,574,000 shares of its common stock to consultants in exchange for services. These services were valued using the value of the shares issued of $4,629.

On December 7, 2017, a holder of one of the Company’s convertible notes payable converted their note but requested that the Company not issue the shares due to ownership limitation provisions. On February 6, 2018 and March 26, 2018, the ownership limitations were satisfied and the Company issued 3,381,816 shares of its common stock to this former note holder.

On December 15, 2017, the Company sold 2,000,000 shares of its common stock in a private placement, but the owners of the shares requested that these shares not be issued due to ownership limitations. On June 20, 2018, the Company issued 750,000 of these shares. On July 13, 2018 and July 20, 2018, the Company issued the remaining shares not issued under the December private placement.

Equity Purchase Agreement

On August 30, 2018, the Company and L2 Capital, LLC (“L2 Capital”), a Kansas limited liability company, entered into an equity purchase agreement (the “August Equity Purchase Agreement”), pursuant to which the Company may issue and sell to L2 Capital from time to time up to $35,000 of the Company’s common stock that is registered with the SEC under a registration statement on a Form S–3. Pursuant to the August Equity Purchase Agreement, the Company may require L2 Capital to purchase shares of common stock that is equal to the lesser of $500 and 200% of the average trading volume of the common stock in the ten prior trading days, upon the Company’s delivery of a put notice to L2 Capital. L2 Capital shall purchase such number of shares of common stock at a per share price that equals to the lowest volume weighted average trading price of the common stock during the five prior trading days multiplied by 93.5%.

On November 30, 2018, the Company and L2 Capital entered into an amendment (the “EPA Amendment”) to the August Equity Purchase Agreement. Under the August Equity Purchase Agreement, the Company has the right, but no obligation, to sell from time to time at its sole discretion to L2 Capital shares of the Company’s common up to $35,000. The EPA Amendment amends the aggregate value of the common stock that can be sold to L2 from $35,000 to $50,000. Subject to the terms of the EPA and Amendment, the Company may by notice (a “Put Notice”) delivered to L2 Capital require L2 Capital to purchase a number of shares (the “Put Shares”) of the common stock that is equal to the lesser of $500 and 200% of the average trading volume of the common stock in the ten trading days immediately preceding the date of such Put Notice. The Amendment and EPA provide that the Purchase Price for such Put Shares will be the lowest traded price on the Principal Market for any Trading Day during the five trading days either following or beginning on the date on which L2 Capital receives delivery of the Put Shares into its brokerage account, which period is referred to as the Valuation Period, multiplied by 95.0%.

During the year ended December 31, 2018, the Company issued 33,650,000 shares of its common stock in exchange for $2,760. Of that amount, $1,312 was applied directly as payment against the August 2018 Note and the December 2018 Note.

During the year ended December 31, 2018, the Company charged $301 against the Equity Purchase Agreement related to deferred financing costs from its previous equity purchase agreement, which was terminated concurrent with the commencement of the Equity Purchase Agreement.

F-45

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 8. Common Stock and Warrant Issuances, continued

Warrants

During February and March, 2017, the Company issued warrants to purchase 4,875,000 shares of the Company’s common stock in connection with private placements. One third of the warrants have an exercise price of $0.50 per share, one third of the warrants have an exercise price of $0.75 per share and one third of the warrants have an exercise price of $1.00 per share. All of the warrants expire three years from the date of issuance.

On March 10, 2017, the Company issued a warrant to purchase 400,000 shares of the Company’s common stock to L2 Capital in connection with the March 2017 Equity Purchase Agreement. These warrants have an exercise price of $0.957 per share and expire on March 10, 2024.

On May 1, 2017, the Company issued warrants to purchase 360,000 shares of the Company’s common stock to the holders of the May 2017 Notes. These warrants have an exercise price of $0.50 per share and expire on May 31, 2022.

On May 18, 2017, the Company issued warrants to purchase 1,231,819 shares of the Company’s common stock to Iliad, in connection with the issuance of the Iliad Note. These warrants have an exercise price of $1.05 per share and expire on May 31, 2022. On December 8, 2017, in connection with the Iliad Settlement Agreement (see Note 9), the Company increased the number of shares issuable under this warrant to 1,724,547 shares and decreased the exercise price to $0.75 per share. The Company and Iliad also capped the number of shares issuable under a cashless exercise to 5,173,640 shares. On December 14, 2017, Iliad exercised 1,348,186 warrants on a cashless basis and received 5,173,640 shares of common stock. Iliad subsequently forfeited the remaining 376,361 warrant shares as the remaining warrants were no longer able to be exercised.

On May 1, 2017, the Company issued warrants to purchase 3,750,000 shares of the Company’s common stock in connection with a private placement. One third of the warrants have an exercise price of $0.50 per share, one third of the warrants have an exercise price of $0.75 per share and one third of the warrants have an exercise price of $1.00 per share. All of the warrants expire three years from the date of issuance.

In June 2017, the Company issued warrants to purchase 1,000,000 shares of the Company’s common stock in connection with a private placement. The warrants have an exercise price of $1.25 per share. All of the warrants expire three years from the date of issuance.

On August 9, 2017, the Company issued warrants to purchase 360,000 shares of the Company’s common stock to the holders of the August 2017 Notes. The warrants have an exercise price of $1.05 per share and expire five years from the date of issuance. On December 7, 2017, the exercise price of these warrants was decreased to $0.75 per share due to down round provisions in the warrant and accordingly the Company issued additional 144,000 warrants.

On August 18, 2017, the Company issued warrants to purchase 861,905 shares of the Company’s common stock to the holder of the UAHC Note. The warrants have an exercise price of $1.05 per share and expire five years from the date of issuance. On December 7, 2017, in connection with the UAHC Settlement Agreement (see Note 7), the Company increased the number of shares issuable under this warrant to 1,206,667 shares and decreased the exercise price to $0.75 per share. The Company and UAHC also capped the number of shares issuable under a cashless exercise to 3,620,001 shares.

On September 1, 2017, in accordance with the terms of the warrant (see Note 7) upon the funding of the Second Note, the shares issuable under the warrants issued to L2 Capital on March 10, 2017 increased by 417,975 shares. All other terms remained the same. As described in Note 7, the fair value of the additional warrant shares were recorded as a discount on the Second Note.

On September 8, 2017, L2 Capital exercised warrants to purchase 800,000 common shares on a cashless basis and the Company issued 620,282 shares of the Company’s common stock.

F-46

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 8. Common Stock and Warrant Issuances, continued

Warrants

On September 12, 2017, the Company issued a warrant to purchase 1,000,000 shares of the Company’s common stock to the holder of the September 2017 Note. The warrant has an exercise price of $2.00 per share and expires three years from the date of issuance.

On September 29, 2017, the holders of the May 2017 Notes exercised their warrants to purchase 360,000 shares of the Company’s common stock on a cashless basis. The Company issued 226,666 shares of its common stock to these holders.

On November 1, 2017, the Company received proceeds of $94 from the exercise of a warrant to purchase 125,000 shares at an exercise price of $0.75 per share.

On January 17, 2018, the Company received $281 from the exercise of warrants to purchase 375,000 shares of common stock.

On April 30, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

On May 2, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

During the year ended December 31, 2018, the Company issued an aggregate of 8,469,251 shares of common stock in exchange for the cashless exercise of warrants to purchase 3,954,530 shares of common stock.

The following table summarizes information about shares issuable under warrants outstanding during the year ended December 31, 2018:

	Warrant shares outstanding	Weighted average exercise price	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2018	13,720,742	$1.49
Issued	-
Additional warrants issued for trigger of anti-dilution protection	1,000,000	$0.40
Exercised	(5,579,530)	$0.91
Expired or cancelled	(3,663,237)	$0.56
Outstanding at December 31, 2018	5,477,975	$1.01	1.37	$-

Exercisable at December 31, 2018	5,477,975	$1.01	1.37	$-

During the year ended December 31, 2018, the Company changed the exercise terms of certain of its warrants to allow for and induce a cashless exercise. During the year ended December 31, 2018, the Company recorded $139 in warrant modification expense due to the modifications.

Deemed dividend

On March 15, 2018, an anti-dilution protection feature in certain of the Company’s warrants was triggered, causing a decrease in the exercise price of those warrants from $4.50 to $0.40. In accordance with ASC 260-10-25, the Company has recorded a deemed dividend equal to the change in fair value of the warrants due to the decrease in exercise price in the amount of $2,514.

F-47

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 9. Stock–Based Compensation

Issuance of restricted common stock – directors, officers and employees

During the year ended December 31, 2017, the Company issued an aggregate of 4,150,000 shares of restricted common stock to certain employees and directors. The Company valued each award on its grant date and is expensing the grant date fair value of the 16-24 month vesting period.

On January 15, 2018, the Company granted 10,000 shares of restricted common stock to an employee of the Company. The Company valued the award on its grant date and is expensing the grant date fair value over the 12 month vesting period.

On March 1, 2018, the Company granted 750,000 shares of restricted common stock to Robert Lowrey in connection with his employment agreement to serve as the Company’s Chief Financial Officer. The Company valued the award on its grant date and is expensing the grant date fair value over the 24 month vesting period.

On April 6, 2018, the Company granted 900,000 shares of restricted common stock to certain of its officers and directors in connection with the commencement of operations in Sweden. The Company valued the awards on their grant date and is expensing the grant date fair value over the 12 month vesting period.

On April 6, 2018, the Company granted 600,000 shares of restricted common stock to Robert Ladd in connection with his employment agreement to serve as the Company’s Chief Executive Officer. The Company valued the award on its grant date and is expensing the grant date fair value over the 24 month vesting period.

On May 31, 2018, Nolan Bushnell resigned as a Director of the Company. In connection with his resignation, Mr. Bushnell forfeited 550,000 shares of restricted common stock.

On July 10, 2018, the Company granted 100,000 shares of restricted common stock to Stephen Schaeffer in connection with incentive compensation from his original employment agreement as President of Cryptocurrency Operations. A deployment benchmark was met, making Mr. Schaeffer eligible for the shares issuance. The Company valued the award on its grant date and is expensing the grant date fair value immediately as there is no vesting period.

On August 1, 2018, the Company granted 250,000 shares of restricted common stock to Robert Lowrey in connection with his employment as Chief Financial Officer. The Company valued the award on its grant date and is expensing the grant date fair value over the 17 month vesting period.

On September 17, 2018, the Company granted 100,000 shares of restricted common stock to a former employee in connection with the termination of their position and separation agreement. The Company valued the award on its grant date and is expensing the grant date fair value immediately as there is no vesting period.

On September 30, 2018, the Company granted 50,000 shares of restricted common stock to an employee of the Company. The Company valued the award on its grant date and is expensing the grant date fair value over the 18 month vesting period.

On December 31, 2018, the Company determined that certain of its executives and directors had not met their performance goals and required them to forfeit their restricted shares. The Company received and canceled 1,966,666 restricted shares.

F-48

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 9. Stock–Based Compensation, continued

Issuance of restricted common stock – directors, officers and employees, continued

The Company’s activity in restricted common stock was as follows for the year ended December 31, 2018:

	Number of shares	Weighted average grant date fair value
Non–vested at January 1, 2018	3,850,000	$1.42
Granted	2,760,000	$1.33
Vested	(2,705,000)	$1.41
Forfeited	(550,000)	$1.06
Non–vested at December 31, 2018	3,355,000	$1.43

For the years ended December 31, 2018 and 2017, the Company has recorded $4,357 and $3,280, in employee and director stock–based compensation expense, which is a component of general and administrative expenses in the consolidated statement of operations and comprehensive loss.

As of December 31, 2018, unamortized stock-based compensation costs related to restricted share arrangements was $2,466, and will be recognized over a weighted average period of 0.80 years.

Stock options

The following is a summary of the Company’s stock option activity for the year ended December 31, 2018:

	Options	Weighted average exercise price	Weighted average Grant date fair value	Weighted average remaining life	Intrinsic value
Outstanding – January 1, 2018	6,000,000	$0.71	$1.29	4.62
Granted	–
Exercised	–
Forfeited/Cancelled	–
Outstanding – December 31, 2018	6,000,000	$0.71	$1.29	3.62	$–

Exercisable – December 31, 2018	6,000,000	$0.71	$1.29	3.62	$–

On August 14, 2017, in connection with the new employment agreement with Mr. McAfee, the Company modified his stock options to (a) extend the term of the stock options to August 14, 2022 and (b) to make the stock options immediately exercisable. In connection with this modification, the Company recognized the incremental value of the modified stock options of $37 as stock-based compensation, which is included below.

For the year ended December 31, 2018 and 2017, the Company has recorded $0 and $7,094, respectively, in stock option related stock-based compensation expense, which is a component of general and administrative expenses in the consolidated statement of operations and comprehensive loss.

As of December 31, 2018, there were no unrecognized compensation costs, as all outstanding stock options are fully vested.

F-49

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 10. Non–Controlling Interest

At December 31, 2018, the Company’s non–controlling interest was as follows:

January 1, 2017	$(22)
Non-controlling share of net loss	-
January 1, 2018	$(22)
Reclassification of non-controlling interest to accumulated deficit	22
December 31, 2018	$-

Note 11. Income Taxes

Significant components of deferred tax assets were as follows:

	As of December 31,
	2018	2017
U.S. federal tax loss carry–forward	$12,705	$10,174
U.S. State tax loss carry–forward	1,052	766
U.S. federal capital loss carry–forward	-	-
Equity based compensation	7,764	3,117
Fixed assets, intangible assets and goodwill	2,224	496
Long-term investments	969	870
Total deferred tax assets	24,714	15,423
Less: valuation allowance	(24,714)	(15,423)
Net deferred tax asset	$—	$—

As of December 31, 2018, the Company had the following tax attributes:

	Amount	Begins to expire
U.S. federal net operating loss carry–forwards	$60,502	Fiscal 2023
U.S. State net operating loss carry–forwards	44,382	Fiscal 2031

As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets. For the year ended December 31, 2018, the valuation allowance increased by $9,291. Federal and state laws impose substantial restrictions on the utilization of tax attributes in the event of an “ownership change,” as defined in Section 382 of the Internal Revenue Code. As of December 31, 2018, the Company performed a high level review of its changes in ownership and determined that a change of control event likely occurred under Section 382 of the Internal Revenue Code and the Company’s net operating loss carryforwards are likely to be limited.

The Company has recorded the necessary provisional adjustments in its consolidated financial statements in accordance with its current understanding of the Tax Act and guidance currently available as of this filing and recorded a provisional reduction of $10,743 to its gross deferred tax assets in the fourth quarter of 2017, the period in which the legislation was enacted. The provisional reduction was fully offset by an equal reduction in the Company’s valuation allowance given the Company’s historical net losses, resulting in no net income tax expense being recorded.

F-50

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 11. Income Taxes, continued

The provision for/ (benefit from) income tax differs from the amount computed by applying the statutory federal income tax rate to income before the provision for/(benefit from) income taxes. The sources and tax effects of the differences are as follows:

	For the Years Ended December 31,
	2018	2017
Expected Federal Tax	(21.0)%	(34.0)%
State Tax (Net of Federal Benefit)	(2.4)	(5.5)
Accretion of notes payable discount	0.9	4.4
Inducement expense	-	15.9
Stock-based compensation	-	10.5
Other permanent differences	-	0.2
True up of prior year deferred tax assets	(3.2)	1.3
Change in federal and state tax rates	-	18.4
Note Extinguishment	(1.3)	-
Change in valuation allowance	27.0	(11.2)
Effective rate of income tax	-%	-%

The Company files income tax returns in the U.S. federal jurisdiction, New York State, North Carolina and New Jersey jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non–U.S. income tax examinations by tax authorities for years before 2013.

The Company was previously delinquent in the filing of its U.S. federal and state income tax returns for the years ended December 31, 2016 and 2015. The Company filed these returns on August 10, 2018.

Note 12. Commitments and Contingencies

Operating commitments

On October 23, 2018, the Company entered into a hosting agreement with a hosting facility in Colorado through November 1, 2010. The Company is also negotiation a formal management agreement with a mining operation in Ohio. The Company has shipped its mining machines to those locations.

Operating leases

On August 9, 2016, the Company entered into a sublease agreement for an office lease in Durham, North Carolina. The lease commenced on September 1, 2016 and expires on January 31, 2020. Monthly rent was $6 for the first 12 -month period and $7 each month thereafter until expiration of the lease. A security deposit of $13 was required upon execution of the sublease. Prior to the sublease, the Company paid $4 per month of office rent.

Lease rental expense totaled $77 and $110 during the years ended December 31, 2018 and 2017, respectively.

Total future minimum payments required under the sublease agreement are as follows:

Years ended December 31,	Amount
2019	$85
2020	7
Total	$92

F-51

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 12. Commitments and Contingencies, continued

Management agreements

On October 12, 2017, MGT entered into two management agreements with two accredited investors, Deep South Mining LLC and BDLM, LLC. On November 21, 2017, the Company entered into a third management agreement with another accredited investor, Buckhead Crypto, LLC (“Buckhead Crypto”) (all three accredited investors together are “Users”, each agreement a “Management Agreement”, and all three agreements together are “Management Agreements”). Each of the Users agreed on substantially similar terms to purchase an aggregate of 2,376 Bitmain Antminer S9 mining computers (the “Bitcoin Hardware”) for a total of $3,650 to mine Bitcoin with the Company acting as the exclusive manager for each of the Users. In addition, the Users have agreed to pay to the Company, in advance, the first three months of expected electricity costs of the Bitcoin mining operations in the sum of $691, which is included in Other Payables on the Company’s consolidated balance sheet as of December 31, 2017. Initial electricity cost for the first three months following delivery of the Bitcoin Hardware shall be reimbursed to the Users within the first three months of operation. Each Management Agreement is in effect for 24 months from the date that the Bitcoin Hardware begins mining operations, and may be terminated by mutual written agreement.

Pursuant to the Management Agreements, the Company shall provide for installation, hosting, maintenance and repair and provide ancillary services necessary to operate the Bitcoin Hardware. In accordance with each of the Management Agreements, each of the Users will gain a portion of the Bitcoin mined called the user distribution portion (“User Distribution Portion”). The User Distribution Portion is 50% of the amount of Bitcoin mined net of the operating fee (10% of the total Bitcoin mined) and the electricity cost.

Furthermore, upon execution of the Management Agreements, as an incentive to the Users, the Company issued to the Users an aggregate of 436,100 shares of the Company’s common stock and a Series F warrant to purchase 436,100 shares of the Company’s common stock at an initial exercise price of $2.00 per share exercisable for a period of three years to the Users. The Company issued the shares of common stock and issued all three Series F warrants for the benefits of the three Users on the respective dates of the execution of the Management Agreements.

On February 28, 2018, the Company and Buckhead Crypto terminated their Management Agreement. The Company purchased the Bitcoin mining machines for $767 and refunded prepaid electricity paid by Buckhead Crypto of $133.

On February 13, 2018, the Company entered into a new management agreement with a third party with terms similar to the other Management Agreements. The third party agreed to purchase 200 Bitmain Antminer S9 mining computers for a total of $428 to mine Bitcoin with the Company acting as the exclusive manager. This management agreement is in effect for 24 months from the date that the Bitcoin Hardware begins mining operations, and may be terminated by mutual written agreement.

As of December 31, 2018 and December 31, 2017, the Company owed $0 and $0, respectively, to the Users as the User Distribution Portion under the Management Agreements.

Collaborative Ventures

On August 14, 2018, the Company entered into a collaborative venture with a third party cryptocurrency miner to develop a fully contained crypto currency mining pod (the “POD5 Agreement”). Pursuant to the POD5 Agreement, the Company will assist with the design and development of the pods. The Company will retain naming rights to the pods and receive royalty payments from the third party in exchange for providing capital as well as engineering and design expertise. As an inducement to enter into the POD5 Agreement, the Company paid $25 to the third party and issued the third party 200,000 shares of the Company’s common stock, the value of which is included in general and administrative expenses. As of April 16, 2019, no further development has occurred under this agreement.

F-52

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 12. Commitments and Contingencies, continued

Legal

In September 2016, various shareholders in the Company filed putative class action lawsuits against the Company, its president and certain of its individual officers and directors. The cases were filed in the United States District Court for the Southern District of New York and alleged violations of federal securities laws and seek damages. On April 11, 2017, those cases were consolidated into a single action (the “2016 Securities Class Action”) and two individual shareholders were appointed lead plaintiffs by the Court. On June 30, 2017, the lead plaintiffs filed an amended complaint.

On August 29, 2017, the defendants moved to dismiss the amended complaint, which the plaintiffs opposed. The Court heard oral argument on the motion to dismiss on February 7, 2018. On February 27, 2018, the Court issued a Memorandum and Order dismissing the 2016 Securities Class Action in its entirety, with prejudice. The time for plaintiffs to file a notice of appeal expired on March 30, 2018.

Separately, on September 15, 2016, the Company received a subpoena from the SEC and in December 2017, the Company’s former Chief Executive Officer and President received a subpoena from the SEC. The Company has cooperated fully with the SEC and its staff in a timely manner. The Company intends to fully comply with any additional requests the Company may receive from the SEC in the future.

On January 24, 2017, the Company was served with a summons and complaint filed by plaintiff shareholder Atul Ojha in New York state court against certain officers and directors of the Company, and naming the Company as a nominal defendant. The lawsuit is styled as a derivative action (the “Ojha Derivative Action”) and was originally filed (but not served on any defendant) on October 15, 2016. The Ojha Derivative Action substantively alleges that the defendants, collectively or individually, inadequately managed the business and assets of the Company resulting in the deterioration of the Company’s financial condition. The Ojha Derivative Action asserts claims including, but not limited to, breach of fiduciary duties, unjust enrichment and waste of corporate assets. On February 27, 2017, the parties to the Ojha Derivative Action executed a stipulated stay of proceedings pending resolution of the 2016 Securities Class Action. Shortly after issuance of the February 27, 2018, ruling dismissing the 2016 Securities Class Action, the parties to the Ojha Derivative Action agreed to extend the stay indefinitely, with the plaintiff having the option to vacate the stay on thirty days’ notice. Should the plaintiff seek to vacate the stay, the Company will address and defend the Ojha Derivative Action.

On September 7, 2018, the SEC commenced a legal action in the United States District Court for the Southern District of New York (the “SEC Action”) which asserts civil charges against multiple individuals and entities who are alleged to have violated the securities laws by engaging in pump-and-dump schemes in connection with certain microcap stocks and three unidentified companies. The Company is one of the three unidentified companies but is not named as a defendant. However, the SEC named as defendants Robert Ladd, the Company’s former Chief Executive Officer and President, as well as certain individuals alleged to have participated in the schemes while they were stockholders in the Company, among others. The SEC filed an amended complaint in the SEC Action on March 8, 2019. The Company, through its counsel, is monitoring the progress of the SEC Action.

In September 2018 and October 2018, various shareholders of the Company filed putative class action lawsuits against the Company, its former Chief Executive Officer and certain of its individual officers and shareholders, alleging violations of federal securities laws and seeking damages (the “2018 Securities Class Actions”). The 2018 Securities Class Action followed and referenced the allegations made against the Company’s former Chief Executive Officer and others in the SEC Action. The first putative class action lawsuit was filed on September 28, 2018, in the United States District Court for the District of New Jersey, and alleges that the named defendants engaged in a pump-and-dump scheme to artificially inflate the price of the Company’s stock and that, as a result, defendants’ statements about the Company’s business and prospects were materially false and misleading and/or lacked a reasonable basis at relevant times. The second putative class action was filed on October 9, 2018, in the United States District Court for the Southern District of New York and makes similar allegations. The Company intends to defend against the 2018 Securities Class Actions vigorously.

F-53

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 12. Commitments and Contingencies, continued

Legal, continued

In November 2018, the Company’s board received a shareholder demand letter dated November 6, 2018, from shareholders Nicholas Fulton and Kelsey Thacker (the “Fulton Demand”). The Fulton Demand referenced the SEC Action and the allegations therein, and demanded that the board take action to investigate, address and remedy the allegations raised in the SEC Action. The Company’s counsel has communicated with counsel for the shareholders, advising them concerning the existence and status of the 2018 Securities Class Actions, the Ojha Derivative Action, and the Thomas Derivative Action (defined below). Shareholders’ counsel has indicated a general willingness to defer further action until resolution of the 2018 Securities Class Actions, and counsel continue to communicate concerning the details.

On December 12, 2018, a shareholder derivative action was filed by shareholder Bob Thomas against the Company and certain of its current and former directors, officers and shareholders in New York state court, alleging breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste and seeking declaratory relief and damages (the “Thomas Derivative Action”). The underlying allegations in the Thomas Derivative Action largely repeat the allegations of wrongdoing in the 2018 Securities Class Actions. Based on recent communications between the Company’s counsel and plaintiff’s counsel in the Thomas Derivative Action, plaintiff intends to seek consolidation of this case with the Ojha Derivative Action, and then to stay the consolidated derivative action pending resolution of the 2018 Securities Class Actions. The Company-related defendants’ time to respond to the Thomas Derivative Action has been extended until thirty days after the Court rules on plaintiff’s motion.

With respect to the Thomas Derivative action plaintiffs’ counsel have indicated that they intend to move for an order consolidating the Thomas Derivative action with the shareholder derivative action captioned Oiha v. Ladd, et al., Index No. 65647/2016 (New York Supreme Court, Westchester County) and staying the consolidated action pending resolution of the pending parallel class actions captioned Klinabera v. MGT Capital Investments, et al. No. 2:18-cv-14380 (United States District Court, District of New Jersey), and Guver v. MGT Capital Investments. Inc., et al. No. 1:18-cv-09228 (United States District Court, Southern District of New York). Plaintiffs’ counsel in the Thomas Derivative action have also extended the Company’s time to respond to the complaint until 30 days after the Court rules on that motion.

The Company believes that the claims in the actions filed against the Company are without merit and intends to vigorously defend against these actions.

F-54

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 12. Commitments and Contingencies, continued

Employment agreements

On March 8, 2018, the Company entered into an employment with Robert Lowrey, effective March 1, 2018. Mr. Lowrey’s employment agreement provides that he has been appointed for an initial term of two years. Mr. Lowrey is entitled to receive an annualized base salary of $240. Mr. Lowrey will also receive a one-time signing bonus of $10. Mr. Lowrey is also eligible for a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Lowrey and the Compensation Committee. In connection with the execution of his employment agreement, the Company issued to Mr. Lowrey 750,000 shares of the Company’s restricted common stock, pursuant to the Company’s 2016 Stock Option Plan vesting over a two year period.

On April 1, 2018, the Company entered into an Amended and Restated Executive Employment Agreement (the “Employment Agreement”) with Robert Ladd, which was executed on April 6, 2018. The Employment Agreement provides that Mr. Ladd has been reappointed for an initial term of two years. Mr. Ladd is entitled to receive an annualized base salary of $360 and is also eligible for a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Ladd and the Compensation Committee. In connection with the execution of the Employment Agreement, the Company issued to Mr. Ladd 600,000 shares of the Company’s restricted common stock, pursuant to the Company’s 2016 Stock Option Plan, vesting over a two year period. On September 10, 2018, Mr. Ladd took an indefinite leave of absence from the Company in order to focus on allegations levied against him in an SEC complaint filed on September 7, 2018.

On July 11, 2018, the Company entered into an Amended and Restated Executive Employment Agreement with Stephen Schaeffer. The agreement provides that Mr. Schaeffer has been appointed Chief Operating Officer of the Company. Mr. Schaeffer will continue to serve as President of Cryptocurrency Operations, the position for which he was originally hired for a term of two years in an Executive Employment Agreement dated August 15, 2017. Mr. Schaeffer is entitled to receive an annualized base salary of $250 and is also eligible for a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Schaeffer and the Compensation Committee.

Note 13. Related Party Transactions

Janice Dyson, wife of John McAfee, the Company’s former Chief Cybersecurity Visionary, is the sole director of Future Tense Secure Systems, Inc. (“FTS”) and owns 33% of the outstanding common shares of FTS. On March 3, 2017, the Company purchased from FTS its 46% ownership interest Demonsaw for 2,000,000 shares of MGT common stock. The Company recorded the purchase using the fair value of the common shares provided of $2,500 and immediately impaired the equity method investment during the three months ended March 31, 2017.

On May 9, 2016, the Company entered a consulting agreement with FTS, pursuant to which FTS would provide advice, consultation, information and services to the Company including assistance with executive management, business and product development and potential acquisitions or related transactions. On January 26, 2018, the Company terminated its agreement with FTS. During the year ended December 31, 2018 and 2017, the Company recorded consulting fees of $137 and $360, respectively, to FTS for such services. As of December 31, 2018, the Company owed $0 to FTS.

F-55

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per–share amounts)

Note 14. Employee Benefit Plans

The Company maintains defined contribution benefit plans under Section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company may make discretionary contributions of up to 100% of employee contributions. During the year ended December 31, 2018 and 2017, the Company made contributions to the 401(k) Plan of $18 and $10, respectively.

Note 15. Subsequent Events

The Company has evaluated the impacts of subsequent events through April 16, 2019, and has determined that no such events occurred that were required to be reflected in the consolidated financial statements, except as described within the above notes and described below.

Modification of Notes Payable

On January 7, 2019, the Company entered into an amendment to its May 2018 Notes to (a) forego the installment payments due on December 23, 2018 and January 23, 2019; (b) extend the maturity date of the note to May 23, 2019; (c) pay the Lender an extension fee in the amount of $21 and (d) give the Company the option of paying each installment payment in shares of common stock at a price equal to 80% of the lowest volume weighted average price for the previous 10 trading days.

On January 28, 2019, the Company entered into an amendment to its June 2018 Note to (a) forego the installment payment due on January 1, 2019, February 1, 2019, and March 1, 2019; (b) extend the maturity date of the note to October 1, 2019; and (c) to increase the principal amount on the note by $527.

Shares issued to consultants

Subsequent to December 31, 2018 through April 16, 2019, the Company issued 190,500 shares of its common stock to consultants in exchange for services.

Equity Purchase Agreement

Subsequent to December 31, 2018, through April 16, 2019, the Company issued 67,000,000 shares of its common stock under the Equity Purchase Agreement in exchange for $3,277.

Sale of Preferred Stock

On April 12, 2019, the Company’s Board of Directors approved the authorization of 200 shares of Series C Convertible Preferred Stock with a par value of $0.001 and a stated value of $10,000 per share (“Series C Preferred Shares”). The holders of the Preferred Shares are not entitled to vote their shares or receive dividends. At any time prior to the one-year anniversary from the issuance date, the Company may redeem the Series C Preferred Shares at 1.4 times the Stated Value, following which the Company may redeem the  Series C Preferred Shares at 1.2 times the Stated Value.

Each Series C Preferred Share is convertible into shares of the Company’s common stock in an amount equal to the greater of: (a) 200,000 shares of common stock or (b) the amount derived by dividing the Stated Value by the product of 0.7 times the market price of the Company’s common stock, defined as the lowest trading price of the Company’s common stock during the ten day period preceding the conversion date. The holder may not convert any Series C Preferred Shares if the total amount of shares, together with holdings of its affiliates, following a conversion shall exceed 9.99% of the Company’s commons stock. The common shares issued upon conversion have been registered under the Company’s registration statement on Form S-3. On April 12, 2019, the Company sold 190 Series C Preferred Shares for $2,000.

F-56

Sale of Common Stock

On April 12, 2019, the Company entered into a Purchase Agreement with an accredited investor whereby it sold 17,500,000 shares of its common stock for $525 pursuant to the Company’s registration statement on Form S-3.

Settlement Agreement

On March 22, 2019, the Company entered into a settlement agreement to terminate its Data Center Hosting Agreement in Washington. The Company conveyed its ownership of its mining assets located in the hosting facility for full satisfaction of $77k in outstanding hosting service fees.

Note 16. Financial Statement Correction of an Immaterial Misstatement

During the first quarter of 2019, the Company identified certain adjustments required to correct balances within notes payable, accretion of debt discount, and the gain on extinguishment of debt relating to the modification to the June 2018 Note that had occurred on December 10, 2018. The Company had incorrectly calculated the fair value of the June 2018 Note as the date of its modification, which in turn, led the Company to calculate an incorrect gain on extinguishment and an incorrect accretion of debt discount. The errors discovered resulted in an overstatement of the Company’s notes payable balance of $566 as of December 31, 2018, and an overstatement of the accretion of debt discount of $14 and understatement on the gain on extinguishment of $580 for the year ended December 31, 2018.

Based on an analysis of Accounting Standards Codification (“ASC”) 250 – “Accounting Changes and Error Corrections” (“ASC 250”), Staff Accounting Bulletin 99 – “Materiality” (“SAB 99”) and Staff Accounting Bulletin 108 – “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), the Company determined that these errors were immaterial to the previously-issued consolidated financial statements for the year ended December 31, 2018. In accordance with ASC 250, the Company has corrected these immaterial errors to its consolidated financial statements as of and for the year ended December 31, 2018 presented in this registration statement.

The effect on these revisions on the Company’s consolidated balance sheet and consolidated statement of operations and comprehensive loss as of and for the year ended December 31, 2018 is as follows:

	As previously reported at December 31, 2018	Adjustment	As revised at December 31, 2018
Notes payable, net of discount	$1,851	$(566)	$1,285
Total current liabilities	2,398	(566)	1,832
Total liabilities	2,398	(566)	1,832
Accumulated deficit	(405,285)	566	(404,719)
Total stockholders’ deficit	(1,875)	566	(1,309)

	As previously reported for the year ended December 31, 2018	Adjustment	As revised for the year ended December 31, 2018
Accretion of debt discount	$(905)	$(14)	$(919)
Gain on extinguishment of debt	1,295	580	1,875
Total other non-operating income	74	566	640
Net loss	(23,849)	566	(23,283)
Net loss attributable to common stockholders	(26,363)	566	(25,797)

F-57

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the U.S. Securities and Exchange Commission registration fee.

Item	Amount to be paid
SEC registration fee	$445.39
Legal fees and expenses	30 ,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous fees and expenses	500.00
Total	$45,945.39

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article NINTH of our Restated Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

Article IX of our Amended and Restated By-Laws states: The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

(in thousands, except share and per share amounts)

2016

In May 2016, the Company entered into Warrant Modification Agreements (the “$3 Warrant Modification Agreements”) with holders of 517,796 of Common Stock Purchase Warrants issued in connection with the Company’s private placement offering dated May 24, 2012. The warrants entitled its holders to purchase the Company’s Common stock at an exercise price of $3 per Company share for a period of five years from the date of issuance (the “$3 Warrants”). Under the terms of the $3 Warrant Modification Agreements, the exercise price of the $3 Warrants was reduced to $0.25 per share. During the three months ended June 30, 2016, the Company issued 517,796 shares of Common stock for gross proceeds of $129 in connection with exercise of the $3 Warrants and recorded a Warrant modification expense of $431 related to the $3 Warrant Modification Agreements.

Also in May 2016, the Company entered into agreements with the holders of 2,800,000 Common Stock Purchase Warrants issued in connection with the Company’s private placement offering dated October 8, 2015 (the “2015 Warrants”). Pursuant to its terms, each 2015 Warrant entitled the holder to purchase two shares of Company’s Common stock at a price of $0.25 per share on the earlier of: (i) one year from the date of issue, or (ii) the occurrence of certain corporate events, including a private or public financing in which the Company receives gross proceeds of at least $7,500; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company (each, a “Qualifying Transaction”). In the absence of a Qualifying Transaction, the Company allowed holders of the 2015 Warrants to accelerate exercise, if the holder agreed to pay an exercise price of greater than $0.25 per share. All 2015 Warrants were exercised under this agreement, with the Company issuing a total of 5,600,000 shares of Common stock for gross proceeds of $2,298, or approximately $0.41 per share. Due to the gain, no income statement impact was recorded as a result of the above exercises.

In August 2016, the Company entered into agreements with the holders of 460,000 Common Stock Purchase Warrants issued in connection with the Company’s Securities Purchase Agreement offering dated August 2, 2016. Pursuant to its terms, each holder received two detachable Warrants (“Warrant”), for each one thousand dollars invested, each of which is exercisable for one hundred (100) shares of the Company’s common stock: Each Warrant has an exercise price of $3.31 per share, and is exercisable for a period of thirty–six (36) months from the date of issuance. All issued warrants are exercisable and expire through 2018. The Company issued 460,000 shares in exchange of warrants valued at $600, 400 which was recognized as a loss on extinguishment of debt.

During June 2016, the Company issued 80,000 shares of common stock valued at $232 in exchange for 403,029 warrants.

On September 29, 2016, the Company agreed to rescind that certain Subscription Agreement dated September 1, 2016 (the “Agreement”) with an investor (“Investor”) pursuant to which, the Investor agreed to purchase in a private placement, subject to certain conditions, an aggregate of four hundred fifty thousand (450,000) restricted shares of the Company’s common stock, par value $0.001 (“Shares”) at a purchase price of three dollars ($3.00) per Share, for aggregate proceeds of one million three hundred fifty thousand dollars ($1,350).

On September 29, 2016, the Company agreed to rescind that certain Subscription Agreement dated September 1, 2016 (the “Agreement”) with an investor (“Investor”) pursuant to which, the Investor agreed to purchase in a private placement, subject to certain conditions, an aggregate of four hundred fifty thousand (450,000) restricted shares of the Company’s common stock, par value $0.001 (“Shares”) at a purchase price of three dollars ($3.00) per Share, for aggregate proceeds of one million three hundred fifty thousand dollars ($1,350).

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Issuance of Common Stock 2017

During February and March 2017, the Company sold 1,625,000 shares of its common stock to accredited investors at a purchase price of $0.40 per share for total proceeds received of $650. In addition, for every share purchased, the Investors received detachable warrants, as follows: (i) one Series A Warrant; (ii) one Series B Warrant; and (iii) one Series C Warrant.

During May 2017, the Company sold 1,250,000 shares of its common stock at a purchase price of $0.40 per share for total proceeds of $500. In addition, for every share purchased, the investors received detachable warrants, as follows: (i) one Series A Warrant; (ii) one Series B Warrant; and (iii) one Series C Warrant.

Each Series A Warrant is exercisable for one share of common stock, for a period of three years at a price of $0.50 per share. Each Series B Warrant is exercisable for one share of common stock, for a period of three years at a price of $0.75 per share, and each Series C Warrant is exercisable for one share of common stock, for a period of three years at a price of $1.00 per share.

On May 18, 2017, the Company issued 200,000 shares of its common stock in connection with an amendment to the Iliad Note valued at $118.

During August and September, 2017, the Company issued 220,000 shares of its common stock in satisfaction of accounts payable of $401.

On October 12, 2017 and November 30, 2017, the Company issued 347,400 shares and 88,700 shares, respectively, of its common stock in connection with two management agreements with two accredited investors, Deep South Mining LLC and BDLM, LLC.

On December 7, 2017, a holder of one of the Company’s convertible notes payable converted their note but requested that the Company not issue the shares due to ownership limitation provisions. On February 6, 2018 and March 26, 2018, the ownership limitations were satisfied and the Company issued 3,381,816 shares of its common stock to this former note holder.

On December 15, 2017, the Company sold 2,000,000 shares of its common stock in a private placement, but the owners of the shares requested that these shares not be issued due to ownership limitations. On June 20, 2018, the Company issued 750,000 of these shares. On July 13, 2018 and July 20, 2018, the Company issued the remaining shares not issued under the December private placement.

Warrants 2017

During February and March, 2017, the Company issued warrants to purchase 4,875,000 shares of the Company’s common stock in connection with private placements. One third of the warrants have an exercise price of $0.50 per share, one third of the warrants have an exercise price of $0.75 per share and one third of the warrants have an exercise price of $1.00 per share. All of the warrants expire three years from the date of issuance.

On March 10, 2017, the Company issued a warrant to purchase 400,000 shares of the Company’s common stock to L2 Capital in connection with the March 2017 Equity Purchase Agreement. These warrants have an exercise price of $0.957 per share and expire on March 10, 2024.

On May 1, 2017, the Company issued warrants to purchase 360,000 shares of the Company’s common stock to the holders of the May 2017 Notes. These warrants have an exercise price of $0.50 per share and expire on May 31, 2022.

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On May 18, 2017, the Company issued warrants to purchase 1,231,819 shares of the Company’s common stock to Iliad, in connection with the issuance of the Iliad Note. These warrants have an exercise price of $1.05 per share and expire on May 31, 2022. On December 8, 2017, in connection with the Iliad Settlement Agreement (see Note 9), the Company increased the number of shares issuable under this warrant to 1,724,547 shares and decreased the exercise price to $0.75 per share. The Company and Iliad also capped the number of shares issuable under a cashless exercise to 5,173,640 shares. On December 14, 2017, Iliad exercised 1,348,186 warrants on a cashless basis and received 5,173,640 shares of common stock. Iliad subsequently forfeited the remaining 376,361 warrant shares as the remaining warrants were no longer able to be exercised.

On May 1, 2017, the Company issued warrants to purchase 3,750,000 shares of the Company’s common stock in connection with a private placement. One third of the warrants have an exercise price of $0.50 per share, one third of the warrants have an exercise price of $0.75 per share and one third of the warrants have an exercise price of $1.00 per share. All of the warrants expire three years from the date of issuance.

In June 2017, the Company issued warrants to purchase 1,000,000 shares of the Company’s common stock in connection with a private placement. The warrants have an exercise price of $1.25 per share. All of the warrants expire three years from the date of issuance.

On August 9, 2017, the Company issued warrants to purchase 360,000 shares of the Company’s common stock to the holders of the August 2017 Notes. The warrants have an exercise price of $1.05 per share and expire five years from the date of issuance. On December 7, 2017, the exercise price of these warrants was decreased to $0.75 per share due to down round provisions in the warrant and accordingly the Company issued additional 144,000 warrants.

On August 18, 2017, the Company issued warrants to purchase 861,905 shares of the Company’s common stock to the holder of the UAHC Note. The warrants have an exercise price of $1.05 per share and expire five years from the date of issuance. On December 7, 2017, in connection with the UAHC Settlement Agreement (see Note 7), the Company increased the number of shares issuable under this warrant to 1,206,667 shares and decreased the exercise price to $0.75 per share. The Company and UAHC also capped the number of shares issuable under a cashless exercise to 3,620,001 shares.

On September 1, 2017, in accordance with the terms of the warrant (see Note 7) upon the funding of the Second Note, the shares issuable under the warrants issued to L2 Capital on March 10, 2017 increased by 417,975 shares. All other terms remained the same. As described in Note 7, the fair value of the additional warrant shares were recorded as a discount on the Second Note.

On September 8, 2017, L2 Capital exercised warrants to purchase 800,000 common shares on a cashless basis and the Company issued 620,282 shares of the Company’s common stock.

On September 12, 2017, the Company issued a warrant to purchase 1,000,000 shares of the Company’s common stock to the holder of the September 2017 Note. The warrant has an exercise price of $2.00 per share and expires three years from the date of issuance.

On September 29, 2017, the holders of the May 2017 Notes exercised their warrants to purchase 360,000 shares of the Company’s common stock on a cashless basis. The Company issued 226,666 shares of its common stock to these holders.

On November 1, 2017, the Company received proceeds of $94 from the exercise of a warrant to purchase 125,000 shares at an exercise price of $0.75 per share.

2018

On January 17, 2018, the Company received $281 from the exercise of warrants to purchase 375,000 shares of common stock.

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On March 15, 2018, the Company received $80 from the issuance of 200,000 shares of common stock to an investor.

On April 30, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

On May 2, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

During the year ended December 31, 2018, the Company issued an aggregate of 8,469,251 shares of common stock in exchange for the cashless exercise of warrants to purchase 3,954,530 shares of common stock.

During the year ended December 31, 2018, the Company issued 2,387,273 shares of its common stock to consultants in exchange for services. These services were valued using the value of the shares issued of $2,272. During the year ended December 31, 2017, the Company issued 2,574,000 shares of its common stock to consultants in exchange for services. These services were valued using the value of the shares issued of $4,629.

On August 30, 2018, the Company and L2 Capital, LLC (“L2 Capital”), a Kansas limited liability company, entered into an equity purchase agreement (the “August Equity Purchase Agreement”), pursuant to which the Company may issue and sell to L2 Capital from time to time up to $35,000 of the Company’s common stock that is registered with the SEC under a registration statement on a Form S–3. Pursuant to the August Equity Purchase Agreement, the Company may require L2 Capital to purchase shares of common stock that is equal to the lesser of $500 and 200% of the average trading volume of the common stock in the ten prior trading days, upon the Company’s delivery of a put notice to L2 Capital. L2 Capital shall purchase such number of shares of common stock at a per share price that equals to the lowest volume weighted average trading price of the common stock during the five prior trading days multiplied by 93.5%.

On November 30, 2018, the Company and L2 Capital entered into an amendment (the “EPA Amendment”) to the August Equity Purchase Agreement. Under the August Equity Purchase Agreement, the Company has the right, but no obligation, to sell from time to time at its sole discretion to L2 Capital shares of the Company’s common up to $35,000. The EPA Amendment amends the aggregate value of the common stock that can be sold to L2 from $35,000 to $50,000. Subject to the terms of the EPA and Amendment, the Company may by notice (a “Put Notice”) delivered to L2 Capital require L2 Capital to purchase a number of shares (the “Put Shares”) of the common stock that is equal to the lesser of $500 and 200% of the average trading volume of the common stock in the ten trading days immediately preceding the date of such Put Notice. The Amendment and EPA provide that the Purchase Price for such Put Shares will be the lowest traded price on the Principal Market for any Trading Day during the five trading days either following or beginning on the date on which L2 Capital receives delivery of the Put Shares into its brokerage account, which period is referred to as the Valuation Period, multiplied by 95.0%.

During the year ended December 31, 2018, the Company issued 33,650,000 shares of its common stock in exchange for $2,760. Of that amount, $1,312 was applied directly as payment against the August 2018 Note and the December 2018 Note.

During the year ended December 31, 2018, the Company charged $301 against the Equity Purchase Agreement related to deferred financing costs from its previous equity purchase agreement, which was terminated concurrent with the commencement of the Equity Purchase Agreement.

On January 17, 2018, the Company received $281 from the exercise of warrants to purchase 375,000 shares of common stock.

On April 30, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

On May 2, 2018, the Company received $313 from the exercise of warrants to purchase 625,000 shares of common stock.

II-5

During the year ended December 31, 2018, the Company issued an aggregate of 8,469,251 shares of common stock in exchange for the cashless exercise of warrants to purchase 3,954,530 shares of common stock.

On April 9, 2019, the Company entered into an amendment to one of its May 2018 Notes to (a) forego the installment payments due on February 23, 2019 and March 23, 2019; and (b) extend the maturity date of the note to August 15, 2019. In exchange for the amendment, the Company compensated the holder of the note by increasing the outstanding principal due by $50.

On May 10, 2019, the two holders of the notes issued in May 2018 in the principal amount of $840 assigned and sold all notes to a single unaffiliated investor. On the same date, the Company and new investor executed a letter agreement to amend the terms of the May 2018 Notes to allow the new investor to convert the total outstanding principal amount of $421 into shares of the Company’s common stock, at a price equal to 70% of the lowest trading price during the 20 days preceding the conversion dates, or any lower price made available to any other holder of the Company’s securities. This amendment also eliminated the Company’s mandatory monthly amortization payments and extended the maturity of the May 2018 Notes until August 15, 2019. On May 15, 2019, the Company issued 10,568,087 shares of its common stock pursuant to the full conversion of the May 2018 Notes.

Also on May 10, 2019, the Company executed a letter agreement with the holder of the note issued in June 2018 in the principal amount of $3,600 to amend the terms of the June 2018 Notes to allow the holder to covert the total outstanding principal amount of $3,159 into shares of the Company’s common stock, at a price equal to 70% of the lowest trading price during the 20 day preceding the conversion dates, or any lower price made available to any other holder of the Company’s securities. This amendment also eliminates the Company’s mandatory monthly amortization payments and extended the maturity of the June 2018 Note until December 15, 2019. After such date, and within 10 business days, any outstanding balance shall be satisfied, at the Company’s election, either with: cash, common stock conversion, or any combination thereof.

On May 9, 2019, the Company reached a modification agreement with the holder of six separate warrants entitling the holder to purchase a total of 4,000,000 shares of the Company’s common stock at prices of between $0.50 per share and $2.00 per share at various times until September 2022. In return for the immediate exercise of all warrants, the holder was permitted to exercise at a price of $0.03 per share, or $120.

On April 12, 2019, the Company’s Board of Directors approved the authorization of 200 shares of Series C Convertible Preferred Stock with a par value of $0.001 and a stated value of $10,000 per share (“Preferred Shares”). The holders of the Preferred Shares are not entitled to vote their shares or receive dividends. At any time prior to the one-year anniversary from the issuance date, the Company may redeem the Preferred Shares at 1.4 times the stated value, following which the Company may redeem the Preferred Shares at 1.2 times the stated value.

Each Preferred Share is convertible into shares of the Company’s common stock in an amount equal to the greater of: (a) 200,000 shares of common stock or (b) the amount derived by dividing the stated value by the product of 0.7 times the market price of the Company’s common stock, defined as the lowest trading price of the Company’s common stock during the ten day period preceding the conversion date. The holder may not convert any Preferred Shares if the total amount of shares, together with holdings of its affiliates, following a conversion shall exceed 9.99% of the Company’s common stock. The common shares issued upon conversion were registered under the Company’s registration statement on Form S-3. On April 12, 2019, the Company sold 190 Preferred Shares for $1,900. During April , May and June of , holders of the preferred shares converted 43 of their Preferred Shares into 11,638,068 shares of common stock.

Except as otherwise noted, the securities in these transactions were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith. The proceeds from these sales were used for general corporate purposes.

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ITEM 16. EXHIBITS.

(a) Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of MGT Capital Investments, Inc., as amended. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

3.2	Amended and Restated Bylaws of MGT Capital Investments, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on January 30, 2014).

3.3	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 18, 2019).

4.1	Certificate of Designation of 12% Series B Preferred Stock of MGT Capital Investments, Inc., filed with the Delaware Secretary of State on January 11, 2019 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on January 14, 2019).

5.1**	Opinion of Olshan Frome Wolosky LLP

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 24, 2017).

10.2	Form of Series A Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on February 24, 2017).

10.3	Form of Series B Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on February 24, 2017).

10.4	Form of Series C Warrant (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on February 24, 2017).

10.5	Demonsaw LLC Membership Interest Purchase Agreement, dated as of March 3, 2017, by and between Future Tense Secure Systems Inc. and MGT Capital Investments, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 9, 2017).

10.6	Equity Purchase Agreement, dated as of March 10, 2017, by and between MGT Capital Investments, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 18, 2017).

10.7	Convertible Promissory Note, dated as of March 10, 2017, by MGT Capital Investments, Inc. in favor of L2 Capital, LLC (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on May 18, 2017).

10.8	Securities Purchase Agreement, dated as of March 10, 2017 by and between MGT Capital Investments, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on May 18, 2017).

10.9	Convertible Promissory Note, dated as of March 10, 2017, by MGT Capital Investments, Inc. in favor of L2 Capital, LLC (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed with the SEC on May 18, 2017).

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10.10	Common Stock Purchase Warrant, dated as of March 10, 2017, by and between L2 Capital, LLC and MGT Capital Investments, Inc. (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the SEC on May 18, 2017).

10.11	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 24, 2017).

10.12	Form of Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 24, 2017).

10.13	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 24, 2017).

10.14	Security Agreement, dated as of May 18, 2017, by MGT Mining One, Inc., in favor of Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on May 24, 2017).

10.15	Employment agreement by and between the Company and Stephen Schaeffer dated August 15, 2017 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on November 19, 2018).

10.16	First amendment to the employment agreement by and between the Company and Stephen Schaeffer dated February 1, 2018 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on November 19, 2018).

10.17	Second amendment to the employment agreement by and between the Company and Stephen Schaeffer dated July 11, 2018 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on November 19, 2018).

10.18	Securities Purchase Agreement, dated as of August 18, 2017, by and among MGT Capital Investments, Inc., MGT Mining Two, Inc., and UAHC Ventures LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 28, 2017).

10.19	Form of the Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 28, 2017).

10.20	Form of the Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on August 28, 2017).

10.21	Form of Management Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 16, 2017).

10.22	Form of Acknowledgement and Acceptance Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on October 16, 2017).

10.23	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on October 16, 2017).

10.24	Settlement Agreement, dated as of December 8, 2017, by and among Iliad Research and Trading, L.P., MGT Capital Investments, Inc. and MGT Mining One, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 14, 2017).

10.25	Settlement Agreement, dated as of December 8, 2017, by and among UAHC Ventures, LLC, MGT Capital Investments, Inc. and MGT Mining Two, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on December 14, 2017).

10.26	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 21, 2017).

II-8

10.27	Form of Warrant to Purchase Shares of Common Stock (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on December 21, 2017).

10.28	Executive Employment Agreement, by and between MGT Capital Investments, Inc. and Robert S. Lowrey, effective as of March 8, 2018 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 9, 2018).

10.29	Employment Agreement, by and between MGT Capital Investments, Inc. and Robert Ladd, dated as of April 1, 2018 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 12, 2018).

10.30	Securities Purchase Agreement, dated as of May 23, 2018, by and among MGT Capital Investments, Inc. and Gemini Special Opportunities Fund, LP and Black Mountain Equities, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 25, 2018).

10.31	Promissory Note in favor of Gemini Special Opportunities Fund, LP dated May 23, 2018 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on May 25, 2018).

10.32	Promissory Note in favor of Black Mountain Equities, Inc. dated May 23, 2018 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 25, 2018).

10.33	Note Purchase Agreement, dated as of June 1, 2018, by and between MGT Capital Investments, Inc. and Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 7, 2018).

10.34	Promissory Note, dated as of June 1, 2018 by MGT Capital Investments, Inc., in favor of Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on June 7, 2018).

10.35	Second Amendment to the Promissory Note, dated as of December 10, 2018, by and between MGT Capital Investments, Inc. and Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

10.36	Equity Purchase Agreement dated as of August 30, 2018, by and between MGT Capital Investments, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 30, 2018).

10.37	Amendment to the Equity Purchase Agreement, dated as of November 30, 2018, by and between MGT Capital Investments, Inc. and L2 Capital, LLC. (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

10.38	Registration Rights Agreement by and between MGT Capital Investments, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 30, 2018).

10.39	Data Mining Facility Leasing Agreement, dated as of October 23, 2018, by and between MGT Capital Investments, Inc. and 3G Venture LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 29, 2018).

10.40	Form of Securities Purchase Agreement, dated as of January 11, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 14, 2019).

10.41	Form of Promissory Note, dated January 11, 2019 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 14, 2019).

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10.42	Form of Rescission and Cancellation Agreement, dated January 22, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 24, 2019).

10.43	Common Stock Purchase Agreement dated April 12, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 18, 2019).

10.44	Preferred Stock Purchase Agreement dated April 12, 2019 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 18, 2019).

10.45	Form of Preferred Stock Purchase Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on April 18, 2019).

10.46	Agreement, effective as of May 1, 2019, by and among MGT Capital Investments, Inc., N 4th Street LLC, and Bit5ive LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 15, 2019)

10.47	Resignation and Release Agreement, dated May 13, 2019, by and between Stephen Schaeffer and MGT Capital Investments, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 15, 2019)

10.48	Equity Purchase Agreement, dated June 3, 2019, between the Company and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 3, 2019).

10.49	Registration Rights Agreement, dated June 3, 2019, between the Company and Oasis Capital, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 3, 2019).

21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

23.1 **	Consent of RBSM LLP.

23.2**	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this registration statement).

31.1	Certification pursuant to Section 302 of the Sarbanes–Oxley Act of 2002 of Principal Executive Officer (incorporated by reference to Exhibit 31.1 to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

31.2	Certification pursuant to Section 302 of the Sarbanes–Oxley Act of 2002 of Principal Financial and Accounting Officer (incorporated by reference to Exhibit 31.2 to the Annual Report on Form 10-K filed with the SEC on April 16, 2019)

32	Certification pursuant to Section 906 of the Sarbanes–Oxley Act of 2002 of Principal Executive Officer, Principal Financial and Accounting Officer (incorporated by reference to Exhibit 32 to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

101.INS	XBRL Instance Document (incorporated by reference to Exhibit 101.INS to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

101.SCH	XBRL Taxonomy Extension Schema (incorporated by reference to Exhibit 101.SCH to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (incorporated by reference to Exhibit 101.CAL to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (incorporated by reference to Exhibit 101.DEF to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

101.LAB	XBRL Taxonomy Extension Labels Linkbase Document (incorporated by reference to Exhibit 101.LAB to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (incorporated by reference to Exhibit 101.LAB to the Annual Report on Form 10-K filed with the SEC on April 16, 2019).

*	Previously filed
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

June 19 , 2019	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Ladd	President, Chief Executive Officer and Director	June 19 , 2019
Robert B. Ladd	(Principal Executive Officer)

/s/ H. Robert Holmes *	Director	June 19 , 2019
H. Robert Holmes

/s/ Michael Onghai *	Director	June 19 , 2019
Michael Onghai

/s/ Robert S. Lowrey *	Chief Financial Officer	June 19 , 2019
Robert S. Lowrey	(Principal Financial and Accounting Officer)

*By:	/s/ Robert B. Ladd
Robert B. Ladd
Attorney-in-Fact

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